Exhibit 10.27

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is made as of the 20th day of November, 2014 between Seattle Biomedical Research Institute, a Washington nonprofit corporation having a principal address at 307 Westlake Ave N., Suite 500, Seattle, WA 98109-5219 (“Sublandlord”), and Juno Therapeutics, Inc., a Delaware corporation having a principal address at 307 Westlake Avenue N., Suite 300, Seattle, WA 98109-5219 (“Subtenant”).

Sublandlord, as assignee of Children’s Hospital and Regional Medical Center, a Washington nonprofit corporation (“Original Tenant”) is the tenant under that certain lease agreement with 307 Westlake LLC, a Washington limited liability company as landlord (“Landlord”) (the “Master Lease”), for space (the “Premises”) located in the building (the “Building”) described below. The Premises consists of approximately 48,274 square feet of biomedical laboratory research and office space located on the second and third floors of the Building.

Building:	307 Westlake Avenue North Seattle, Washington

A copy of the Master Lease is attached as Exhibit A.

The Building, and the land on which the Building is located, and the common areas in the Building and on the land are referred to collectively as the Property (the “Property”).

In consideration of the covenants and promises contained in this Sublease, the parties agree as follows:

1. Sublease Premises. Sublandlord agrees to sublease to Subtenant, and Subtenant agrees to sublease from Sublandlord, 17,841 rentable square feet of the 26,212 rentable square feet located on the second floor of the Building, measured pursuant to BOMA standards of measurement, which is about sixty-eight percent (68%) of the second floor of the Building (the “Sublease Premises”). The Sublease Premises are depicted in Exhibit B. Subtenant has no right under this Sublease to use or access any areas of the Building or Property outside of the Sublease Premises except for rights of ingress and egress over and rights to use common areas, including common entryways, corridors and elevators.

2. Term. This Sublease shall commence upon the date that Sublandlord delivers possession of the Sublease Premises to Subtenant in accordance with the requirements of this Lease (the “Commencement Date”) and, subject to earlier termination in accordance with the terms of this Sublease, shall terminate on June 29, 2017 (the “Expiration Date”) (the period between the Commencement Date and the Expiration Date is referred to herein as the “Term”). Notwithstanding the foregoing, in no event shall the Commencement Date be prior to November 1, 2014. Sublandlord’s failure to deliver possession on or before December 3, 2014, shall not affect the validity of this Sublease or the obligation of Subtenant hereunder, and Sublandlord shall not be subject to any liability for its failure to deliver possession of the full Sublease Premises on or before December 3, 2014; except that Subtenant shall be entitled to two (2) days of free Rent for every day of delay beyond December 3, 2014, unless such delay is due to Subtenant’s negligence or intentional misconduct.

Subtenant may terminate this Sublease with respect to all, but not less than all, of the Sublease Premises effective any date following March 31, 2016 by providing at least one hundred and twenty (120) days’ prior written notice to the Sublandlord of its election to early terminate this Sublease.

If, through exercise of an extension option, or otherwise, Sublandlord has the right to possession of the Premises for at least twelve (12) month’s beyond the Expiration Date, then (provided Subtenant is not then in default) Subtenant may, by written notice delivered to Sublandlord at least six (6) months prior to the Expiration Date, request to extend the Term of this Sublease for up to 364 additional days following the Expiration Date (the “Extended Term”); it shall be within Sublandlord’s sole and absolute discretion whether to grant the request for the Extended Term, and Sublandlord shall notify Subtenant of Sublandlord’s decision within thirty (30) days after receipt of the extension request. Subtenant’s tenancy during the Extended Term, if any, shall be on the same terms and conditions as described herein except (i) Subtenant shall have no additional rights to extend the Term, and (ii) Monthly Rent shall be at One Hundred and Three Percent (103%) of the then-current Monthly Rent.

3. Rent.

3.1 Monthly Rent. Commencing on the Commencement Date, and continuing through the Term, Subtenant shall pay to Sublandlord monthly rent (the “Monthly Rent”) in advance on the first day of each month without any prior demand and without any deduction or offset whatsoever, as follows:

Period	Annual Rate Per Square Foot	Monthly Rent
Commencement Date – Month 12*	$42.00	$62,443.50
Month 13-24	$43.26	$64,316.81
Months 25-Expiration Date	$44.56	$66,249.58

*	Regardless of the Commencement Date, “Month 12” means and refers to the month ending November 30, 2015.

Monthly Rent for any partial month at the beginning or the end of the Term shall be prorated in proportion to the number of days in such month.

3.2 Additional Rent. During the Term, in addition to paying the Monthly Rent specified in Section 3.1 above, Subtenant shall pay Subtenant’s Share of the annual “Operating Cost Share Rent,” “Tax Share Rent,” and “Additional Rent” (all as defined in Section 2(a) of the

Master Lease) allocated to the tenants of the Building under the Master Lease and payable during the Term. “Subtenant’s Share” shall mean sixty-eight percent (68.0%) , based upon the ratio of the number of rentable square feet of the Sublease Premises to the total number of rentable square feet on the second floor of the Building (i.e., 17,841 rentable square feet divided by 26,212 rentable square feet). Such payments by Subtenant, together with any and all other amounts payable by Subtenant to Sublandlord pursuant to the terms of this Sublease (not including Monthly Rent), are hereinafter referred to as the “Additional Rent.” The calculation, payment and reconciliation of the Additional Rent payments by Subtenant and Sublandlord shall be made in the same manner as between Landlord and Tenant under Section 2(c) of the Master Lease. Sublandlord shall, at Sublandlord’s option, credit or refund to Subtenant Subtenant’s Share of any Additional Rent overpayments received by Sublandlord under the Master Lease and shall do so within at least 30 days after receipt of overpaid funds from Landlord, and Subtenant shall pay to Sublandlord any Additional Rent underpayments prior to the date due from Sublandlord under the Master Lease.

Additionally, the Subtenant shall pay monthly, as Additional Rent, its proportionate share (68%) of the Sublandlord’s second floor engineering and facility services charges (the “E&F Charges”) contract which are billed by the Landlord to the Sublandlord separately from the “Operating Cost Share Rent” under a separate contract between the Landlord and the Sublandlord (the “E&F Contract”). In 2014, the Subtenant’s proportionate share of E&F Charges is Eight Hundred and Thirty-five Dollars ($835) per month. The E&F Contract has an escalation of three percent (3%) in 2015. The Sublandlord and Landlord intend to renegotiate the E&F Contract in 2016.

If any utilities serving the Sublease Premises are separately metered, Subtenant shall pay all costs of the same attributable to the Sublease Premises directly to the providing utility. Subtenant shall also pay Sublandlord for (i) expenses incurred by Sublandlord to the extent that they relate directly to the maintenance, operation or repair of the Sublease Premises and to no other portion of the Property, and (ii) Subtenant’s pro rata share, which is 68%, based on the ratio of the number of rentable square feet of the Sublease Premises to the total number of rentable square feet in the Premises, of other reasonable expenses incurred by Sublandlord during the Term which are directly related to maintaining, operating and repairing the Building, to the extent such expenses are not included in the items set forth in the first paragraph of this Section 3.2. The expenses described in the preceding two sentences shall be included within “Additional Rent.” All invoices for such costs shall be paid by Subtenant within thirty (30) days of receipt of invoice. The expenses described in the second sentence of this paragraph shall not include, without limitation, any expenses of the type and kind which are described in Section 2(d)(ii) of the Master Lease. Sublandlord shall, at Sublandlord’s option, credit or refund to Subtenant any overpayments received by Sublandlord under this paragraph and shall do so within at least 30 days after receipt of overpaid funds from Landlord.

Subtenant and Sublandlord may enter into a separate agreement, at the Sublandlord’s sole discretion, for additional services to be provided by the Sublandlord at the Subtenant’s additional cost.

3.3 Payment. Any and all sums Subtenant is obligated to pay under the terms of this Sublease shall be construed as rent obligations in addition to the Monthly Rent set forth in this

Sublease. At Subtenant’s election and expense, Subtenant may pay Sublandlord electronically by ACH or similar means. If, at any time during the term of this Sublease, Subtenant has tendered payment by check and Subtenant’s bank has returned more than one such payment for any reason, including insufficient funds, Sublandlord may, at its option, require that all future payments be made by cashier’s check. Sublandlord shall make timely payments of any and all sums Sublandlord is obligated to pay under the Master Lease.

4. Refundable Security Deposit. By not later than December 1, 2014, Subtenant shall deposit with Sublandlord the sum of One Hundred Thousand and No/100 Dollars ($100,000.00), which shall be held by Sublandlord as a refundable security deposit for Subtenant’s performance of all of the terms, covenants and conditions of this Sublease (the “Security Deposit”). If Subtenant defaults under any provision of this Sublease, Sublandlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of Rent or Additional Rent or to reimburse Sublandlord for any amount Sublandlord may spend by reason of Subtenant’s default or to compensate Sublandlord for any loss or damage Sublandlord may suffer because of Subtenant’s default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within ten (10) days after written demand, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Sublandlord is not required to keep the Security Deposit separate from its general funds, and Subtenant is not entitled to interest on the Security Deposit. If Subtenant is not then in default under this Sublease, Sublandlord shall return the Security Deposit, or any balance thereof, to Subtenant within thirty (30) days after the later of (a) the termination or expiration of the Sublease Term, and (b) the date Subtenant vacates the Sublease Premises.

5. Personal Property; Alterations to the Sublease Premises. Sublandlord shall provide Subtenant a list of available inventory of furniture, fixtures and equipment that Sublandlord is willing to leave at the Sublease Premises for use by the Subtenant (collectively, the “Available Items”), and Subtenant shall identify in writing to Sublandlord prior to taking possession of the Sublease Premises which items it desires to utilize at the Sublease Premises over the Term (collectively, “Furniture and Fixtures”). Sublandlord makes no representations or warranties and shall have no obligations with respect to the Furniture and Fixtures. Subtenant shall be solely responsible at its cost for maintaining, repairing and/or replacing (with items of at least equivalent value and function) the Furniture and Fixtures during the Term, and shall return the same to Sublandlord in at least equivalent condition and repair as received at the end of the Term, subject to normal wear and tear and except for damage by fire or other casualty that is not Subtenant’s obligation to repair. Any Available Items that are not Furniture and Fixtures shall be removed from the Sublease Premises by Sublandlord.

Subtenant’s trade fixtures, furniture and equipment and other personal property will remain the property of Subtenant. Except as otherwise set forth in this Section 5, Subtenant shall not make any improvements in or alterations or additions (collectively, “Alterations”) to the Sublease Premises without first obtaining Sublandlord’s written consent. All Alterations shall be at the sole cost and expense of Subtenant and, except for Subtenant’s trade fixtures, furniture and equipment and other personal property (which shall remain the property of Subtenant and which shall be removed by Subtenant prior to the expiration or termination of this Sublease) and except as otherwise agreed in writing by Sublandlord and Subtenant, shall become the property of

Sublandlord and shall remain in and be surrendered with the Sublease Premises at the termination of this Sublease. Sublandlord, in its sole and absolute discretion, may elect to require Subtenant to remove from the Sublease Premises any or all Alterations upon the termination of the Sublease, and upon any such election Subtenant shall promptly do so and shall repair all damages occasioned by such removal and return the Sublease Premises to their original condition to Sublandlord’s reasonable satisfaction, normal wear and tear and damage by fire or other casualty or condemnation that is not Subtenant’s obligation to repair excepted, all at Subtenant’s sole cost and expense. Notwithstanding the foregoing, Subtenant may at the time of requesting Sublandlord’s consent to a specific Alteration also request in writing that Sublandlord elect at such time as to whether Sublandlord will require that Subtenant remove such specific Alteration at the expiration or earlier termination of the Sublease; if Subtenant so requests in writing, Sublandlord agrees to elect in writing whether Subtenant must remove such specific Alteration at the same time that Sublandlord approves of the specific Alteration, and unless Sublandlord elects that Subtenant must remove such specific Alteration, then Subtenant shall not be required to remove such specific Alterations.

All Alterations undertaken by Subtenant shall be performed by a contractor approved in advance by Sublandlord, according to plans approved in advance by Sublandlord. Subtenant shall also obtain all permits required in connection with any Alterations undertaken by Subtenant. Subtenant shall cause all work to be done in a good and workmanlike manner using materials equal to or better than those used in the construction of the Sublease Premises and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law, including, without limitation, Title III of the Americans with Disabilities Act of 1990 (“ADA”), as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented. During construction, Subtenant or its general contractor shall procure and maintain in effect all insurance coverages required under the Master Lease for construction projects and any additional insurance coverage required by Sublandlord at its reasonable discretion.

Notwithstanding anything to the contrary in this Section 5, Subtenant may make non-structural, non-mechanical and non-electrical Alterations that cost less than Ten Thousand and No/100 ($10,000) in each instance without Sublandlord’s consent; except that if such non-structural Alterations include replacing any carpeting or painting any walls within the Sublease Premises, Subtenant shall obtain Sublandlord’s prior approval of the carpet and/or paint. Subtenant may also install locks and security equipment without Sublandlord’s consent, provided Sublandlord is provided with a copy of all keys or access cards.

Sublandlord’s consent and approval under this Section 5 shall not be unreasonably withheld, conditioned or delayed.

6. Condition of Sublease Premises. By not later than December 3, 2014, Sublandlord shall complete the Sublandlord’s work listed in Exhibit B to this Sublease and shall cause the Sublease Premises to be in broom-clean condition and to be properly decommissioned in accordance with all applicable laws, codes and regulations. Sublandlord shall promptly deliver copies of all decommissioning reports to Subtenant. Within two (2) business days following the Commencement Date, Subtenant and Sublandlord shall together undertake a walk-through inspection of the Sublease Premises for purposes of confirming that the Sublease Premises are in a broom clean condition (and Sublandlord shall correct any failure to be in such broom clean condition). Subject to the foregoing requirement, Subtenant accepts the Sublease Premises in their condition as of the Commencement Date, AS IS, WHERE-IS, AND WITH ALL FAULTS. Subtenant acknowledges that neither Sublandlord nor any agent of Sublandlord has made any representation as to the condition of the Sublease Premises or their suitability for the conduct of Subtenant’s business. Subtenant and Sublandlord expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or any other kind arising out of this Sublease, and there are no warranties that extend beyond those expressly set forth in this Sublease. For the avoidance of doubt, the provisions in this Section 6 do not relieve Landlord or Sublandlord of their respective maintenance and repair obligations under and as expressly set forth in the Master Lease and this Sublease.

7. Landlord’s and Sublandlord’s Services. Under the Master Lease, Landlord is obligated to provide Sublandlord with certain operating services, maintenance and repairs (collectively, “Landlord’s Services”). To the extent Landlord’s Services apply to the Sublease Premises, Subtenant shall have the benefit of such services. Sublandlord has no obligation to furnish any of Landlord’s Services and will not be liable for any disruption or failure of such services; however, Sublandlord will provide Subtenant with at least 24 hours’ prior notice (except in the case of an emergency) if Sublandlord intends to disrupt any such services and use reasonable efforts to schedule such disruptions at a mutually convenient time, and Sublandlord will promptly advise Subtenant if Sublandlord receives notice from Landlord (and promptly following the execution of this Sublease will submit a request to Landlord that Landlord notify Subtenant directly) that Landlord intends to disrupt any such services. Such notices shall be via email, phone or in-person to Geoff Quinn or his designee. Upon receipt of written request from Subtenant, Sublandlord shall make demand upon Landlord to take all appropriate action for the correction of any defect, inadequacy or insufficiency in Landlord’s provision of Landlord’s Services.

Provided that Subtenant’s use is not deemed excessive by the Sublandlord, Subtenant shall have use of the RO/DI water, natural gas, house vacuum (provided Subtenant uses double flask liquid separation), and compressed air (requires piping at Subtenant’s expense) that are available at the Premises, at no additional charge unless otherwise noted. Subtenant understands that no phone system or server capacity exists for Subtenant’s use; Subtenant must contract for such services directly from the phone and internet service providers. Each of Subtenant and Sublandlord shall have access to and the right to use the rack space in the MDF room on the second floor of the Building, and Sublandlord may continue to occupy throughout the Term of the Sublease the rack space that it occupies as of the Commencement Date. Sublandlord shall not be liable for disruption or failure of services listed in this Section 7.

8. Subtenant’s and Sublandlord’s Maintenance and Repairs.

8.1 Maintenance of Sublease Premises. Subtenant shall, at its expense, maintain the Sublease Premises, including, without limitation, all improvements to the Sublease Premises, in their condition as of the Commencement Date and generally in good order, condition and repair to the same extent required of Sublandlord under the Master Lease. For purposes of clarification, the Sublease Premises extends to the demising walls, structural ceilings, windows, doors and floors, but does not extend beyond, above or below the aforementioned boundaries.

8.2. Repair of Building and Common Areas. Except for repairs required to be made by Landlord under the Master Lease, all repairs to the Premises other than the Sublease Premises shall be coordinated by and through Sublandlord. To the extent the repairs are not paid for from Landlord’s insurance or are not otherwise required to be made by or paid for by Landlord under the terms of the Master Lease, the costs of repair will be paid in the following manner:

(a) The Sublease Premises. Subtenant shall pay for any repairs conducted in the Sublease Premises during the Term, except to the extent that damage was caused by Sublandlord or Landlord or their respective employees, guests or agents.

(b) The Premises other than the Sublease Premises. Subtenant shall pay for any repairs conducted in the Property to the extent that damage was caused by Subtenant or an employee, guest, or agent of Subtenant.

In no event shall Sublandlord or Landlord have any liability or responsibility for repairs with respect to Subtenant’s personal property, fixtures, furniture and equipment, which shall be Subtenant’s sole obligation to insure and repair.

Subtenant shall promptly notify Sublandlord of any condition in the Property that is in need of repair.

9. Use. Subtenant shall use the Sublease Premises for biomedical laboratory research and related general office and administrative services and for no other purposes whatsoever. Subtenant shall comply with the use restrictions and obligations set out in Section 6 and Section 7 of the Master Lease.

10. Signage. Sublandlord, at its cost, shall provide Subtenant with building-standard directory signage, and Subtenant may, at its cost, display signage inside the Sublease Premises and not visible from its exterior (subject to prior approval by Sublandlord, which shall not be unreasonably withheld or delayed, and by Landlord). No other sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any door, wall or woodwork without Sublandlord’s prior consent.

11. Locks. No additional locks shall be placed upon any doors of the Sublease Premises or Premises without Sublandlord’s consent, which shall not be unreasonably withheld or delayed, and Landlord’s consent. At the termination of the Sublease, Subtenant shall surrender to Sublandlord all keys and security cards to the Sublease Premises and Premises.

12. Defaults. Any of the following occurrences shall constitute a default by Subtenant:

12.1 Failure to Pay Money When Due. If Subtenant fails to make any payment of rent, additional security deposit or any other payment required to be made by Subtenant hereunder, as and when due, and such amount remains unpaid for a five (5) day period after Subtenant’s receipt of written notice from Sublandlord.

12.2 Other Breaches. If Subtenant fails to observe or perform any other provision of this Sublease, including compliance with Landlord’s Rules and Regulations, and fails to cure such breach within the twenty (20) day period after Subtenant’s receipt of written notice from Sublandlord; provided, however, that if more than twenty (20) days are reasonably required for such cure then Subtenant shall not be deemed to be in default if Subtenant commences such cure within such 20-day period and thereafter diligently prosecutes such cure and completes the cure within the sixty (60) day period after Subtenant’s receipt of written notice from Sublandlord. However, such cure period shall not apply to Sublandlord’s right to exercise remedies under Section 13.1 with respect to Subtenant’s breach of its obligations to maintain unexpired insurance coverages in full compliance with Sections 5 and 14 of this Sublease.

Sublandlord shall be in default under this Sublease if Sublandlord fails to observe or perform any provision of this Sublease, and fails to cure such breach within the thirty (30) day period after receipt of written notice of default from Subtenant; provided, however, that if more than thirty (30) days are reasonably required for such cure then Sublandlord shall not be deemed to be in default if Sublandlord commences such cure within such 30-day period and thereafter diligently prosecutes such cure and completes the cure within the sixty (60) day period after receipt of written notice of default.

13. Remedies. If Subtenant commits a default under this Sublease, and such default is not cured within the applicable cure period, Sublandlord may do any one or more of the following, in addition to pursuing its remedies under law or the Master Lease:

13.1 Cure the default and charge the costs to Subtenant, in which case Subtenant shall pay such costs as Additional Rent promptly on demand.

13.2 Terminate this Sublease.

13.3 Enter and take possession of the Sublease Premises and remove Subtenant and all other persons and any property from the Sublease Premises, with process of law.

13.4 Hold Subtenant liable for and collect Rent and other indebtedness owed by Subtenant to Sublandlord or rent that would have accrued during the remainder of the term had there been no default, less any sums Sublandlord receives by reletting the Sublease Premises.

13.5 Hold Subtenant liable for that part of the following sums paid by Sublandlord that are attributable to the remainder of the Term:

(a) Customary broker’s fees incurred by Sublandlord in reletting part or all of the Sublease Premises;

(b) The cost of removing and storing Subtenant’s property;

(c) The cost of repairs and alterations reasonably necessary to put the Sublease Premises in a condition reasonably acceptable to a new subtenant; and

(d) Other necessary and reasonable expenses incurred by Sublandlord in enforcing its remedies under this Sublease and/or at law.

Sublandlord shall mitigate its damages by making reasonable efforts to relet the Sublease Premises on reasonable terms. Sublandlord may relet for a shorter or longer period of time than the Sublease Term and make reasonably necessary repairs and alterations. All sums collected from reletting shall be applied first to Sublandlord’s expenses of reletting, and then to the payment of amounts due from Subtenant to Sublandlord under this Sublease.

14. Insurance. During the Term, Subtenant shall maintain with respect to the Sublease Premises, at Subtenant’s sole cost and expense, any and all types and levels of insurance required to be carried by Sublandlord under the Master Lease. In addition, and without limiting the foregoing, Subtenant acknowledges and agrees that it will be required to pay as Additional Rent under Section 3.2 its proportionate share of any insurance that Sublandlord is required to pay for under the Master Lease. Subtenant shall name Sublandlord and Landlord under the Master Lease as additional insureds on its commercial general liability policy and shall provide Sublandlord and Landlord with a Certificate of Insurance certifying said coverage. All insurance carried by Subtenant shall be primary and noncontributory with respect to any insurance carried by Sublandlord or Landlord. Subtenant shall be entitled to all insurance proceeds payable from Subtenant’s insurance with respect to loss of or damage to Subtenant’s trade fixtures, furniture and equipment or other personal property.

A certificate of all insurance coverage described in the preceding providing for 30 days’ notice prior to cancellation will be furnished to Sublandlord in a form satisfactory to Sublandlord prior to the Commencement Date of this Sublease. Not less than thirty (30) days prior to the expiration date of any such policies, new certificates of insurance (bearing notations evidencing the payment of renewal premiums) shall be delivered to Sublandlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Sublandlord before such policy may be canceled.

During the Term, Sublandlord shall maintain the types and levels of insurance required to be carried by Sublandlord under the Master Lease.

15. Waiver of Recovery. Notwithstanding anything to the contrary in this Sublease, in connection with this Sublease, Sublandlord and Subtenant each release and relieve the other, and waive their entire rights of subrogation and/or recovery for, loss or damage to property located within or constituting a part or all of the Property to the extent that the loss or damage is covered by (a) the injured party’s insurance, or (b) the insurance the injured party is required to carry under Section 14, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Sublandlord or Subtenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Sublandlord and Subtenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

16. Risk. Except as otherwise expressly provided in this Section, all of Subtenant’s personal property of any kind or description whatsoever in the Property shall be at Subtenant’s sole risk. Furthermore, unless and to the extent the damage is caused by the willful misconduct of Subtenant or breach of Subtenant’s obligations under this Sublease beyond applicable cure periods, all of Sublandlord’s personal property of any kind or description whatsoever in the Property shall be at Sublandlord’s sole risk. Subject to any indemnity obligations set out in this Sublease or the Master Lease, Sublandlord and Landlord shall not be liable for any damage done to or loss of such personal property, injury to person or damage or loss suffered by the business or occupation of Subtenant arising from any acts or neglect of co-tenants or other occupants of the Building, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinkler fixtures, or from electric wires, or from gas, or odors, any defect in or failure of Building equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Building facilities or services; any defect in or failure of Common Areas; broken glass; the collapse of any Building component or caused in any other manner whatsoever unless and to the extent the damage is caused by the willful misconduct of Sublandlord or breach of Sublandlord’s obligations under this Sublease beyond applicable cure periods. Notwithstanding any other provision of this Sublease, and to the fullest extent permitted by law, each party hereby agrees that the other party shall not be liable for injury to the first party’s business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Sublease Premises or the Property, or from other sources or places including, without limitation, any interruption of services and utilities or any casualty, or from any cause whatsoever (including without limitation a party’s negligence), and regardless of whether the cause of such injury or loss or the means of repairing the same is inaccessible to Sublandlord or Subtenant. Each party may elect, at its sole cost and expense, to obtain business interruption insurance with respect to such potential injury or loss.

17. Indemnification.

17.1 Subject to Section 15 above, Subtenant will defend, indemnify and hold harmless Sublandlord and Landlord from and against any claim, liability or suit, including attorney fees, by any third party for any injury to any person or damage to or loss of property occurring (i) in or about the Sublease Premises, except to the extent such damage is caused by any act, omission, negligence or intentional act of Sublandlord or Landlord or their respective agents, employees, servants, customers, clients, contractors, or invitees, or (ii) on the Property but outside the Sublease Premises to the extent such damage is caused by Subtenant’s negligence or intentional misconduct, or that of its agents, employees, servants, customers, clients, contractors, or invitees.

Subject to Section 15 above, Sublandlord will defend, indemnify and hold harmless Subtenant from and against any claim, liability or suit, including attorney fees, by any third party for any injury to any person or damage to or loss of any property occurring (i) in or about the Sublease

Premises, or (ii) on the Property but outside the Sublease Premises, and, in either event, to the extent such damage is caused by Sublandlord’s negligence or intentional misconduct, or that of its agents, employees, servants, customers, clients, contractors, or invitees, provided, however, that Sublandlord shall have no obligations under this Section 17.1 to the extent such damage is caused by any act, omission, negligence or intentional act of Subtenant or its agents, employees, servants, customers, clients, contractors, or invitees.

For purposes of the indemnification obligations of this Section 17, none of the parties referred to in this Section 17 (Subtenant, Sublandlord and Landlord) shall be an agent, employee, servant, customer, client, contractor, or invitee of any other such party.

The indemnification obligations contained in this Section shall not be limited by any worker’s compensation, benefit or disability laws, and each indemnifying party hereby waives any immunity that the indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker’s compensation, benefit or disability laws. SUBLANDLORD AND SUBTENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS SUBLEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS SUBLEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED THOSE RELATING TO WORKER’S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY SUBLANDLORD AND SUBTENANT.

17.2 Limitation on Indemnity. In compliance with RCW 4.24.115 as in effect on the date of this Sublease, all provisions of this Sublease pursuant to which Sublandlord or Subtenant (the “Indemnitor”) agrees to indemnify the other (the “Indemnitee”) against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Sublease Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee’s agents or employees, and (b) the Indemnitor or the Indemnitor’s agents or employees, shall apply only to the extent of the Indemnitor’s negligence.

18. Casualty & Condemnation. Under certain circumstances described in the Master Lease, either Landlord or Sublandlord may terminate the Master Lease if there is a fire or other casualty damaging the Building or the Sublease Premises, or if there is a condemnation affecting the Building. Any such termination will automatically terminate this Sublease. Rent will abate in proportion to the loss of use of the Sublease Premises caused by fire or other casualty to the extent Sublandlord is entitled to same under the Master Lease. In the event a fire or other casualty causes substantial damage to the Sublease Premises, and the Sublease Premises are not substantially restored within two hundred ten (210) days to a condition substantially comparable to the condition prior to the casualty, then Subtenant may terminate this Sublease without penalty upon written notice to Sublandlord given within ten (10) days following the end of such two hundred ten (210) day period; if Subtenant provides such timely written notice, then this Sublease shall terminate thirty (30) days following Sublandlord’s receipt of the same unless the Sublease Premises are substantially restored prior to the end of such thirty (30) day period. If all or a material portion of the Sublease Premises are permanently taken by eminent domain, such that Subtenant may no longer reasonably use the Sublease Premises, then Subtenant may terminate this Sublease effective as of written notice to Sublandlord, which notice must be provided no later than ten (10) days following such taking.

19. Master Lease.

19.1 Good Standing. Sublandlord represents as follows:

(a) To Sublandlord’s actual knowledge, it has properly fulfilled all of its obligations under the Master Lease, it is not in default under the Master Lease, and it has not received notice of any breach or default of the Master Lease by Sublandlord that has not been cured as of the date of this Sublease; and

(b) Attached as Exhibit A to this Sublease is a true, correct and complete copy of the Master Lease, which is in full force and effect and which has not been modified, altered or amended except as set forth therein.

19.2 Subordination. This Sublease is subject and subordinate to the Master Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect the Property, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. Sublandlord agrees not to effect any modification or amendment of the Master Lease that materially and adversely affects the Sublease Premises or the rights or obligations of Subtenant hereunder without the written consent of Subtenant (which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if not refused within ten (10) days of written request). Subtenant agrees, upon request of Sublandlord, at any time or times, to execute and deliver to Sublandlord any and all instruments as shall be required by Landlord to effect a subordination of this Sublease to the lien of Landlord’s Mortgage (as defined in Section 18 of the Master Lease) in accordance with and subject to the terms of Section 18 of the Master Lease.

19.3 Adherence to Terms of Master Lease. Subtenant agrees to be bound by and fully comply with all obligations and responsibilities of Sublandlord as tenant under the Master Lease to the extent the same relate to the Sublease Premises; provided, however, that the following Sections and Exhibits in the Master Lease shall not apply to this Sublease:

the section titled “Schedule”;

Section 2(a) (except for definitions set out therein which may be useful in interpreting provisions of this Sublease);

Section 2(b);

Section 2(e)(iv) (except that Subtenant shall be entitled to its pro rata share of any overpayment);

Section 3;

Section 8(c);

Section 12;

Section 13;

Section 22;

Section 24;

Section 25(n);

Section 25(o);

Section 25(s);

Section 27;

Section 28;

Addendum No. 1, and Exhibits C, D, E, G, H, I, J and K.

To the extent of any conflict or discrepancy between this Sublease and the Master Lease, as between Sublandlord and Subtenant, this Sublease shall control. Notwithstanding anything herein seemingly to the contrary, Subtenant shall neither do nor permit anything to be done that could cause a default under the Master Lease or that could cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord under the Master Lease. Notwithstanding anything herein seemingly to the contrary, Sublandlord shall remain liable for all of its obligations to Landlord under the Master Lease.

Original Tenant previously made a loan to Sublandlord in an initial principal amount of $475,000, which loan amount was subsequently increased to $517,564.43 (the “Loan”). The Loan is currently evidenced by a Restated and Amended Promissory Note dated July 27, 2004 executed by Tenant in favor of Original Tenant. The parties agree that by virtue of becoming a subtenant in the Premises, Subtenant is not obligating itself to repay all or any portion of the Loan.

19.4 Sale of the Building. In the event that the Building is sold to a new owner during the Term of this Sublease, Sublandlord may, at its sole discretion, elect to negotiate a new master lease for the Premises. In such case, the new master lease will substitute for the current Master Lease, and this Sublease shall remain binding in accordance with its terms, and the parties will enter into an amendment to the Sublease to ratify the same; in the ratification amendment, the parties will also make any necessary revisions to Section 19.3. Subtenant acknowledges that the relevant parties are currently negotiating the potential sale of the Building and a potential new master lease, and that Subtenant has been provided with a draft of the potential new master lease (the “Pending Master Lease”), and Subtenant hereby consents to a new master lease substantially in the form of the Pending Master Lease and agrees to confirm its consent in writing concurrently with the execution of this Sublease.

20. Right of Entry. Sublandlord shall have the right to enter the Sublease Premises in accordance with the provisions set forth in Section 11(e) of the Master Lease (provided that the last sentence of Section 11(e) shall not apply to Sublandlord’s right of entry to the Sublease Premises). Except in the case of emergency, Sublandlord shall provide email, telephone or in-person notice of not less than 2 hours for access to the second floor MDF room, and not less than twenty four hours for all other access.

21. Parking. Subtenant shall have the right to rent up to sixteen (16) parking stalls (in an area designated by Sublandlord) at the then-current market rate for parking in the Building (the “Entitled Parking Stalls”). Sublandlord shall, in good faith, allocate between Subtenant (at approximately 50-66%) and Sublandlord (at approximately 33-50%) the total standard (non-compact) parking spaces that are allocated to Sublandlord for the second floor of the Building under the Master Lease. As of the date of mutual execution of this Sublease, the monthly rate for parking is $215.00 per stall or $3,440.00 per month, which shall be paid as Additional Rent. The monthly parking rate may be increased from time to time as set forth in the Section 25(x) of the Master Lease.

Any Entitled Parking Stalls that are not rented and paid for by Subtenant in accordance with this Section 21 may be used by the Sublandlord, but will be returned to the Subtenant for Subtenant’s use at the then-current monthly parking rate not more than thirty (30) days after Subtenant’s written request.

Subtenant shall follow all rules of use for the parking garage that may be established, from time to time, by the Sublandlord Subtenant may elect to terminate its right to use any or all parking stalls upon delivering to Sublandlord sixty (60) days’ prior written notice of its election, which parking stalls thereafter may be used by the Sublandlord.

22. Rules and Regulations. Subtenant shall observe at all times the rules and regulations promulgated by Landlord that are applicable to the Sublease Premises or any occupant thereof.

23. Subletting/Assignment.

23.1 Sublandlord Consent. Subtenant shall not sublet the Sublease Premises or assign this Sublease or any part thereof for any period of time without the prior consent of the Landlord and Sublandlord. Such consent by Sublandlord shall not be unreasonably withheld except: (a) Sublandlord may withhold in its absolute and sole discretion consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Sublease or the Sublease Premises by Subtenant, whereby this Sublease or any interest therein becomes collateral for any obligation of Subtenant; (b) Sublandlord may withhold in its absolute and sole discretion consent if Landlord does not consent to the proposed transfer; and (c) Sublandlord may withhold in its absolute and sole discretion consent if Sublandlord determines that the proposed transferee is a business competitor of Sublandlord. It is agreed that any of the following factors, or any other reasonable factor, will be reasonable grounds for Sublandlord deciding whether to consent to Subtenant’s request: (i) the use or occupancy by any proposed assignee, subtenant or other transferee is not consistent with the maintenance and operation of a Class A biotech and office building due to the nature of the proposed occupant’s business or the manner of conducting its business or its experience or reputation in the community, (ii) the use or occupancy by any proposed assignee, subtenant or other transferee is likely to cause disturbance to, or is inconsistent with, the intended use and occupancy of the Building by Sublandlord or other occupants; and (iii) notwithstanding that Subtenant or others remain liable under this Sublease, whether the proposed assignee, subtenant or other transferee has a net worth, financial strength and credit record satisfactory to meet all of the obligations of Subtenant under this Sublease and a history of succession operation. Fifty percent (50%) of all rent or other consideration received by Subtenant from its subtenants in excess of the rent payable by Subtenant to Sublandlord under this Sublease shall be paid to Landlord, and 50% of any sums to be paid by an assignee to Subtenant in consideration of the assignment of this Sublease shall be paid to Sublandlord, provided that Subtenant shall be entitled to first deduct therefrom Subtenant’s reasonable broker’s fees, legal fees and tenant improvement costs incurred in effecting such sublease or assignment. Notwithstanding the foregoing, Subtenant shall not be required to obtain Sublandlord’s consent to a change of management or ownership as set forth in Section 17(f) of the Master Lease, provided that such entity shall have a net worth equal to or greater than that of the Subtenant at the time of mutual execution of this Sublease (a “Permitted Transferee”) and provided that Subtenant provide Sublandlord with (i) unless prohibited by law, thirty (30) days advance notice of such transfer and (ii) documentation evidencing such transfer acceptable to Sublandlord in its reasonable discretion.

23.2 Recapture. In lieu of granting a consent to a proposed sublease, assignment or other transfer (excluding Permitted Transferee transactions), Sublandlord reserves the right to terminate this Sublease or, in the case of a subletting of less than all the Sublease Premises, to terminate this Sublease with respect to such portion of the Sublease Premises, as of the proposed effective date of such subletting or assignment, in which event Sublandlord may enter into the relationship of landlord and tenant with any other person or entity (including the sublessee or assignee proposed by Subtenant) on such terms and conditions as Sublandlord may deem acceptable. Sublandord may exercise its right to recapture under this Section 23.2 by notifying Subtenant of it election in writing within the fifteen (15) days following Sublandlord’s receipt of Subtenant’s request for consent under Section 23.1.

23.3 Effect of Transfer. No subletting, assignment or other transfer (except for a recapture by Sublandlord pursuant to Section 23.2) shall relieve Subtenant of any liability under this Sublease, and no consent to any such transfer shall operate as a waiver of the necessity for consent to a subsequent transfer. Subtenant promptly shall provide Sublandlord with copies of any instruments of transfer.

24. Notice. Any notice regarding a breach of this Sublease or termination thereof shall be in writing and be sent by nationally recognized overnight mail or personally delivered to:

In the case of Sublandlord:

Seattle Biomedical Research Institute 307 Westlake Avenue N, Suite 500 Seattle, WA 98109-5219 Attn: Kent Irwin, Director of Operations & Facilities Email: kent.irwin@seattlebiomed.org

Or, in the case of Subtenant:

Juno Therapeutics, Inc. 307 Westlake Avenue, N, Suite 300 Seattle, WA 98109-5219 Attention: Dir. of Eng. and Capital Projects

With copy to:	Juno Therapeutics, Inc.
307 Westlake Avenue, N, Suite 300
Seattle, WA 98109-5219
Attention: General Counsel

Notice shall be deemed given when so delivered to Sublandlord or Subtenant (or on the date delivery is refused. Either party may provide for a different address by notifying the other party of said change as provided for herein. Subtenant agrees to deliver to Sublandlord, simultaneously with delivery to Landlord, a copy of any notice, demand, request, consent or approval Subtenant sends to Landlord. Subtenant agrees to promptly deliver to Sublandlord, and Sublandlord agrees to promptly deliver to Subtenant, a copy of any notice, demand, request, consent or approval received from, or sent to, Landlord and not transmitted directly to such other party which is relevant on its face to the rights and obligations hereunder of the other party.

25. Estoppel Certificate. Upon Sublandlord’s request, at any time and from time to time, Subtenant shall execute and deliver to Sublandlord:

25.1 An estoppel in favor of Landlord and Sublandlord in accordance with and subject to the terms of Section 19 of the Master Lease, and

25.2 Within ten (10) business days after receipt of the request, a written instrument, duly executed in favor of Sublandlord:

(a) Certifying that this Sublease has not been amended or modified and is in full force and effect or, if there has been a modification or amendment, that this Sublease is in full force and effect as modified or amended, and stating the modifications or amendments;

(b) Specifying the date to which the rent has been paid under this Sublease;

(c) Stating whether, to Subtenant’s best knowledge, Sublandlord is in default under this Sublease, and, if so, stating the nature of the default; and

(d) Stating the commencement date of the term under this Sublease and whether any option to extend the term has been exercised.

26. Surrender of Sublease Premises. Except as set forth in Section 5 of this Sublease, Subtenant shall, on the last day of the term of this Sublease, or upon any earlier termination, remove all of its furniture, furnishings, personal property and equipment and surrender to Sublandlord the Sublease Premises and all improvements to the Sublease Premises broom clean in good order, condition and state of repair (as good as when received), reasonable wear and tear, damage by fire or other casualty or condemnation that is not Subtenant’s obligation to repair excepted.

27. Holding Over. If Subtenant holds over after expiration or termination of this Sublease without written consent of Sublandlord (which consent may be withheld in Sublandlord’s sole judgment), Subtenant shall be a tenant at sufferance and Subtenant shall pay one hundred seventy-five percent (175%) the fixed minimum monthly rental in effect during the last month hereof and all other charges due hereunder for each month or any part thereof of any such holdover period. No holding over by Subtenant after the term of this Sublease shall operate to extend the Sublease term. In the event of any unauthorized holding over, Subtenant shall indemnify, defend and hold harmless Sublandlord against all costs and claims for direct, indirect and/or consequential damages, including, without limitation, any claims for damages by any other tenant to whom Sublandlord or Landlord may have leased all or any part of the Sublease Premises.

If Subtenant holds over after expiration of the term of this Sublease, or after the Sublease is terminated, with Sublandlord’s prior written consent, Subtenant shall be deemed to be occupying the Sublease Premises under a month-to-month tenancy, and subject to all the terms, covenants and conditions of this Sublease (other than the term), except that Monthly Rent shall be one hundred seventy-five percent (175%) of the Monthly Rent for the last month of the Term and the tenancy shall be terminable by either party on ten (10) days written notice to the other party, effective as of the last day of a calendar month.

28. Consent by Sublandlord. Whenever Sublandlord’s consent or approval is required under this Sublease, such consent or approval may be withheld at Sublandlord’s sole discretion, except as otherwise expressly provided in this Sublease.

29. Successors and Assigns. Subject to the restrictions contained in Section 23, the covenants and conditions contained in this Sublease shall bind the heirs, successors, executors, administrators and assigns of the parties. Sublandlord may freely transfer its interest under this Sublease, and Subtenant agrees to recognize and attorn to any such transferee, provided that Sublandlord shall promptly notify Subtenant in writing of such transfer.

30. Brokers. Sublandlord and Subtenant each represent and warrant to the other that, other than Robert Mooney and Hans Kemp of Flinn Ferguson, which represent Subtenant, and the same Robert Mooney and Kemp, which represent Sublandlord (all of the foregoing, the “Brokers”), it did not deal with any broker or agent in connection with this transaction. Sublandlord shall compensate Flynn Ferguson a real estate fee equal to One Dollar and No/100 ($1.00) per rentable square foot per year of the Sublease Term, which shall represent payment in full for such services. Sublandlord shall indemnify and defend Subtenant against any loss, cost or liability, including, without limitation, attorneys’ fees, in connection with the claims of the Brokers or any other broker or agent arising from Sublandlord’s acts. Likewise, Subtenant shall indemnify and defend Sublandlord against any loss, cost or liability, including, without limitation, attorneys’ fees, in connection with the claims of any other broker or agent arising from Subtenant’s acts.

31. Attorney Fees. In the event legal proceedings are initiated to enforce any provision of this Sublease, to recover any rent due under this Sublease, for the breach of any covenant or condition of this Sublease, or for the restitution of the Sublease Premises to the

Sublandlord and/or eviction of the Subtenant, the substantially prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable attorney fees and costs to be fixed by the court.

32. Entire Agreement, Merger and Waiver; Survival. This Sublease supersedes and cancels all previous negotiations, arrangements, offers, agreements or understandings, if any, between the parties. This Sublease expresses and contains the entire agreement of and is the final and complete expression of the parties, and there are no express or implied representations, warranties or agreements between them, except as contained in this Sublease. This Sublease may not be modified, amended or supplemented except by a writing signed by both Sublandlord and Subtenant. No consent given or waiver made by Sublandlord of any breach of Subtenant of any provision of this Sublease shall operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision. The following provisions shall survive the expiration or termination of this Sublease, in perpetuity: Sections 4.1, 5, 8.2, 13-17, 19.3, 26, 27, 29, 31-34, 36 and 39.

33. Captions; Usage. The captions of this Sublease are provided for convenience only and shall not be used in construing its meaning. In this Sublease, the singular includes the plural and the plural includes the singular, and the terms “including” and “include” mean including but not limited to.

34. Severability. If any provision of this Sublease is found to be unenforceable, the remainder of this Sublease shall not be affected thereby.

35. Authority. If Subtenant is a corporation or partnership, Subtenant represents and warrants that each individual executing this Sublease on behalf of Subtenant is duly authorized to execute and deliver this Sublease on behalf of Subtenant and that this Sublease is binding upon Subtenant according to its terms. If Subtenant is a corporation, Subtenant represents and warrants that each individual executing this Sublease on behalf of Subtenant was authorized to execute and deliver this Sublease in accordance with a duly adopted resolution of Subtenant’s Board of Directors and Subtenant’s Bylaws. Concurrently with execution of this Sublease, Subtenant shall deliver to Sublandlord such evidence of authorization as Sublandlord may require. Sublandlord warrants that this Sublease has been authorized by all necessary corporate action and that the individual executing below on behalf of Sublandlord is duly authorized.

36. Sublandlord and Subtenant Relationship Only. Nothing contained in this Sublease shall be construed to create the relationship of principal and agent, partnership, joint venture or any association between Sublandlord and Subtenant.

37. Memorandum of Sublease. This Sublease shall not be recorded, and no memorandum of this Sublease shall be recorded.

38. Consent to Sublease by Landlord. Sublandlord’s obligations under this Sublease are subject to the consent of Landlord. Accordingly, it shall be a condition precedent of Sublandlord’s obligations hereunder, to Subtenant’s obligations hereunder, and to the occurrence of the Commencement Date, that Sublandlord has obtained the consent of Landlord.

Sublandlord and Subtenant hereby agree, for the benefit of Landlord, that this Sublease and Landlord’s consent hereto shall not (a) be deemed to have amended the Master Lease in any regard (unless Landlord shall have expressly agreed in writing to such amendment); or (b) be construed as a waiver of Landlord’s right to consent to an assignment of the Master Lease by Sublandlord or any further subletting of the Premises, as and to the extent provided in the Master Lease. If Landlord has not consented to this Sublease, as executed, within thirty (30) days after execution by Subtenant, then Subtenant may terminate this Sublease by written notice to Sublandlord and Subtenant shall be entitled to an immediate return of the Security Deposit if same was previously paid by Subtenant.

39. Environmental.

39.1 “Hazardous Material” means any substance, waste or material which is deemed hazardous, toxic, radioactive, pollutant or a contaminant, under any federal, state or local statute, law, ordinance, rule, regulation, or judicial or administrative order or decision, now or hereafter in effect.

39.2 Subtenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Sublease Premises, the Building and/or the Land by Subtenant, its agents, employees, contractors, or invitees except in compliance with Subtenant’s Hazardous Materials Program. Subtenant shall prepare a Hazardous Materials Program adapted specifically to the Sublease Premises and shall provide it to Sublandlord for Sublandlord’s approval. Upon written approval from Sublandlord, which shall not be unreasonably withheld or delayed, Subtenant may update and modify its Hazardous Materials Program from time to time as Subtenant deems necessary to reflect changes in Subtenant’s operations in the Sublease Premises, and Subtenant shall deliver copies of any such changes to Sublandlord upon request. Subtenant shall obtain all permits, other than and not including those held by the Sublandlord, required with respect to any Hazardous Materials brought onto the Sublease Premises by Subtenant. All Hazardous Materials shall be used, kept and stored in a manner that complies with Subtenant’s Hazardous Materials Program and with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Sublease Premises. Notwithstanding the foregoing, Subtenant shall not be in violation of this provision by its use and storage of standard office products which meet the definition of Hazardous Material, if such products and materials are used by Subtenant with due care and in accordance with the instructions of the product manufacturer, in the reasonable and prudent conduct of Subtenant’s business in the Sublease Premises.

39.3 Subtenant shall be liable to Sublandlord for any and all clean-up costs and any and all other charges, fees, and penalties imposed by any governmental authority with respect to Subtenant’s use, disposal, release, transportation, generation and/or sale of Hazardous Materials or other waste materials in or about the Project. Subtenant shall indemnify, defend and save Sublandlord harmless from any and all claims, losses, costs, fees, penalties and charges assessed against, incurred by or imposed upon Sublandlord as a result of Subtenant’s use, disposal, release, transportation, generation and/or sale of Hazardous Materials or other waste materials in or about the Project.

Subtenant shall promptly notify Sublandlord in writing of (i) any notices of violation or potential or alleged violation of any Environmental Law in the Sublease Premises received by Subtenant from any governmental agency; (ii) any inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to Subtenant’s activities in the Sublease Premises, and (iii) all claims made or threatened by any third-party against Subtenant or the Sublease Premises relating to Subtenant’s activities in the Sublease Premises.

If any release or spill of any Hazardous Materials into the environment, including surface water, groundwater, drinking water supply, land, soil, surface or subsurface strata or the ambient air, where such release or spill is potentially in violation of Environmental Laws or is required to be reported to the Washington State Department of Ecology or other appropriate governmental authority (“Environmental Condition”) occurs in or about the Sublease Premises, Subtenant shall promptly prepare a remediation plan for Sublandlord’s review and approval. Subtenant’s obligation to remediate any Environmental Condition shall not be contingent on an enforcement action by any governmental authority and shall be independent of any governmentally mandated remediation. If Sublandlord approves the plan, then Subtenant shall implement the remediation plan at Subtenant’s sole cost and expense. If the remediation plan is not reasonably acceptable to Sublandlord, or if Subtenant fails to implement the remediation plan within a reasonable period of time, then Subtenant shall reimburse Sublandlord for the actual cost to Sublandlord of performing rectifying work. The reimbursement shall be paid to Sublandlord, upon demand, in advance of Sublandlord’s performing such work, based upon Sublandlord’s reasonable estimate of the cost thereof; and upon completion of such work by Sublandlord, Subtenant shall pay to Sublandlord any shortfall between the estimated payment and the actual costs within thirty (30) days after Sublandlord bills Subtenant therefor or Sublandlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be.

39.4 Subtenant acknowledges that both Sublandlord and Landlord must approve Subtenant’s Hazardous Materials Program as the same is described above.

39.5 Sublandlord represents to Subtenant that, to the best of Sublandlord’s knowledge (without specific investigation or study), the Sublease Premises as of the Commencement Date are free of Hazardous Materials, except as permitted under Section 27(b) of the Master Lease. Sublandlord shall be liable to Subtenant for any and all clean-up costs and any and all other charges, fees, and penalties imposed by any governmental authority with respect to Sublandlord’s use, disposal, release, transportation, generation and/or sale of Hazardous Materials or other waste materials in or about the Premises. Sublandlord shall indemnify, defend and save Subtenant harmless from any and all claims, losses, costs, fees, penalties and charges assessed against, incurred by or imposed upon Subtenant as a result of Sublandlord’s use, disposal, release, transportation, generation and/or sale of Hazardous Materials or other waste materials in or about the Project.

39.6 Prior to the expiration or earlier termination of the Term, Subtenant shall provide a decommissioning report prepared or reviewed by an independent third party showing Subtenant’s compliance with all decommissioning rules and regulations and demonstrating that the Sublease Premises have been left in a clean and uncontaminated state.

39.7 Subtenant acknowledges that Sublandlord maintains a Washington State Radioactive Materials License for the entire second floor of the Building. Sublandlord shall, prior to Commencement Date, remove all radioactive material from the Sublease Premises and conduct a thorough survey of the Sublease Premises to ensure that no radioactive materials nor contamination remain. Subtenant shall not use radioactive materials at the Sublease Premises without prior written consent of Sublandlord. In the event that Subtenant desires to use radioactive materials, and Sublandlord consents thereto, Sublandlord shall, at its cost, cause the Sublease Premises to be formally removed from its license, and Subtenant shall obtain a Washington State Radioactive Materials License for the Sublease Premises prior to any entry of radioactive materials to the Sublease Premises. Prior to the expiration or earlier termination of the Term, Subtenant shall at its expense remove all radioactive materials and any contamination, terminate its Radioactive Materials License in accordance with WAC 246-221 and provide a copy of a final survey, conducted by the Washington Department of Health, to Sublandlord, showing compliance with all rules and regulations and demonstrating that there is no radioactive contamination and no radioactive materials remain at the Sublease Premises.

SUBLANDLORD:

Seattle Biomedical Research Institute, a Washington nonprofit corporation

By:	/s/ Louis R. Coffman
Name:	Louis R. Coffman
Title:	SVP

SUBTENANT:

Juno Therapeutics, Inc., a Delaware corporation

By:	/s/ Hans Bishop
Name:	Hans Bishop
Title:	CEO

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Louis Coffman is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the SVP of SEATTLE BIOMEDICAL RESEARCH INSTITUTE to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:	11/20/14

/s/ Alexis Zoulas
Notary Public
Print Name Alexis Zoulas
My commission expires 8/21/18
/stamp/

  (Use this space for notarial stamp/seal)

STATE OF Washington	)
	)	ss.
COUNTY OF King	)

I certify that I know or have satisfactory evidence that Hans Bishop is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the CEO of JUNO THERAPEUTICS, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:	November 20, 2014

/s/ Patricia B. Grossbard
Notary Public
Print Name Patricia Grossbard
/stamp/	My commission expires 5/12/16

  (Use this space for notarial stamp/seal)

EXHIBIT A

MASTER LEASE

(Attached)

LEASE

Between

CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER,

a Washington nonprofit corporation

(Tenant)

and

307 WESTLAKE LLC,

a Washington limited liability company

(Landlord)

- i -

LEASE

(Children’s Hospital and Regional Medical Center)

THIS LEASE (the “Lease”) is made as of November 8, 2002, between 307 WESTLAKE LLC, a Washington limited liability company (the “Landlord”), and the Tenant named in the Schedule below. The term “Project” means the building (the “Building”) and the land (the “Land”) located at 307 Westlake Avenue North in Seattle, King County, Washington and legally described on Exhibit F attached hereto. “Premises” means that part of the Project leased to Tenant described in the Schedule and outlined on Exhibit A.

RECITALS

1. The Landlord is a Washington limited liability company and is presently comprised of three members, Harbor Properties, Inc. (“Harbor”), City Investors VI L.L.C. (“City Investors”), and Seattle Biomedical Research Institute (“SBRI”), (collectively the “Members”). Harbor is the Manager of Landlord.

2. The Landlord plans to construct the Building on the Land, and desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord, as provided in this Lease.

The following schedule (the “Schedule”) is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

SCHEDULE

A.	Tenant: Children’s Hospital and Regional Medical Center, a Washington nonprofit corporation (“CHRMC”). CHRMC shall have the right prior to the Commencement Date to assign its entire interest in this Lease to Children’s Health Care System (“System”) or to an entity formed specially for this Purpose. Upon such assignment and the assignee’s written assumption of Tenant’s obligations under this Lease, CHRMC shall be released from any further obligations under this Lease; provided, however, that if the assignee is such a special-purpose entity, CHRMC or the System shall, as a condition of such assignment, execute and deliver to Landlord an absolute and unconditional guaranty of the assignee’s obligations under this Lease, on a form meeting Landlord’s approval, not to be unreasonably withheld.

B.	Premises: Floors 2 and 3 in the Building.

C.	Rentable Square Feet of the Premises: 47,477 Rentable Square Feet (“RSF”), per ANSI/BOMA Z65.1-1996) allocated as follows:

24,681 RSF (2nd Floor Laboratory and Office)

22,796 RSF (3rd Floor Laboratory and Office)

The foregoing are present estimates of the RSF contemplated to be developed in the Building for Tenant’s use. After the shell of the Building and the Premises have been substantially completed, the RSF of the Premises and the Building will be subject to verification which shall be performed by Landlord’s architect. The verification shall be made pursuant to ANSI/BOMA Z65.1-1996. Landlord’s architect shall certify the RSF of the Premises by completing and executing two copies of the form attached hereto as Exhibit G and delivering a copy to Landlord and Tenant. Landlord shall also furnish copies of all of its calculations and work papers relating to the verification, to Landlord and Tenant. The certification shall be subject to review and approval by Landlord and Tenant, which approval shall not be unreasonably withheld. However, Tenant shall have the right to subject all or part of Landlord’s architect’s verification to independent review. The independent review shall be at Tenant’s expense, unless it is determined (after final resolution of the RSF determination)

that Landlord’s architect’s determination exceeded the correctly determined RSF by more than 1% of the correctly determined RSF, in which event Landlord shall pay the costs of such independent review. The Building’s other major tenant (Seattle Biomedical Research Institute) (“SBRI”) shall also have the right to review and challenge Landlord’s RSF determination. In the event SBRI challenges Landlord’s RSF determination, Landlord shall give Tenant notice of such challenge, and Tenant shall have the right to review SBRI’s determination end participate in the approval of the revised RSF (and, if applicable, in the arbitration of any dispute concerning the RSF determination). If Tenant challenges Landlord’s determination, SBRI will have a reciprocal right to participate in and approve Tenant’s challenge. Upon Landlord’s, Tenant’s and SBRI’s approval of Landlord’s architect’s certification (or upon an arbitrator’s final decision regarding the RSF), Landlord and Tenant shall replace Exhibit G with a new Exhibit G setting forth the revised RSF. Disputes over the verified RSF shall be Subject to the dispute resolution provisions of Section 7 of Exhibit D.

D.	Tenant’s Proportionate Share: 42.3% (based upon a total of approximately 112,138 RSF in the Building) subject to recalculation upon completion of construction and confirmation as provided in Exhibit G.

E.	Security Deposit/Letter of Credit: None.

F.	Tenant’s Real Estate Broker for this Lease: The Seneca Real Estate Group, Inc. (“Tenant’s Broker”).

G.	Landlord’s Real Estate Broker for this Lease: Alexander Commercial Real Estate (“Landlord’s Broker”).

H.	Tenant Improvements: See Exhibit D.

I.	Term: Approximately thirteen (13) years plus 100 days from the Commencement Date (See Section 3) (subject to the three (3) Options to Extend for five (5) years set forth in Addendum No. 1 to the Lease).

J.	Commencement Date: See Section 3. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Exhibit E promptly following the Commencement Date.

K.	Rent Commencement Date. 100 days after the Commencement Date, Base Rent shall commence on the Rent Commencement Date. All other Rent shall commence on the Commencement Date. If the Rent Commencement Date falls on any day other than the first day of a calendar month, Rent for the fraction of a month shall be prorated at the Rent Commencement Date based upon the actual number of days in such fractional month.

L.	Termination Date: See Section 3 and Exhibit E.

M.	Base Rent:

First Lease Year (use components)	Annual Rental Rate	Monthly Base Rent	Annual Base Rent
Laboratory/Office	$35.50	$140,452.79	$1,685,433.50

The foregoing rent schedule is subject to recalculation upon completion of construction when the Premises are measured pursuant to Section C of this Schedule. The Monthly Base Rent and Annual Base Rent shall be increased at the beginning of the Fourth, Seventh, Tenth and Thirteenth Lease Years by an amount that is equal to Eight and three quarters percent (8.75%) of the amount of Monthly Base Rent and Annual Base Rent payable for the preceding month and Lease Year respectively.

M.	Appendices and Addendum:

Addendum 1	-	Additional Lease Terms
Exhibit A	-	Plan of the Premises
Exhibit B	-	Rules and Regulations
Exhibit C	-	Landlord’s Work
Exhibit D	-	Tenant’s Work
Exhibit E	-	Confirmation of Commencement Date
Exhibit F	-	Legal Description
Exhibit G	-	Confirmation of Rentable Square Feet
Exhibit H	-	Certificate of Delivery of Possession
Exhibit I	-	[Intentionally omitted]
Exhibit J	-	Common Areas
Exhibit K	-	Project and TI Schedule
Exhibit L	-	Shared Facilities Space

1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease. In addition, Tenant shall have the nonexclusive right to use the Common Areas in the Project in common with Landlord and any other tenants. “Common Areas” are identified and shown on Exhibit J attached hereto.

2. RENT

(a) Types of Rent. Tenant shall pay the following Rent, without notice demand, deduction or offset (except as specifically set forth herein) in the form of a check to Landlord at the following address:

c/o Harbor Properties, Inc.

500 Union Street, Suite 200

Seattle, WA 98101

or by wire transfer as follows:

U.S. Bank

1420 Fifth Ave.

Seattle, WA 98101

Account:	1535 9079 5438
Name:	Harbor Properties, Inc. Dep.
ABA#:	125000105

or to such other address as Landlord may notify Tenant:

(i) “Base Rent” in monthly installments in advance, on or before the first day of each month of the Term from and after the Rent Commencement Date in the amount set forth in Section M of the above Schedule.

(ii) “Operating Cost Share Rent” which shall mean an amount equal to the Tenant’s Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant’s Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2(c) and 2(d). Tenant acknowledges that this Lease is, in all respects, considered to be a net Lease and it is the intent of the parties that Tenant shall pay Tenant’s Proportionate Share of the Operating Costs relating to the Project.

(iii) “Tax Share Rent” which shall mean an amount equal to the Tenant’s Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount, from and after the Commencement Date. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2(c) and 2(d).

(iv) “Additional Rent” which shall mean the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

(v) “Rent” as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant’s agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind except as specifically provided expressly to the contrary in this Lease.

(b) Security Deposit. None.

(c) Payment of Operating Cost Share Rent and Tax Share Rent.

(i) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by January 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project; provided that such revision shall not occur more frequently than two (2) times per fiscal year. Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of this estimate, until a new estimate becomes applicable.

(ii) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the “Operating Cost Report”) by April 1 of each year, or as soon as reasonably possible thereafter setting forth (a) the actual Operating Costs incurred for the prior fiscal year, (b) the total amount of Operating Cost Share Rent due from Tenant for the prior fiscal year, (c) the amount of Operating Cost Share Rent paid by Tenant for the prior fiscal year, and (d) the total amount of Operating Cost Share Rent then due from Tenant or due to Tenant if Tenant has overpaid. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall refund the excess to Tenant when it delivers the Operating Cost Report.

(iii) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the “Tax Report”) by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes for the prior fiscal year, (b) the total amount of Tax Share Rent due from Tenant for the prior fiscal year, (c) the amount of Tax Share Rent paid by Tenant for the prior fiscal year, and (d) the total amount of Tax Share Rent then due from Tenant or due to Tenant if Tenant has overpaid. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall refund the excess to Tenant when it delivers the Tax Report.

(d) Definitions.

(i) Included Operating Costs. “Operating Costs” means any expenses, costs and disbursements of any kind other than Taxes and other items excluded below, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services and utilities required to be furnished by Landlord under this Lease. Operating Costs shall also include amortization over their useful life of the costs of any capital improvements which have a reasonable expectation of reducing Operating Costs, improving safety or enhancing the Project, and those made to keep the Project in compliance with Governmental Requirements that take effect from time to time after the Commencement Date (collectively, “Included Capital Items”). Neither Included Capital Items nor Operating Costs shall include any structural additions, modifications to increase rentable area or other capital improvements that enhance the Project unless Tenant has approved the expenditures and their inclusion in Operating Costs in advance.

If the Project is not fully occupied during any portion of any fiscal year, Landlord may reallocate (an “Equitable Adjustment”) certain types of Operating Costs so that Tenant pays what it would have paid had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which vary with occupancy rates and therefore increase as occupancy of the Project increases (such as janitorial services in the areas occupied by tenants). The Equitable Adjustment shall not apply to Taxes, repairs or Maintenance to the Building as a whole, insurance, or other items that do not vary with occupancy. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs provided that it includes a reasonably detailed explanation of how the Equitable Adjustment was calculated. Landlord may not use the Equitable Adjustment to recover more than 100% of its out of pocket costs.

(ii) Excluded Operating Costs. Operating Costs shall not include:

(1) costs of alterations of tenant premises;

(2) interest and principal payments on mortgages or any other debt costs (including costs of negotiating or obtaining such loans), or rental payments on any ground lease of the Project;

(3) real estate brokers’ leasing commissions or expenses of marketing the Project;

(4) legal fees and space planner fees;

(5) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

(6) the cost of any service furnished to any tenant of the Project which Landlord does not provide to Tenant;

(7) depreciation (except on any Included Capital Items in which case the costs thereof shall be depreciated over the useful life of the Included Capital Item as provided in (d)(i) above and only the annual depreciation expense may be included in Operating Costs);

(8) income, business and occupation, capital, stock, succession, transfer, franchise, gift, estate or inheritance taxes imposed upon Landlord or the Project, except to the extent the tax is in lieu of all or any part of Taxes;

(9) costs of correcting defects in the initial design, equipment or construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the new construction materials and equipment installed in the Building);

(10) the wages or benefits of any employee for services not related directly to the management, maintenance, operation and repair of the Project;

(11) Landlord’s general corporate overhead and general and administrative expenses;

(12) Any and all costs (including but not limited to costs of investigation; monitoring or remediation) arising from the presence of Hazardous Materials (as defined in Section 27 below) in, on or about the Project including without limitation, Hazardous Materials in the ground water or soil existing as of the date of this Lease;

(13) Costs of any special services, utilities or capital improvements rendered to individual tenants (including Tenant) for which a special direct charge is or may be made;

(14) Any cost representing an amount paid to a person, firm, corporation or other entity related to or affiliated with Landlord which is in excess of the amount which would have been paid in an arms length transaction with an unrelated person, firm, corporation or other entity;

(15) Lease payments for rental equipment (other than equipment for which depreciation is properly charged as an Operating Cost which would constitute a major capital expenditure if the equipment were purchased);

(16) Cost of acquiring sculptures, paintings and other objects of art exceeding $.05 per square foot, per year, amortized over 5 years;

(17) Governmental fines, penalties or interest imposed upon Landlord resulting solely from the actions of Landlord or another tenant.

(18) Landlord’s charitable or political contributions or contributions to local or neighborhood marketing, public relations or advocacy groups or associations, or costs arising therefrom;

(19) Any other cost or expense which, under generally accepted accounting principles and practices consistently applied, would not generally be regarded as a maintenance or operating expense;

(20) Costs for construction or modifications for compliance, or penalties assessed for non-compliance, with the Americans with Disabilities Act of 1990 (42 U.S.C. §§1281-83) except that Operating Costs may include, costs of alterations or modifications required to comply with any amendments to such act that are enacted after the Commencement Date, as provided in (d)(i) above; and

(21) Impact fees, traffic mitigation payments or other expenses assessed by any governmental authority in connection with designing permitting or developing the Project (other than Landlord’s reasonable and necessary costs to comply with the Transportation Management Plan dated April 29, 2002, a copy of which has been furnished to Tenant, which shall be included as Operating Costs).

(iii) Taxes. “Taxes” means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and .apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the “Rent Tax”). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, provided that such expenses shall not exceed the cost savings achieved.

If possible, taxes and assessments shall be paid in the maximum number of installments permitted by the taxing authority. For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, such as real estate taxes, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord’s election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made and Tenant shall be entitled to a refund of its Proportionate Share thereof even if the Lease has terminated.

Taxes shall not include any (except Rent Tax) income, business and occupations, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent the taxing authority expressly indicates that such tax is in lieu of all or any part of Taxes. Taxes shall also not include impact fees, traffic mitigation payments or other expenses assessed by any governmental authority in connection with designing, permitting or developing the Project.

(iv) Lease Year. “Lease Year” means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve (12) months after the first day of the following month, and each subsequent Lease Year shall be the twelve (12) months following the prior Lease Year.

(v) Fiscal Year. “Fiscal Year” means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

(e) Computation of Base Rent and Rent Adjustments.

(i) Prorations. If the Rent Commencement Date or Commencement Date, as the case may be, occurs on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial Month based on the actual number of days in such month. If the Rent Commencement Date or Commencement Date, as the case may be, occurs on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

(ii) Default Interest. Any sum due from Tenant to Landlord not paid when due and remaining unpaid five (5) days after Landlord’s notice to Tenant shall bear interest from the date due until paid at the higher of (a) the prime or similar rate published by The Wall Street Journal plus five percent (5%), or (b) twelve percent (12%) per annum, but not in excess of the highest lawful rate permitted on judgments under applicable laws, calculated from the original due date thereof to the date of payment in full. With respect to monthly payment of Rent, the provision for notice shall apply only to the first late payment in any 12-Month period. Any additional late payments of Rent in such 12-Month period shall be subject to default interest from the due date, without regard to notice.

(iii) Rent Adjustments. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord shall proportionately allocate such Operating Cost among the related fiscal years.

(iv) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with generally accepted accounting principles consistently applied, and sound management practices. Provided that Tenant notifies Landlord of its intent to conduct such audit or inspection within sixty (60) days following the delivery of the Operating Cost Report or the Tax Report (as applicable), Tenant and its accountants or advisors shall have the right to inspect or audit Landlord’s records at Landlord’s office in the City of Seattle upon at least seventy-two (72) hours prior notice during Normal Business Hours, provided that such auditor inspection is completed within sixty (60) days after the date of such notice. Unless Tenant sends to Landlord any written exception to either such report within said sixty (60) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. Tenant shall pay the cost of its audit or inspection unless Landlord’s original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%). If such audit reveals an overpayment of five percent (5%), and Landlord does not successfully dispute such audit, Landlord shall refund such excess within thirty (30) days of Landlord’s receipt of the audit report.

If the audit or inspection reveals any overpayment by Tenant and Landlord disputes the accuracy thereof then Landlord and Tenant shall meet with their respective accountants so that Landlord can explain Landlord’s accounting records and its procedures with respect to Operating Costs and the parties shall attempt in good faith to resolve any dispute. If the parties cannot agree on a resolution of the dispute then either party may submit the results of the audit or inspection to arbitration as provided herein, within thirty (30) days after the date of such meeting, by written notice to the other party identifying which items in the audit or inspection are in dispute.

The arbitrator shall be an independent certified public accountant agreed upon by the parties. The arbitrator shall be from a reputable firm that has not provided accounting, auditing or consulting services to either party or the members or affiliates thereof during the prior three (3) years. If Landlord and Tenant have not selected a mutually acceptable arbitrator within ten (10) days after the notice of arbitration is delivered, then either party may request that the Seattle Office of JAMS, Inc., or its successor, or another commercial arbitration service select an arbitrator meeting the requirements set forth above.

Within, ten (10) days after selection, the arbitrator shall be provided a copy of those portions of the audit report relevant to the disputed items and any other written information which either Landlord or Tenant believes is necessary for the arbitrator to review in order to fairly resolve the disputed items. The arbitrator shall issue its decision within thirty (30) days of its appointment. The decision of such arbitrator shall be binding, and the costs of the arbitrator shall be borne by the non-prevailing party (which as used in this Section shall mean the party whose position on disputed items did not prevail by more than 50%, based on the total dollar amounts at issue in the aggregate).

The results of any inspection or audit of Operating Coats shall be treated by Tenant, its audit representative, and their respective employees, accountants, attorneys and consultants as confidential, and shall not be discussed with nor disclosed to any third party other than any other tenant of the Project that may have joined in the inspection or audit, any arbitrator appointed pursuant to this Section or in connection with any court order or other legal requirement.

(v) Miscellaneous. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after delivery of the Operating Cost report or Tax Report, as the case may be, subject to inspection and audit as provided above. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

3. DELIVERY OF POSSESSION AND SURRENDER OF PREMISES

(a) Commencement Date. The Term of the Lease shall commence when all of the following have occurred (“Commencement Date”):

(i) March 22, 2004 (“Target Substantial Completion Date”). The Target Substantial Completion Date is subject to extension by reason of Tenant Delay and Force Majeure;

(ii) Substantial Completion of the Shell and Core, as defined in Section 1.4 of Exhibit D; and

(iii) 191 days after the TI Ready Shell Delivery Date (“Tenant Work Period”). The Tenant Work Period is subject to extension by reason of Landlord Delay and Force Majeure.

(b) Schedules. Landlord and Tenant acknowledge that Landlord’s Work (as defined in Exhibit C) and Tenant’s Work (as defined in Exhibit D) will in part proceed simultaneously and each party and its contractors shall cooperate in good faith to minimize disruption to the other party during the course of construction. Landlord and Tenant and their contractors have mutually prepared a coordinated list of key construction milestone dates for the Landlord’s Work and Tenant’s Work, which is attached hereto as Exhibit K (the “Project and TI Schedule”). Landlord and Tenant shall use diligent efforts to develop and construct their respective work in accordance with the Project and TI Schedule, and shall keep each other regularly informed about the progress of their respective work against the Project and TI Schedule.

(c) Landlord Delivery of TI Ready Shell; Tenant’s Work; Substantial Completion. Landlord shall use diligent efforts to develop and construct the Project in accordance with the Project and TI Schedule, including the delivery to Tenant of the TI Ready Shell, as defined in Exhibit K, on or before August 22, 2003, for Floor 2, and on or before September 12, 2003, for Floor 3 (“Target TI Ready Shell Dates”). The Target TI Ready Shell Dates are subject to extension for Force Majeure. Landlord’s delivery of the TI Ready Shell shall be evidenced by Landlord’s general contractor’s delivery to Landlord and Tenant of an executed certificate substantially in the form attached as Exhibit H. The date on which Landlord has delivered the TI Ready Shell as to both floors is the “TI Ready Shell Delivery Date”. Upon the TI Ready Shell Delivery Date, Tenant shall commence and complete Tenant’s Work in accordance with Exhibit D and the Project and TI Schedules. Landlord shall use diligent and reasonable efforts to achieve Substantial Completion of the Shell and Core by the Target Substantial Completion Date.

(d) Landlord and Tenant Delay; Force Majeure.

(i) Landlord Delay shall result in the extension of the TI Work Period and the milestones for Tenant’s Work in the Project and TI Schedule to the extent and in the manner described in this Section 3. Tenant Delay shall result in the extension of the Target Substantial Completion Date and the obligation to commence paying Base Rent early, to the extent and in the manner described in this Section 3. Such extensions shall be calculated on a day-for-day basis for each day of delay, and shall reflect the mitigation principles in Section 3(d)(v), below.

(ii) Subject to the provisions of Section 3(d)(iv) below, Landlord Delay shall occur if Landlord does not meet the Target TI Ready Shell Date for Floor 2 or Landlord’s Work does not proceed following the TI Ready Shell Delivery Date in accordance with the Project and TI Schedule, for reasons other than Force Majeure or Tenant Delay, or if Landlord or Landlord’s GC otherwise unreasonably interferes with or impedes Tenant’s Work.

(iii) Subject to the provisions of Section 3(d)(iv) below, Tenant Delay shall occur if Tenant’s Work does not proceed in accordance with the Project and TI Schedule for reasons other than Force Majeure or Landlord Delay, or if Tenant or Tenant’s GC otherwise unreasonably interfere with Landlord’s Work.

(iv) Tenant or Landlord shall notify the other in writing promptly upon, and in any event not less than 10 business days after, discovery of a Landlord Delay or Tenant Delay, as the case may be, or a delay caused by Force Majeure, as defined in Section 20 (“Delay Notice”). The Delay Notice shall indicate the nature of the delay, the resulting effect on the Project and TI Schedule, and the applicable extension sought for any Work period, Project and TI Schedule dates or other dates in this Section 3. If the recipient of the Delay Notice does not notify the sender of its disagreement with the Delay Notice within 10 days of the Delay Notice, then Landlord Delay, Tenant Delay or a Force Majeure delay, as the case may be, shall be deemed to occur in accordance with the Delay Notice, with the indicated resulting effect. If the recipient notifies the sender that it disagrees with the Delay Notice, the parties shall attempt in good faith to resolve the dispute. If the parties cannot agree on a resolution of the dispute then either party may submit the dispute to mediation and arbitration as provided in Section 7 of Exhibit D.

(v) In any event, the determination of the existence and duration of Landlord Delay, Tenant Delay end Force Majeure delay shall take into account reasonable efforts on the part of the affected party to mitigate the effect of the delay in its Work. However, the affected party shall not be required to incur overtime expense or other extraordinary expense, to change contractors or subcontractors, or to substitute materials or otherwise materially change the TI Plans or Shell and Core Plans, as the case may be, in such event.

(e) Early Possession; Delay in TCO. Landlord will use reasonable efforts to allow Tenant to begin equipment move-in on March 1, 2004, and shall use reasonable efforts to obtain a temporary certificate of occupancy for the shell and core (“Shell TCO”) on or before March 8, 2004, (“Target Shell TCO Date”), but such dates are goals and failure to meet such goals shall not result in any penalties to Landlord. Landlord shall use diligent, reasonable efforts to accommodate Tenant’s desire to move equipment and Tenant’s personal property in on such dates; to coordinate such efforts, Tenant shall provide Landlord with an advance copy of its proposed move in schedule. If the Shell TCO is not available on or before the later of (i) the Commencement Date, and (ii) the Target Shell TCO Date, except to the extent caused by Tenant Delay, and Tenant’s ability to move in commencing 15 days prior to the Commencement Date is substantially adversely affected, taking into account diligent, reasonable measures by Tenant to mitigate that effect, then the Rent Commencement Date (as it may have been extended in accordance with other provisions of this Section 3) shall be extended on a day-for-day basis, following the notice procedures in Section 3(d)(iv) above.

(f) Early Base Rent if Tenant Delay. If and to the extent that Tenant Delay causes Landlord to fail to deliver the Substantially Complete Shell and Core by the later of the original Target Substantial Completion Date and the expiration of the Tenant Work Period, then notwithstanding the failure of the Commencement Date to occur, Tenant’s obligation to commence paying Base Rent shall accrue as though such Tenant Delay did not cause a delay in the Substantial Completion Date, and the amount of Base Rent payable by Tenant on the Rent Commencement Date shall be increased by the amount of such accrued Base Rent.

(g) Rent Relief if Landlord Delay. If the Commencement Date does not occur on the Target Substantial Completion Date (i.e., the original Target Substantial Completion Date, as it may be extended by Tenant Delay or Force Majeure), then the Rent Commencement Date (as it may have been extended in accordance with other provisions of this Section 3) shall be extended as follows: One day of delay in the Rent Commencement Date shall accrue for each of the first 15 days after the Target Substantial Completion Date, and two days of such delay shall accrue for each day thereafter through the Commencement Date. However, no days of delay of the Rent Commencement Date shall accrue to the extent the delay in the Commencement Date is due to an extension of the Tenant Work Period due to Force Majeure, whether occurring before or after the TI Ready Shell Delivery Date.

Example 1. Assume that the Target Substantial Completion Date were extended to April 1, 2004 due to Tenant Delay or Force Majeure, the expiration of the Tenant Work Period were extended to April 21, 2004, and the Substantial Completion Date were April 14, 2004. In that case the Commencement Date would be April 21, 2004, and the Rent Commencement Date would be delayed by 25 days (15 + (2 x5)).

Example 2. Assume the same facts as Example 1, except that 6 days of the extension of the Tenant Work Period were due to Force Majeure, so that, absent such Force Majeure, the Tenant Work Period would have only been extended to April 15, 2004. In that case, the Commencement Date would still be April 21, 2004, and the Rent Commencement Date would be delayed by 14 days (the number of days between April 1 and April 15).

Example 3. Assume the same facts as Example 2, except that 18 days of the extension of the Tenant Work Period were due to Force Majeure, so that, absent such Force Majeure, the Tenant Work Period would have only been extended to April 3, 2004. In that case, the Commencement Date would still be April 21, 2004, and the Rent Commencement Date would be delayed by 2 days (the number of days between April 1 and April 3).

Example 4. Assume the same facts as Example 3, except that there were no extension of the Tenant Work Period. In that case, the Commencement Date would be April 14, 2004, and the Rent Commencement Date would be delayed by 13 days (the number of days between April 1 and April 14).

(h) Excuse From Rent Delay. Notwithstanding Section 3(g) above, to the extent that the failure of the Commencement Date to occur by the Target Substantial Completion Date is attributable to Landlord’s failure to meet the TI Ready Shell Delivery Date, no days of extension of the Rent Commencement Date shall accrue if and to the extent that Tenant had not (i) entered into a construction contract for Tenant’s Work or (ii) obtained a building permit necessary for the commencement of Tenant’s Work prior to the TI Ready Shell Delivery Date.

(i) Rent Relief if Delay in Shared Facilities Completion. As described in the Addendum, an integral and critical component of Tenant’s operations in the Premises are the “Commencement Shared Facilities”. Accordingly, if and to the extent that the Commencement Shared Facilities are not complete as described in the “Shared Facilities Agreement” (except to the extent such delay is due to Tenant Delay or Force Majeure) by the Commencement Date, the Rent Commencement Date (as it may have been extended in accordance with other provisions of this Section 3) shall be extended on a day for day basis. Except as provided in Paragraph 6 of Addendum 1; after the Commencement Shared Facilities are complete, Landlord shall have no further obligation under this Lease with respect to the Shared Facilities.

(j) Tenant’s Right to Terminate. In the event the Substantial Completion Date has not occurred on or before August 31, 2004 (which date shall be extended on a day for day basis by Force Majeure and Tenant Delay), Tenant shall have the right to terminate this Lease by written notice at any time prior to the Substantial Completion Date, and receive from Landlord liquidated damages in the amount of $2,000,000 payable within 30 days of such notice.

(k) Mutual Right to Terminate. In the event the TI Ready Shell Delivery Date does not occur on or before on or before August 1, 2004, due to Force Majeure, either Party shall have the right to terminate this Lease by written notice to the other, and neither party shall have any further rights or obligations hereunder. In the event the Substantial Completion Date does not occur on or before March 1, 2005, either party shall have the right to terminate this Lease by written notice to the other at any time prior to the Substantial Completion Date; provided, however, that the date after which Landlord or Tenant shall have the right to terminate this Lease shall be extended by each day of Landlord Delay or Tenant Delay, as the case may be. In the event of such termination, neither party shall have any further rights or obligations hereunder; provided, however, that if Landlord elects to so terminate, and Tenant has installed valuable tenant improvements, fixtures or equipment in the Premises, Landlord shall pay Tenant the market value of Tenant’s improvements (except to the extent previously paid for pursuant to the Allowance in Exhibit D) in “as is” condition, within 90 days after the date of termination. If the parties are unable to agree on such market value, the parties shall attempt in good faith to resolve the dispute. If the parties cannot agree on a resolution of the dispute then either party may submit the dispute to mediation and arbitration as provided in Section 7 of Exhibit D.

(l) Tenant’s Possession. If Landlord authorizes Tenant to take possession of any portion of the Premises for purposes of doing business and Tenant commences business in any part of the Premises prior to the Commencement Date, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month and for the number of RSF so occupied (provided, however, that Tenant shall not be obligated to pay such Base Rent until 100 days after commencing business in such portion or portions of the Premises) Tenant’s access to the Premises prior to the Commencement Date for the purpose of moving in and installing partitions, hardware, furniture, supplies, Fixed Equipment and Moveable Equipment, as described in Section 3(e) or otherwise, shall not constitute “commencing business” for purposes of this paragraph.

(m) Lease Termination Date. Subject to Tenant’s Extension Options set forth in Paragraph 1 of Addendum 1, and unless earlier terminated pursuant to the terms of this Lease, if the date which is thirteen (13) years plus 100 days from the Commencement Date is the last day of a month, such date shall be the Termination Date. If such date is not the last day of the month, the Termination Date shall be the last day of the month in which such date falls.

(n) Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Commencement Date or upon completion of Tenant’s Work or any later Tenant’s Alterations as permitted by this Lease, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant’s right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the reasonable cost thereof.

4. PROJECT SERVICES.

Landlord shall furnish, and Tenant shall be entitled to its Proportionate Share of (relative to that of other Building occupants sharing in each such service) services as follows:

(a) Heating and Air Conditioning. Landlord shall furnish heating and air conditioning to provide a comfortable temperature (meeting the specifications set forth in the Shell & Core Plans as defined in Exhibit C) for normal business operations to the Premises 24 hours a day 7 days a week subject to periodic maintenance, repair or other minor interruptions in service for safety or health reasons. If Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

(b) Elevators. Landlord shall provide non-attended passenger elevator service and freight elevator service for normal business operations to the Premises 24 hours a day 7 days a week to Tenant in common with Landlord and all other tenants. All such elevator service shall be subject to periodic maintenance, repair or interruptions in service for safety and health reasons; provided Landlord shall use best efforts to provide at least one (1) operable passenger elevator at all times.

(c) Electricity. Landlord shall provide sufficient electricity to operate HVAC equipment, normal office lighting and office, laboratory and other equipment consistent with the following parameters: 1.2 watts per rentable square foot for lighting throughout the Premises and twenty-five (25) watts per rentable square foot for office, laboratory and other equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than machines and equipment normally employed for the permitted uses under Section 6 in a normal density which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. Tenant’s electrical use shall be separately metered and Tenant shall pay to the electrical utility or supplier prior to delinquency the costs for all such electrical usage, or if such use cannot be separately metered it shall be submetered and Tenant shall reimburse Landlord as Additional Rent for the actual cost of its submetered consumption based upon Landlord’s actual cost of electricity.

(d) Water and Sewer. Landlord shall furnish hot and cold tap water for drinking and toilet purposes and waste water lines with taps for access by Tenant. The Premises shall be submetered for water consumption. Tenant shall reimburse Landlord as Additional Rent for the actual cost of its sub metered consumption based upon Landlord’s actual cost of water. Such Additional Rent shall be in addition to Tenant’s obligations pursuant to Section 2(a)(ii) to pay its Proportionate Share of Operating Costs.

(e) Janitorial Service. Landlord shall furnish janitorial service to the Common Areas similar to that furnished in comparable office and laboratory buildings within the City of Seattle. Landlord shall not be required or permitted to provide janitorial service to Tenant’s Premises, and Tenant shall contract with a provider for such services at Tenant’s cost and expense, which provider shall first be approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

(f) Interruption of Services. If any of the Building equipment or machinery providing the services for which Landlord is responsible pursuant to this Section 4 cease to function properly for any cause whatsoever, Landlord shall use reasonable diligence to repair the same promptly. Landlord shall use best efforts to commence repairs within 24 hours of receipt of written notice from Tenant identifying any malfunction or interruption. Provided Landlord uses reasonable diligence, Landlord’s inability to furnish the Project services set forth in this Section 4 due to causes beyond its control, or any cessation thereof resulting from any causes beyond its control, including any entry for repairs necessitated by such causes, and any resulting renovation, redecoration or rehabilitation of any area of the Building, shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant’s business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

(g) Repairs and Maintenance. Landlord shall repair and maintain the Project in a condition and repair comparable to other Class A office projects (excluding those areas that Tenant is required to repair and maintain), including but not limited to (i) the roof and structural portions of the Building, (ii) the exterior walls of the Building, including gutters and downspouts, glass and glazing, (iii) those portions of the sewer, water, gas, telephone, power lines and meters, mechanical, electrical, plumbing, heating, ventilating and air-conditioning equipment, ducts and appurtenances and life safety serving the Project not located within the Premises even if exclusively serving the Premises, (iv) Common Areas, and (v) the parking garage.

(h) Mezzanine Meeting Room. Landlord shall construct, improve and furnish, at its cost, a Building meeting room containing approximately 1,000 RSF on the mezzanine level of the Building, for use by Building tenants as provided herein. The meeting room shall be made available at no charge to tenants in the Building, with use based on each tenant’s Proportionate Share of the Building. The reasonable costs of operating the meeting room shall be included in Operating Costs of the Building.

(i) Building Security and Life Safety Systems. The Shell and Core Plans include a building security system and fire alarm and related life safety systems. Landlord shall install those portions of such systems as identified in the Shell and Core plans. Tenant shall install the portions of such systems as are described in Tenant’s Work. Landlord shall maintain such systems in good working order and repair as intended by the design and specifications thereof, except for such specialized systems as are installed in the Premises by Tenant (e.g., Tenant’s separate fire suppression system), which shall be maintained by Tenant at Tenant’s sole cost.

(j) Inclusion in Operating Costs. All of the services provided by Landlord pursuant to this Section 4 shall be included as Operating Costs, unless specifically excluded in this Section 4 or in Section 2(d)(ii).

5. ALTERATIONS AND REPAIRS.

(a) Landlord’s Consent and Conditions. Tenant shall not make any material improvements or alterations to the structural, mechanical or electrical portions of the Premises (the “Tenant’s Alterations”) without in each instance submitting plans and specifications and the proposed contractor for the Tenant’s Alterations to Landlord and obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord may withhold its consent in its sole discretion for any Tenant’s Alterations which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant’s premises, or (c) is visible from outside the Premises. Further, as a condition to its consent Landlord may require Tenant to remove such Tenant’s Alterations or changes to the Premises upon the expiration or earlier termination of the Term and to restore the Premises to the condition they were in prior to such Tenant’s Alterations, including restoring any damage resulting from such removal, all at Tenant’s expense. If Landlord elects to have Tenant remove any item of Tenant’s Alterations, it shall do so in writing at the time it approves the Tenant’s Alterations and Tenant shall have the option not to proceed with the proposed item of Tenant’s Alterations. This Section 5(a) shall not apply to Tenant’s construction of its initial tenant improvements which shall be governed by Exhibit D.

Tenant shall reimburse Landlord for actual out-of-pocket costs incurred for review of the plans for Tenant’s Alterations. Tenant shall pay for the cost of all Tenant’s Alterations. All Tenant’s Alterations shall become the property of Landlord upon its installation, except for Tenant’s trade fixtures and any other items that Tenant identifies as removable at the time it submits its Tenant’s Alterations plans for approval.

The following requirements shall apply to all Tenant’s Alterations:

(i) Prior to commencement, Tenant shall furnish to Landlord building permits (if required by applicable law) and certificates of insurance as required by this Lease.

(ii) Tenant shall use good faith efforts to perform all Tenant’s Alterations so as to maintain peace and harmony among other contractors serving the Project and shall use good faith efforts to minimize unreasonable interference with other work to be performed or services to be rendered in the Project. Within two (2) days after notice by Landlord to Tenant that the performance of Tenant’s Alterations is unreasonably interfering with other work or services being rendered in the Project, Tenant shall take such action as is required to eliminate such unreasonable interference. Should Tenant fail to cure such unreasonable interference within such two-day period, Tenant shall be liable for any costs or expenses incurred by Landlord as a result of such unreasonable interference.

(iii) The Tenant’s Alterations shall be performed in a good and workmanlike manner, shall be consistent with the quality of work in the initial tenant improvements approved by Landlord pursuant to Exhibit D, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations (“Governmental Requirements”).

(iv) Tenant shall use good faith efforts to perform all Tenant’s Alterations so as to minimize or prevent disruption to or interference with other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

(v) [intentionally omitted].

(vi) If Landlord and Tenant agree to permit Landlord or its employees or contractors to perform all or a portion of Tenant’s Alterations, Landlord will be entitled to a reasonable fee to be agreed upon in each case. If Landlord is not permitted to perform Tenant’s Alterations, Landlord may nevertheless review or inspect all of Tenant’s Alterations during normal business hours, at Landlord’s sole cost.

(vii) Upon completion of any Tenant’s Alterations costing in excess of fifty thousand dollars ($50,000) (increasing by $2,500 at the beginning of each Lease Year), Tenant shall furnish Landlord with contractor’s affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation reasonably required by Landlord.

(b) Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises that are required to be maintained by Landlord shall be damaged by Tenant or its contractors, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, and shall make all repairs and alterations required to comply with any Governmental Requirement applicable to the Project except to the extent Tenant is obligated to make such repair or alteration as required by this Lease. Tenant shall at its expense make all other repairs to the Premises and Tenant’s fixtures and personal property, so as to keep the same in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself after providing Tenant with at least ten (10) days prior written notice. The cost of any repairs made by Landlord on account of Tenant’s default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

(c) No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord’s interest in the Project; any such lien or encumbrance shall attach to Tenant’s interest only. If any mechanic’s lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days after receiving notice of the filing thereof either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) take steps to contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney’s fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

(d) Ownership of Improvements. Except as provided in Section 5(a), all Tenant’s Work and Tenant’s Alterations, partitions, hardware and Fixed Equipment (as defined in Schedule D-1 to Exhibit D) constructed in the Premises shall be owned by Tenant. Upon the termination of the Lease for all or any portion of the Premises, all Tenant’s Work and Tenant’s Alterations, partitions, hardware, Fixed Equipment and all other improvements and all fixtures (except for Tenant’s Moveable Equipment, as defined in Schedule D-1 to Exhibit D) located in the Premises, or any portion thereof, shall be surrendered to Landlord with the Premises, or any portion thereof unless Tenant has requested and Landlord has consented to Tenant’s removal of any portion thereof. Tenant may remove Tenant’s furniture, Moveable Equipment and other items of personal property that are not attached to the Premises at any time without notice to or approval by Landlord.

(e) Removal at Termination. Upon the termination of this Lease or Tenant’s right of possession Tenant shall remove from the Project its furniture, Moveable Equipment and other personal property, including any Tenant’s Alterations required to be removed pursuant to Section 5(a). Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not remove such property prior to the termination of this Lease or Tenant’s right of possession, then Tenant shall be conclusively presumed to have, at Landlord’s election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailer of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord; upon demand, any reasonable expenses incurred for disposition (net of any proceeds received by Landlord).

6. USE OF PREMISES. Tenant shall use the Premises only for biomedical laboratory research, and general office and administrative services and for no other purpose. Except as specifically provided for in this Section 6, the Premises shall not be used for any other purpose without Landlord’s prior written consent which consent may not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that in no event shall any portion of the Premises be used for a vivarium for animals larger than rodents. At either’s request, Landlord and Tenant shall cooperate and assist each other in developing and implementing a communications plan for the Project and Tenant’s use of the Premises, including any uses that may be deemed controversial. The reasonable costs to develop or implement a communications plan with respect to a Tenant use that is deemed controversial shall be paid by Tenant; provided that any such costs shall be reasonably allocated between Tenant and any other tenant whose use is addressed by the communications plan. Except as permitted above, Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord’s insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises except as authorized and permitted under Section 27 of this Lease. Except as permitted above, Tenant shall not allow any use of the Premises which would unreasonably interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises or allow any offensive noise or odor in or around the Premises to emanate outside of the Premises. Subject to events beyond Landlord’s control or for safety or health reasons, Tenant and its employees shall have access to the Premises 24 hours per day, 7 days a week.

Tenant shall comply, at Tenant’s cost, with any and all applicable provisions of the April 29, 2002 Transportation Management Plan, a copy of which has been supplied to Tenant.

If any governmental authority shall deem the Premises to be a “place of public accommodation” under the Americans with Disabilities Act (“ADA”) or any other comparable law as a result of Tenant’s use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws. If any governmental authority shall deem any portion of the Project (other than the Premises) to be a

“place of public accommodation” under the ADA or any other comparable law as a result of the uses permitted under applicable laws and the Master Use Permit or other land use permits for the Project, Landlord shall be responsible for, at its cost, any alterations, structural or otherwise, required to be made to the Building (other than the Premises) under such laws. Landlord agrees that Landlord’s Work in the Premises shall comply with the ADA.

7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its particular use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord, provided the same are not inconsistent with the provisions of this Lease. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and all other tenants in the Building. Landlord shall comply with all Governmental Requirements applicable to design, construction and operation of the Project, except to the extent that such compliance is the obligation of Tenant under this Lease.

8. INDEMNIFICATION; WAIVER OF IMMUNITY; INSURANCE

(a) Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its members, managers, officers, directors, employees and agents (not including any other tenants) against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project to the extent arising from the use of the Premises by Tenant or from any other act or omission or negligence of Tenant or any of Tenant’s employees, invitees, guests, agents or contractors. Tenant’s obligations under this section shall survive the termination of this Lease.

Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property to the extent arising in the Common Areas except to the extent caused by Tenant, or any of Tenant’s employees, invitees, guests, agents or contractors or against any act or omission or negligence of Landlord or any of Landlord’s employees, agents (not including any other tenants) or contractors. Landlord’s obligations under this section shall survive the termination of this Lease.

(b) Waiver of Immunity. EACH OF LANDLORD AND TENANT HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO THE PARTIES INDEMNIFIED UNDER THE PRECEDING PARAGRAPHS UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51) AND/OR THE LONGSHOREMAN’S AND HARBORWORKER’S ACT AND/OR ANY EQUIVALENT ACTS AND EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST AN INDEMNIFIED PARTY BY THE INDEMNIFYING PARTY’S EMPLOYEES. THIS WAIVER SHALL APPLY TO THE MINIMUM EXTENT NECESSARY TO GIVE EFFECT TO THE INTENT OF THE FOREGOING INDEMNIFICATION PROVISIONS, HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND EACH PARTY HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED, TO CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

(c) Risk Management Option. Landlord hereby consents to Tenant’s right to comply with and satisfy the obligations contained in Section 8(d) as to maintenance of policies of insurance by maintaining its current risk management program, as it may be modified from time to time, (“Risk Management Program”) in lieu of actually obtaining the applicable insurance policies provided in Section 8(d), provided such Risk Management Program includes a self insured retention and/or deductible of no more than $2 million, Tenant provides to Landlord certificates of insurance with evidence of insurance coverage above the $2 million, and Tenant maintains Net Assets as described below. If (i) Tenant’s Risk Management Program does not comply with the above sentence, or (ii) if Tenant’s Total Net Assets fails below Two Hundred Million Dollars ($200,000,000) or Tenant’s Unrestricted Net Assets falls below One Hundred Fifty Million Dollars ($150,000,000) (the “Non-Compliance Period”), then the right of Tenant to insure pursuant to its Risk Management Program shall terminate, and during the Non-Compliance Period, Tenant shall comply with all of the obligations set forth in the Lease respecting insurance to be maintained by Tenant without its Risk Management Program. As used herein, “Total

Net Assets” means the excess of total assets over total liabilities, as determined by audited financial statements, and “Unrestricted Net Assets” means Total Net Assets less temporarily or permanently restricted assets under generally accepted accounting principles. If Tenant elects to maintain its Risk Management Program pursuant hereto, Tenant shall have all of the obligations and liabilities of an insurer and the remaining provisions of the Lease relating to insurance coverage, indemnity, insurance proceeds, waiver of subrogation and the like shall apply with respect to Tenant as they would with respect to an insurer (and, without limiting the generality of the foregoing, such self-insurance shall provide the same benefits and protections as provided in the current edition of the relevant insurance forms provided through the Insurance Services Office (“ISO”), with coverage equivalent to or broader than the coverages under such ISO forms), all as if Tenant had maintained the insurance required to be maintained by Tenant under the Lease without self-insurance.

If Tenant fails or refuses to maintain any insurance required while in a Non-Compliance Period and does not procure the proper insurance, Landlord may, at its option, ten (10) days after written notice to Tenant, procure insurance for Landlord’s benefit and/or interests and any and all premiums paid by Landlord therefor shall be deemed Additional Rent and shall be due on demand. Landlord will not be responsible to procure insurance for Tenant’s interests and/or benefit.

(d) Tenant’s Insurance. Except as provided by Section 8(c) above, Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(i) Commercial General Liability Insurance, on an “occurrence” basis, with (a) Premises and Operations Liability, (b) Personal and Advertising Injury, (c) Contractual Liability including the indemnification provisions contained in Section 8(a) of this Lease, (d) a severability of interest endorsement, and (e) limits of not less than Two Million Dollars ($2,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury and property damage. Landlord shall be named as an additional insured on this policy. Coverage will extend to the indemnification by Tenant to Landlord as set forth in this Agreement. Any deductible or self-insured retention must be commercially reasonable and must be disclosed to Landlord.

(ii) Business Automobile Liability, including coverage for owned, non-owned, leased or hired vehicles providing a minimum limit for Bodily Injury and Property Damage of One Million Dollars ($1,000,000) combined single limit each accident.

(iii) Umbrella liability coverage in an amount of not less than Ten Million Dollars ($10,000,000) providing excess liability over the Commercial General Liability and Business Auto Liability Insurance; provided, however, the umbrella coverage need not provide excess coverage over the Business Auto Liability policy as long as the limit of Tenant’s Business Auto Liability coverage is at least $1 million per occurrence, with no aggregate limit; and provided further that Landlord waives the requirement of umbrella liability coverage, as long as Tenant maintains the primary layer of Commercial General Liability Coverage of $15 million or more.

(iv) Property Insurance on the “Causes of Loss – Special Form” (I.S.O. 1991 version or as amended) for all risk of physical loss or damage, covering 100% of the replacement cost of Tenant’s personal property, business income and all Tenant’s improvements and fixtures installed in the Premises by Tenant. Tenant waives all rights of subrogation, and Tenant’s property insurance shall include a waiver of subrogation in favor of Landlord. Tenant shall furnish Landlord with a certificate of insurance as required in the Insurance Certificates section of this Lease.

(v) Statutory Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$1,000,000
Disease—Policy Limit	$1,000,000
Disease—Each Employee	$1,000,000

Tenant’s insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and, if Tenant is so notified, Landlord’s building manager or agent and ground lessor, shall be named as additional insureds as respects to insurance required of the Tenant in Section 8(d)(i) on a form generally used in the insurance industry. The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord’s reasonable approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

(e) Tenant Contractor’s Insurance. Tenant shall cause any general contractor of Tenant performing substantial work on the Premises to maintain insurance as follows:

(i) Commercial General Liability Insurance on an occurrence basis including, but not limited to, contractual Liability, Owner’s and Contractor’s Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

Bodily Injury and Property Damage:	$2,000,000/each occurrence
$2,000,000/aggregate

* Products/Completed Operations Liability Insurance is to be provided for a period of at least three (3) years after completion of work.

Coverage should include protection for Explosion, Collapse and Underground Damage.

(ii) Statutory workers’ compensation or similar insurance required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$1,000,000
Disease—Policy Limit	$1,000,000
Disease—Each Employee	$1,000,000

(iii) Business Automobile Liability, coverage providing a minimum limit for Bodily Injury and Property Damage of One Million Dollars ($1,000,000) combined single limit each accident.

This insurance will apply to all owned, non-owned, leased or hired automobiles to be used by the Contractor in the completion of the work.

(iv) Umbrella liability coverage in an amount of not less than Ten Million Dollars ($10,000,000) providing excess liability over the Commercial General Liability and Business Auto Liability Insurance.

Tenant’s contractor’s insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord’s building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant’s contractor’s insurance policies on Form CG2010 11/85 (ISO) or equivalent. The company or companies writing any insurance which Tenant’s contractor is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord’s reasonable approval, and any such company shall be licensed to do business in the state in which the leased premises is located. Such insurance companies shall have an A.M. Best rating of A-VI or better.

(f) Insurance Certificates. With respect to each such policy or agreement, Tenant shall deliver to Landlord certificates with respect to such insurance, in a customary form used by Tenant, evidencing all required insurance at least thirty (30) days prior to the expiration of such insurance and no later than five (5) days prior to Tenant’s occupancy of the Premises, and prior to each renewal of this Lease (if any). Each certificate will provide for thirty (30) days prior written notice of cancellation or non-renewal to Landlord and Tenant.

(g) Landlord’s Insurance. Landlord shall carry the following insurance:

(i) Property insurance on the Project (including all fixtures, machinery and equipment initially installed by Landlord) on the “Causes of Loss – Special Form” including, at Landlord’s option, coverage against damage by earth movement (either by endorsement or by a separate policy), boiler and machinery coverage and rental income. Landlord’s property insurance shall include coverage for the full 100% replacement cost of the insured property on an agreed amount basis and increased cost of construction coverage and shall not include a co-insurance clause. Landlord waives all rights of subrogation, and Landlord’s property insurance shall include a waiver of subrogation in favor of Tenant.

(ii) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in Section 8(a) of this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury and property damage.

(iii) Umbrella liability coverage in an amount of not less than Five Million Dollars ($5,000,000) providing excess liability over the Commercial General Liability Insurance.

(iv) Statutory Workers’ compensation or similar insurance in form required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$1,000,000
Disease—Policy Limit	$1,000,000
Disease—Each Employee	$1,000,000

(v) Business Automobile Liability including coverage for owned, non-owned, leased or hired vehicles providing a minimum limit for Bodily Injury and Property Damage of $1,000,000 combined single limit each accident.

(vi) Upon Tenant request, Landlord shall deliver to Tenant Certificates of Insurance showing evidence of the coverages Landlord is required to carry.

(h) Adjustment of Limits. Every five (5) years during the Term of this Lease, the limits of the insurance policies required above may be increased to such higher amounts as are commercially reasonable in light of the then current market conditions provided that the coverage requirements must be consistent with the amounts that commercial landlords carry or require in leases in the market area in which the Premises are located for premises used for laboratory and office space.

9. FIRE AND OTHER CASUALTY.

(a) Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building (including all portions of the Premises included in Landlord’s Work) so that the Premises is available for Tenant to either repair or build out its Premises and install its improvements, personal property and fixtures to at least the same condition that existed immediately prior to the casualty. If the time needed to so restore the Building (including all portions of the Premises included in Landlord’s Work) exceeds fifteen (15) months from the beginning of the restoration, if the time needed to restore would take more than twenty percent (20%) of the remaining Term, or if financing is not available on commercially reasonable terms to restore the Building and Premises, then either Landlord or Tenant may terminate this Lease by giving the other party such notice of termination within twenty (20) days after the notifying party’s receipt of the architect’s certificate. Provided, however, if the 20% limitation would not apply if Tenant exercised an available Extension Option, Landlord may deliver to Tenant a notice indicating Landlord’s intent to cancel unless Tenant chooses to exercise its Extension Option. If Tenant does not so exercise the Extension Option within 30 days after receipt of Landlord’s notice, the Lease shall be terminated in accordance with Landlord’s notice. If Tenant chooses to extend, such choice shall be binding on Tenant, and Tenant shall have no right to withdraw the Extension Notice. The termination shall be effective twenty (20) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement of Rent for any portion of the Premises which has been untenantable after the casualty.

(b) Restoration. If a casualty causes damage to the Building but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building (including all portions of the Premises included in Landlord’s Work) in accordance with current Governmental Requirements. If Landlord restores the Building and the Lease is not terminated, then Tenant shall replace its damaged improvements, personal property and fixtures to a condition comparable to the condition prior to the casualty. Rent shall be abated on a per diem basis during the restoration of the Building and for up to a reasonable period thereafter for the repair and rebuilding of the Premises and installation of Tenant’s personal property and fixtures to a condition comparable to the condition prior to the casualty. Landlord shall permit Tenant access to the Premises to complete restoration of its improvements and fixtures during the final period of restoration of the Project to the same extent as during the initial construction of the Premises and Tenant’s Work.

(c) Failure to Complete Restoration. If within fifteen (15) months from the beginning of restoration, the Building is not restored by Landlord to the extent that Tenant may begin reconstruction of its improvements and fixtures then Tenant may terminate this Lease by giving sixty (60) days written notice to Landlord. Such termination shall be effective sixty (60) days after the date of Tenant’s termination notice unless Landlord completes the restoration within such sixty (60) day period.

10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either Landlord or Tenant may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking provided that Landlord terminates the leases of all other tenants in the Building and intends to redevelop the Land for non-laboratory uses. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

Tenant hereby waives its right to receive any award for its interest in this Lease, for loss of its leasehold interest, but shall be entitled to recover the value of its leasehold improvements, alterations and trade fixtures installed in the Premises and paid for by Tenant, which shall not include improvements paid for by the Allowance (as defined in Exhibit D). Tenant shall also be entitled to such compensation as may be awarded or recoverable by Tenant for Tenant’s moving expenses.

11. RIGHTS RESERVED TO LANDLORD. Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind, except as otherwise provided herein:

(a) Signs. To install and maintain any signs on the exterior and in the interior of the Building other than in the Premises, and to approve at its reasonable discretion, prior to installation, any of Tenant’s signs in the Premises visible from the common areas or the exterior of the Building.

(b) Window Treatments. To approve, at its reasonable discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

(c) Roof. To fully control and prohibit all access to, construction, placement and repair of all improvements and equipment located on the roof of the Building, except to the extent otherwise provided in the Addendum. Landlord shall not install or permit installation of any rooftop equipment that unreasonably interferes with Tenant’s equipment. Tenant has reviewed the Shell and Core plans and agree that the rooftop equipment proposed will not unreasonably interfere with Tenant’s equipment.

(d) Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall have the right to install, maintain and operate its own security system for the Premises provided that Landlord is provided a means of accessing the Premises as and when permitted by this Lease.

(e) Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. In exercising its rights to enter the Premises under this paragraph or any other provision of this Lease, Landlord shall comply with Tenant’s reasonable requirements with respect to security (including any requirement that Landlord enter certain areas only when accompanied by a Tenant representative, except as necessary in emergency situations) and health and safety as well as all requirements with respect to cleanliness or other laboratory standards in laboratory areas. Landlord shall use diligent efforts not to interfere with Tenant’s business operations. Landlord shall treat all information about Tenant’s operations obtained by entering the Premises as confidential, shall not disclose such information to any other person and shall cause all of Landlord’s employees to abide by such prohibition. Landlord shall require any third party entering the Premises to execute and deliver to Tenant a nondisclosure or confidentiality agreement on a form provided by Tenant.

(f) Floor Loading. Tenant shall not exceed floor loads of one hundred twenty-five (125) pounds per square foot live load, unless approved by Landlord.

(g) Show Premises. To show the Premises to prospective purchasers, brokers, lenders, investors, and rating agencies at any reasonable time and to prospective tenants during the final twelve (12) months of the term if Tenant has not exercised an option to extend the term, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant’s use of the Premises. Landlord shall comply with Section 11(e) in exercising its rights under this Section 11(g).

(h) Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent’s receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant. Notices to Landlord delivered to the lockbox, shall not, under any circumstance, be deemed to have been received by Landlord; it being understood that notices to Landlord must be delivered in the manner set forth in Section 22 hereof.

(i) Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises and to temporarily close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of Common Areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. If necessary to protect Tenant’s laboratory work, Tenant may further require that work done in the Premises be limited in time and manner, provided that Tenant shall pay Landlord for any additional reasonable expenses actually incurred by reason of such time and manner requirements. In any event, Landlord shall use diligent efforts in connection with such work to avoid unreasonable interference with Tenant’s operations. Landlord may do or permit any work on any nearby building, land, street, alley or way.

(j) Landlord’s Agents. If Tenant is in default under this Lease, possession of Tenant’s funds or negotiation of Tenant’s negotiable instrument by any of Landlord’s agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

(k) Building Services. To install, use and maintain above the ceiling or beneath the floor of the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises or any equipment or systems therein, provided, however, that Tenant shall not alter such areas so that Landlord will be prevented from maintaining those portions of the Shell and Core, or other tenant’s necessary systems, in such areas. If Landlord needs to so install through the Premises but below the ceiling or above the floor, such installation shall require Tenant’s consent, which shall not be unreasonably withheld or conditioned, provided that Tenant’s consent may include conditions requiring a reasonable method of installation which creates the least interference with Tenant’s use of the Premises or any equipment or systems therein.

(l) Other Actions. To take any other reasonable action in connection with the operation, maintenance or preservation of the Building.

12. TENANT’S DEFAULT. Any of the following shall constitute a default by Tenant:

(a) Rent Default. Tenant fails to pay any Rent within five (5) days after notice that the payment was not received when due.

(b) Assignment/Sublease Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease;

(c) Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease and this failure continues for twenty (20) days after written notice from Landlord (provided, however, that the notice and cure period shall be reduced to ten (10) days if the alleged default affects other tenants in the Project), except that if Tenant begins to cure its failure within the twenty (20) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the twenty (20) day period shall be extended sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

(d) Credit Default. One of the following credit defaults occurs:

(i) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of sixty (60) days or results in the entry of an order for relief against Tenant which is not fully stayed within sixty (60) days after entry;

(ii) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

(iii) Any third party obtains a levy or attachment under process of law against Tenant’s leasehold interest, which is not reversed or stayed within sixty (60) days after the entry thereof.

13. LANDLORD REMEDIES.

(a) Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant’s possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises in accordance with applicable laws and may, at Tenant’s sole cost, remove any of Tenant’s signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

(b) Lease Termination Damages. If Landlord terminates this Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord’s reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of eight percent (8%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

(c) Possession Termination Damages. If Landlord terminates Tenant’s right to possession without terminating this Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its commercially reasonable discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building provided that Landlord must make reasonable efforts to relet the Premises and otherwise mitigate its damages. Any proceeds from reletting the Premises shall first be applied to the expenses of relating, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses, all of which shall be amortized on a straight-line basis over the term of the new lease and Landlord’s damages shall include only that portion attributable to the remaining term of this Lease. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

(d) Landlord’s Remedies Cumulative. All of Landlord’s remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord’s acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant except for any breach with respect to the payment so accepted. Landlord may advance such monies and take such other actions for Tenant’s account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

(e) Landlord’s Cure. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

14. SURRENDER. Upon termination of this Lease or Tenant’s right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord required Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Base Rent at 150% of the rate in effect immediately prior to such holdover plus Operating Cost Share Rent and Tax Share Rent computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord’s direct damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord’s right to regain possession or any other of Landlord’s remedies.

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

(a) Subordination. This Lease shall be subordinate to any future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease; provided, however, that such subordination shall not be effective unless such ground lessor or Mortgagee executes and delivers to Tenant a nondisturbance agreement in a commercially reasonable form acceptable to Tenant and such ground lessor or mortgagee. Tenant shall within ten (10) business days of the request either provide written objections to the form provided or execute and deliver to the requesting party any reasonable documents provided to evidence the subordination provided that such documents shall (i) provide Tenant’s rights under the Lease shall not be disturbed so long as Tenant is not in default under this Lease beyond applicable notice and cure periods, (ii) not modify this Lease in any respect; and (iii) not increase Tenant’s obligations (except that Tenant may be required to provide copies of notices to the mortgagee or ground lessor) or decrease Tenant’s rights under this Lease. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

(b) Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed, in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant except as permitted herein, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) business days of the request any reasonable document furnished by the requesting party to evidence Tenant’s agreement to attorn.

(c) Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any Security Deposit to Tenant as provided under this Lease, but only to the extent the Security Deposit is transferred to such ground lessor or mortgagee.

(d) Notice and Right to Cure. If the Project is subject to any ground lease or mortgage and Landlord has notified Tenant of the name and address of the ground lessor or mortgagee, Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee so identified, a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but the ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then the ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure provided that such party promptly and diligently pursues legal action to obtain possession, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

(e) Definitions. As used in this Section 16, “mortgage” shall include a deed of trust, trust deed or mortgage; “mortgagee” shall include a beneficiary, trustee, or mortgagee (including the mortgagee of any ground lessee); and “ground lessor,” “mortgagee,” and “purchaser at a foreclosure sale” shall include, in each case, all of its or their respective successors and assigns.

17. ASSIGNMENT AND SUBLEASE.

(a) In General. Except as provided in Section A of the Schedule and elsewhere herein, Tenant shall not, without the prior written consent of Landlord in each case, which consent shall not be unreasonably withheld, conditioned or delayed, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant’s interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant’s interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises (each of which shall be referred to herein as a “Transfer”. A Transfer to any entity Controlling, Controlled by or under common Control with Tenant shall not be prohibited and shall not be covered by any of Sections 17(d), 17(e) or 17(g), provided, however, that such a Transfer shall be subject to all the provisions of this Section 17 if it is part of a plan or multiple step transfer to transfer to an entity not under common control with Tenant. Tenant shall provide Landlord with thirty (30) days advance written notice of any such Transfer.

(b) [intentionally omitted]

(c) Tenant Primarily Liable. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord’s reasonable attorneys’ fees and other third-party expenses reasonably incurred in connection with any proposed Transfer. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord’s prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Building, shall be transferred to the assignee or subtenant.

(d) Landlord’s Consent. It shall be reasonable for Landlord to withhold its consent to any Transfer if (i) the proposed transferee is a party to whom Landlord has submitted a proposal to lease space in the Building within the previous one hundred eighty (180) days, (ii) the proposed transferee is an existing tenant in the Building and Landlord has space available in the Building to accommodate all of such tenant’s space needs, (iii) the financial responsibility, nature of business, and character of the proposed transferee are not reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Building or is in violation of the terms of this Lease, or (v) Tenant is in default under this Lease at the time consent is requested. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

(e) Procedure. Tenant shall notify Landlord of any proposed Transfer at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed transferee, a proposed form for the Transfer documentation, and sufficient information to permit Landlord to determine the financial responsibility, proposed use and character of the proposed transferee.

(f) Change of Management or Ownership. No transfer of the direct or indirect power to affect the management or policies of Tenant or the transfer of its assets, including any merger or consolidation, shall constitute an assignment of this Lease.

(g) Excess Payments. During any extension term, if Tenant shall assign this Lease or enter into any sublease for any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any such excess Rent monthly upon receipt, determined after Tenant’s recovery of all reasonable, actual costs and expenses of assignment or subleasing incurred by Tenant (including broker fees, legal fees and tenant improvement costs, if any).

18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations under this Lease occurring after such transfer, including the obligation to return to Tenant any security deposit so long as such security deposit and/or letter of credit has been delivered or transferred to or credited to Landlord’s and/or letter of credit’s transferee and the transferee has acknowledged receipt in writing and has assumed the obligations from which Landlord is to be released, and Tenant shall look solely to Landlord’s successors for performance of such obligations. This Lease shall not be affected by any such transfer.

19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other factual matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that to the best of the noncertifying party’s knowledge there are no uncured defaults by the requesting party, that not more than one month’s Rent has been paid in advance, that the non-certifying party has not paid any security deposit except as stated in this Lease, and that to the best of the non-certifying party’s knowledge the non-certifying party has no claims or offsets against the requesting party.

20. FORCE MAJEURE. If either party to this Lease, as the result of any (i) strikes, lockouts, or labor disputes; (ii) inability to obtain labor or materials or reasonable substitutes therefor, unusual delay in transportation, or adverse weather conditions not reasonably anticipatable; (iii) war, governmental action, court order, condemnation, civil unrest, terrorism, riot, fire or other casualty; (iv) acts of God; or (v) other conditions similar to those enumerated in this section; in all such cases beyond the reasonable control of the party obligated to perform (except for financial inability) (collectively; “Force Majeure”), fails punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question but only to the extent occasioned by such event.

21. [INTENTIONALLY OMITTED]

22. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

To Landlord as follows:	c/o Harbor Properties, Inc.
500 Union Street, Suite 200
Seattle, Washington 98101

and to

Vulcan Inc.
505 Union Station
505 Fifth Avenue South, Suite 900
Seattle WA 98104
Attn: Vice President Real Estate

with a copy to:	Foster Pepper & Shefelman PLLC
1111 Third Avenue
Suite 3400
Seattle, Washington 98101
Attn: Joe Delaney

or to such other person at such other address as Landlord may designate by notice to Tenant.

To Tenant as follows:	Children’s Hospital and Regional Medical Center
MS CH-01
4800 Sand Point Way NE
Seattle, WA 98105
Attn: General Counsel

with a copy to:	McCullough Hill Fikso Kretschmer & Smith P.S.
2025 First Avenue #1130
Seattle, Washington 98121
Attn: Bob Fikso

or to such other person at such other address as Tenant may designate by notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

23. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

24. REAL ESTATE BROKER. Tenant and Landlord represent to each other that it has not dealt with any real estate broker, agent or finder with respect to this Lease except for any broker(s) listed in paragraphs F. & G. of the Schedule, if any, and no other broker, agent or finder is in any way entitled to any broker’s fee, compensation or other payment in connection with this Lease. Landlord shall pay Tenant’s Broker a commission in an amount identified by separate agreement between Landlord, Tenant and Tenant’s Broker, payable one-half upon Lease execution and one-half at the Commencement Date (the “Tenant’s Broker Commission”). Landlord shall pay Landlord’s Broker a commission pursuant to a separate agreement. Except for claim for the Tenant’s Broker Commission, Tenant shall indemnify, defend, protect and hold Landlord harmless from any claims demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorneys’ fees, expert fees, and other expenses) for any leasing commission, finder’s fee or other compensation alleged to be owing by or through Tenant’s Broker. Landlord shall indemnify, defend, protect and hold Tenant harmless from any Claims demands, losses, liabilities, lawsuits, judgments, and costs and expenses

(including reasonable attorneys’ fees, expert fees, and other expenses) for any leasing commission, finder’s fee or other compensation alleged to be owing by or through Landlord’s Broker. Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorneys’ fees, expert fees, and other expenses) for any leasing commission, finder’s fee or other compensation alleged to be owing on account of the indemnifying party’s dealings with any broker, agent or finder other than the Brokers listed in paragraphs F. & G. of the Schedule.

25. MISCELLANEOUS.

(a) Successors and Assigns. Subject to the limits on Tenant’s assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

(b) Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount due hereunder for which Landlord renders a statement of account within ten (10) business days of Tenant’s receipt of Landlord’s statement.

(c) Meaning of “Landlord”, “Re-Entry”, “including” and “Affiliate”. The term “Landlord” means only the owner of the Project and the lessor’s interest in this Lease from time to time. The words “re-entry” and “re-enter” are not restricted to their technical legal meaning. The words “including” and similar words shall mean “without limitation.” The word “affiliate” shall mean a person or entity controlling, controlled by or under common control with the applicable entity. “Control” shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

(d) Time of the Essence. Time is of the essence of each provision of this Lease.

(e) No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

(f) Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

(g) Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

(h) Lease Modification. Tenant agrees to consider in good faith any request to modify this Lease in any reasonable way requested by a mortgagee if and to the extent such modification will not cause increased expense to Tenant or otherwise adversely affect Tenant’s interests or increase its obligations under this Lease.

(i) No Oral Modification. No modification of this Lease shall be effective, unless it is a written modification signed by both parties.

(j) Landlord’s Default. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing before exercising any remedies and, if such breach is reasonably susceptible of being cured, shall exercise no remedies respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion within a reasonable time, except to the extent expressly provided to the contrary in this Lease.

(k) Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

(l) Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease, and that, in so doing, it shall not violate any contract, agreement, mortgage, deed of trust, undertaking, judgment order or decree to which it is a party or by which it is bound,

(m) Landlord’s Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent, provided that Landlord has identified the agent to Tenant and Tenant shall thereafter be entitled to treat such party as Landlord’s agent for all purposes under this Lease.

(n) Entire Agreement. This Lease, together with all Appendices, Addenda, and Exhibits constitute the entire agreement between the parties with respect to the Premises. Appendices, Addenda and Exhibits attached hereto are incorporated herein by this reference. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

(o) Landlord’s Title. Landlord represents and warrants that City Investors VI L.L.C. is seized with fee simple title to the Land of the date hereof, and that City Investors VI L.L.C. is obligated to contribute the Land to Landlord upon commencement of construction. Landlord’s title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord’s title. Tenant may record in any public records, at any time following Landlord’s taking title to the Land, a memorandum of this Lease in a commercially reasonable form approved by Landlord. Landlord agrees to execute, acknowledge and deliver same to Tenant promptly upon request. If Landlord has not received fee title to the Land, free and clear of any deeds of trust or mortgages other than the deed of trust in favor of Landlord’s construction lender and free and clear of any prior lease (other than the SBRI Lease) on or before December 15, 2002, Tenant shall have the right to cancel this Lease upon ten (10) days written notice; provided that if Landlord takes title between the time Tenant’s notice is delivered and the end of the 10-day period, Tenant’s right to cancel shall end and the notice shall be void. If this Lease is terminated by Tenant’s notice, Landlord and Tenant shall have no further rights or obligations under this Lease, except that Tenant have the right to receive from Landlord a payment of Tenant’s reasonable out-of-pocket expenses incurred in connection with this Lease (including attorney fees, architect fees and the like).

(p) Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises. Landlord further reserves to itself limited rights in the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building, subject to the terms and conditions as described in Sections 11(i) and 11(k) above.

(q) Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

(r) No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

(s) Property Management. Prior to appointment of each Property Manager, Landlords shall use good faith efforts to notify Tenant of the property managers being considered by landlord, and tenant shall have the right to comment on such potential property managers, provided, however, that Tenant, shall have no right to approve Landlord’s selection of a Property Manager and Landlord’s failure to consult with Tenant shall not entitle Tenant to any remedies under this Lease.

(t) Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises.

(u) Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

(v) Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12(a), if Tenant fails to pay any installment of Rent or other charge to be Paid by Tenant pursuant to this Lease within five (5) days after Landlord’s notice to Tenant that the same has not been paid when due, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. With respect to monthly payment of Rent, the provision for notice shall apply only to the first late payment in any 12-Month period. Any additional late payments of Rent in such 12-Month period shall be subject to the late charge upon the expiration of five (5) days after the due date, without regard to notice. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid in the manner provided in Section 2(e)(ii). Such late charge and interest shall constitute Additional Rent.

(w) Tenant’s Financial Statements. Within ten (10) days after Landlord’s written request therefor, Tenant shall deliver to Landlord the most current audited annual and unaudited quarterly financial statements of Tenant, including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied.

(x) Parking. Tenant shall have the right, but not the obligation, to use and pay for up to forty-seven (47) parking stalls, plus Tenant’s share of any “overparking”, in the parking garage on a non-exclusive basis, with a corresponding allocation of parking passes. Tenant shall pay the rates for such stalls as established from time to time by Landlord, which shall be comparable to parking rates for underground parking for comparable buildings in the South Lake Union Area. The parties agree that the initial rate shall be determined on the Commencement Date, but in no event shall the initial rate be less than one hundred thirty five dollars ($135.00) per month per stall nor, for the first three Lease Years, shall the rate exceed such amount. Tenant shall pay for such parking monthly, in advance. Subject to availability, Tenant may rent additional parking stalls on a month-to-month basis. Parking stalls are available 24 hours a day, 7 days a week except for days required for maintenance, repair, cleaning, painting, striping, and for health and safety reasons. Tenant may park in parking area upon the reasonable terms and conditions as may from time to time be established by the operator of such parking area.

26. UNRELATED BUSINESS INCOME. [Intentionally Omitted]

27. HAZARDOUS MATERIALS.

(a) “Hazardous Material” means any substance, waste or material which is deemed hazardous, toxic, radioactive pollutant or a contaminate, under any federal, state, or local statute, law, ordinance, rule regulation, or judicial or administrative order or decision, now or hereafter in effect.

(b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises, the Building and/or the Land by Tenant, its agents, employees, contractors, or invitees except in compliance with Tenant’s Hazardous Materials Program. Tenant shall prepare a Hazardous Materials Program adapted specifically to the Premises and shall provide it to Landlord for Landlord’s approval at least sixty (60) days prior to the Commencement Date. Upon prior written approval from Landlord, which shall not be unreasonably withheld or delayed, Tenant may update and modify its Hazardous Materials Program from time to time as Tenant deems necessary to reflect changes in Tenant’s operations in the Premises. Tenant shall obtain all permits required with respect to any Hazardous Materials brought onto the Premises by Tenant. All Hazardous Materials shall be used, kept, and stored in a manner that complies with Tenant’s Hazardous Materials Program and with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises. Notwithstanding the foregoing, Tenant shall not be in violation of this provision by its use and storage of standard office products which meet the definition of Hazardous Material, if such products and materials are used by Tenant with due care and in accordance with the instructions of the product manufacturer, in the reasonable and prudent conduct of Tenant’s business in the Premises.

(c) Tenant shall be liable to Landlord for any and all clean-up costs and any and all other charges, fees, and penalties imposed by any governmental authority with respect to Tenant’s use, disposal, release, transportation, generation and/or sale of Hazardous Materials or other waste materials in or about the Project. Tenant shall indemnify, defend and save Landlord harmless from any and all claims, losses, costs, fees, penalties and charges assessed against, incurred by or imposed upon Landlord as a result of Tenant’s use, disposal, release, transportation, generation and/or sale of Hazardous Materials or other waste materials in or about the Project.

Tenant shall promptly notify Landlord in writing of (i) any notices of violation or potential or alleged violation of any Environmental Law in the Premises are received by Tenant from any governmental agency; (ii) any inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to Tenant’s activities in the Premises, and (iii) all claims made or threatened by any third-party against Tenant or the Premises relating to Tenant’s activities in the Premises.

If any release or spill of any Hazardous Materials into the environment, including surface water, groundwater, drinking water supply, land, soil, surface or subsurface strata or the ambient air, where such release or spill is potentially in violation of Environmental Laws or is required to be reported to the Washington State Department of Ecology or other appropriate governmental authority (“Environmental Condition”) occurs in or about the Premises, Tenant shall promptly prepare a remediation plan for Landlord’s review and approval. Tenant’s obligation to remediate any Environmental Condition shall not be contingent on an enforcement action by any governmental authority and shall be independent of any governmentally mandated remediation. If Landlord approves the plan, then Tenant shall implement the remediation plan at Tenant’s sole cost and expense. If the remediation plan is not reasonably acceptable to Landlord, or if Tenant fails to implement the remediation plan within a reasonable period of time, then Tenant shall reimburse Landlord for the actual cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord, upon demand, in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall between the estimated payment and the actual costs within thirty (30) days after Landlord bills Tenant therefor or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be.

(d) Landlord shall be liable to Tenant for any and all clean-up costs and any and all other charges, fees, and penalties imposed by any governmental authority with respect to (i) Landlord’s use, disposal, release, transportation, generation and/or sale of Hazardous Materials or other waste materials in or about the Project, or (ii) the presence of any Hazardous Materials in, on or under the Land (including any groundwater) or in the Building on the Commencement Date. Landlord shall indemnify, defend and save Tenant harmless from any and all costs, fees, penalties and charges assessed against or imposed upon Tenant as a result of (i) Landlord’s use, disposal, release, transportation, generation and/or sale of Hazardous Materials or other waste materials in or about the Project or (ii) the presence of any Hazardous Materials in, on or under the Land (including any groundwater) or in the Building on the Commencement Date.

28. TELECOMMUNICATION LINES AND EQUIPMENT

(a) Location of Tenant’s Equipment and Landlord.

(i) Landlord shall provide and install (at Landlord’s cost) conduit for connecting the voice/data/communications rooms on each floor of the Building to and through the rights-of-way in Westlake Avenue and the alley adjacent to the western boundary of the Land, for purposes of providing a means of connection to fiber optic and other communication lines in Westlake Avenue and such alley, and Tenant shall have the right to use the conduit for purposes of connecting to such fiber optic lines upon reasonable terms required by the provider. The Building Shell and Core shall include at least two conduits of four inches in diameter for the exclusive use of Tenant. Tenant shall have the right to enter portions of the Building outside of the Premises for the purpose of accessing its conduits, and shall use reasonable efforts not to disturb other tenants in so doing. The installation of a fiber optic terminal is subject to a provider determining whether the Building will generate demand for such terminal sufficient to justify the installation. In the alternative, Tenant may elect to pull its own fiber and in such event a fiber optic terminal shall be installed whether or not any provider makes such a determination. From time to time during the Term, Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the “Lines”) at the Building in or serving the Premises, only with Landlord’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed by Landlord so long as there is adequate capacity for such Lines in the risers for the Building. Tenant shall locate all electronic telecommunications equipment within the Premises and the Communications Room on P-1, except for riser cables and wires. Any request for consent shall contain detailed plans, drawings and specifications identifying all work to be performed, the time schedule for completion of the work, the identity of the entity that will provide service to the Lines and the identity of the entity that will perform the proposed work (which entity shall be subject to Landlord’s reasonable approval). Landlord shall have a reasonable time in which to evaluate the request after it is submitted by Tenant.

(ii) Without in any way limiting Landlord’s right to withhold its consent, Landlord may consider the following factors, among others, in making its determination: (A) the experience, qualifications and prior work practice of the proposed contractor and its ability to provide sufficient insurance coverage for its work at the Building; (B) whether or not the proposed work will interfere with the use of any then existing Lines at the Building; (C) whether or not an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building; (D) a requirement that Tenant remove existing abandoned Lines installed by or on behalf of Tenant located in or servicing the Premises, as a condition to permitting the installation of new lines; (E) whether or not Tenant is in default of any of its obligations under this Lease; (F) whether the proposed work or resulting Lines will impose new obligations on Landlord, expose Landlord to liability of any nature or description, increase Landlord’s insurance premiums for the Building, create liabilities for which Landlord is unable to obtain insurance protection or imperil Landlord’s insurance coverage; (G) whether the work or resulting Lines would adversely affect the Land, Building or any space in the Building in any manner.

(iii) Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra-building network cabling (“INC”) and makes no representation regarding the suitability of the INC for Tenant’s intended use.

(iv) Tenant shall have the right to install a wireless communication and/or data transmission system in the Premises, provided that Tenant shall be required to seek Landlord’s approval of any such system at least thirty (30) days prior to installation. Landlord shall review such system and use reasonable efforts to preserve compatibility with other Building tenant’s wireless systems. Landlord shall cause the leases with all the Building tenants to include a requirement consistent with the foregoing.

(v) If Landlord consents to Tenant’s proposal, Tenant shall (A) pay all costs in connection therewith (including all costs related to new Lines); (B) comply with all requirements and conditions of this Section; (C) use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment. Tenant shall further insure that (I) Tenant’s contractor complies with the provisions of this Section and Landlord’s reasonable requirements governing any work performed; (II) Tenant’s contractor provides all insurance reasonably required by Landlord; (III) any work performed shall comply with all laws; and (IV) as soon as the work in completed, Tenant shall submit as-built drawings to Landlord.

(vi) Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (provided such Lines were installed by Tenant), within three (3) days after written notice and at the termination of the Lease.

(b) Landlord’s Rights. Provided that Tenant’s business operations and equipment are not affected, Landlord may (but shall not have the obligation to):

(i) install new lines at the Building;

(ii) create additional space for Lines at the Building; and

(iii) direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines); provided that no allocation shall require Tenant to remove any Lines that provide service to Tenant to accommodate another building tenant. Landlord’s rights do not include the installation of Lines within Tenant’s exclusive conduit, or any modification to Tenant’s Lines or related wiring closets and termination points, it being the parties’ intent that Tenant’s Lines and related equipment be entirely separate and secure from other Lines in the Building.

(c) Indemnification. In addition to any other indemnification obligations under this Lease, Tenant shall indemnify and hold harmless Landlord and its employees, agents, officers; and contractors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including reasonable attorneys fees) arising out of or in any way related to the acts and omissions of Tenant, Tenant’s officers, directors, employees, agents, contractors, subcontractors, subtenants, and invitees with respect to: (i) any Lines or equipment related thereto serving Tenant in the Building; (ii) any bodily injury (including wrongful death) or property damage arising out of or related to any Lines or equipment related thereto serving Tenant in the Building; (iii) any lawsuit brought or threatened, settlement reached, or governmental order, fine or penalty relating to such Lines or equipment related thereto; and (iv) any violations or laws or demands of governmental authorities, or any reasonable policies or requirement of Landlord, which are based upon or in any way related, to such Lines or equipment. This indemnification and hold harmless agreement shall survive the termination of this Lease.

(d) Limitation of Liability. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors or as otherwise expressly provided to the contrary elsewhere in this Lease, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called Line Problems): (i) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (ii) any failure of any Lines to satisfy Tenant’s requirements; or (iii) any eavesdropping or wiretapping by unauthorized parties. Landlord, in no event, shall be liable for damages by reason of loss or profits, business interruption or other consequential damage arising from any Line Problems,

(e) Electromagnetic Fields. If Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate the Lines therefore (including riser cables) to prevent such excessive electromagnetic fields or radiation. Landlord shall include in the leases for all other tenants in the Project the same requirement to take protective measures with respect to their equipment. Notwithstanding the foregoing, it is the parties’ intent that the Building and Premises shall meet or exceed existing codes, and Tenant shall have no liability under the foregoing to the extent its equipment meets or exceeds existing codes.

29. LIMITATION ON LANDLORD LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) [Intentionally omitted]

(b) No general or limited partner of any partnerships who have any interest in the Project, or any member, manager, shareholder, officer, employee, or director of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c) No service of process shall be made against any general or limited partner of any partnerships who have any interest in the property, or any member, manager, shareholder, officer, employee, or director of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(d) No limited partner of any partnerships who have any interest in the Project, or any member, manager, shareholder, officer, employee, or director of Landlord shall be required to answer or otherwise plead to any service or process;

(e) Except as necessary to obtain any proceeds distributed to such party, no judgment will be taken against any limited partner of any partnerships who have any interest in the Project, or any member, manager, shareholder, officer, employee, or director of Landlord;

(f) Except as necessary to obtain any proceeds distributed to such party, any judgment taken against any limited partner of any partnerships who have any interest in the property, or any member, manager, shareholder, officer, employee, or director of Landlord may be vacated and set aside at any time nunc pro tunc;

(g) Except as necessary to obtain any proceeds distributed to such party, no writ of execution will ever be levied against the asset of any limited partner of any partnerships who have any interest in the property, or any member, manager, shareholder, officer, employee, or director of Landlord; and

(h) These covenants and agreements are enforceable both by Landlord and also by any partner of any partnerships who have any interest in the property, or any member, manager, shareholder, officer, employee, or director of Landlord.

30. ADDITIONAL LEASE TERMS. Additional terms, provisions, covenants, and agreements of this Lease (if any) are included in the Addendum No. 1 attached hereto and made a part hereof by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:	307 WESTLAKE LLC, a Washington limited liability company

	BY:	Harbor Properties, Inc., a Washington corporation, its Manager

		By:	/s/ Denny P. Onslow
		Name:	Denny P Onslow
		Title:	Executive Vice President
		Date:	11-12-02

TENANT:	CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER, a Washington nonprofit corporation

		By:	/s/ Kelly A. Wallace
		Name:	Kelly A. Wallace
		Title:	VP & CFO
		Date:	11-08-02

[Acknowledgments follow]

STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that Denny P. Onslow is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Executive V.P. of Harbor Properties, Inc., Manager of 307 Westlake LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this 12th day of November, 2002.

/s/ Martha E. Barkman
(Signature of Notary)
Martha E. Barkman
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at Bellevue, WA
My appointment expires 6/1/05

STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that Kelly A. Wallace is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the V.P. & CFO of Children’s Hospital and Regional Medical Center, a Washington nonprofit corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this 8th day of November, 2002.

/s/ Stacia A. Clark
(Signature of Notary)
Stacia A. Clark
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at Kent, WA
My appointment expires 5/9/03

ADDENDUM No. 1

TO LEASE

Children’s Hospital and Regional Medical Center

Additional Lease Terms

This Addendum is made a part of the Lease between 307 WESTLAKE LLC, a Washington limited liability company (“Landlord”), and: CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER, a Washington nonprofit corporation (“Tenant”) dated November 8, 2002 (the “Lease”). Undefined terms used herein shall have the meanings set forth in the Lease. The following terms, covenants, and agreements are made a part of the Lease (if a provision of this Addendum conflicts with any provision contained in the Lease, then the provision of this Addendum shall control):

1. Options to Extend. Landlord does hereby grant to Tenant (each an “Extension Option”) the right, privilege, and option to extend this Lease for three (3) periods of five (5) years each (each an “Extension Term”) from the date of expiration of the initial Term hereof or the prior Extension Term, as applicable, upon the same terms and conditions as herein contained, except as to “Base Rent” which shall be determined in accordance with the following paragraphs. In the event Tenant desires to exercise its option to extend this Lease, then at least eighteen (18) months prior to the expiration of the initial Term or the applicable Extension Term, Tenant shall give Landlord a written notice binding upon Tenant and Landlord (the “Extension Notice”), exercising an Extension Option, but subject to withdrawal as permitted below. In the event that Tenant fails to give an Extension Notice, as set forth herein, then Tenant’s right to extend this Lease shall terminate and be of no further force and effect.

Base Rent during each Extension Term shall be set at a figure which is equal to 95% of the Fair Market Rent for the Premises at the time of commencement of each Extension Term, as determined by mutual agreement between Landlord and Tenant, or by arbitration in accordance with the provisions of this Lease. As used herein, the term “Fair Market Rent” shall mean the per-square-foot rental rate for a triple-net lease between a willing landlord, and a willing tenant, for comparable space, leased for a comparable term, with comparable quality construction (assuming shell and core space comparable to that provided under this Lease with a tenant improvement allowance equal to the Allowance as provided in Exhibit D subject to the CPI Adjustment (provided, however, that Landlord shall have no obligation to provide Tenant with any Allowance for any Extension Term), but excluding the value of all other existing tenant improvements or tenant alterations in the Premises paid for by Tenant), in comparable projects in the City of Seattle, taking into consideration: rental rates, location, extent of service provided or to be provided, the time the particular rate under consideration became or is to become effective, method of expense pass through, creditworthiness of the tenant, security deposits, and any other relevant terms or conditions. In no event shall there be deducted from such Fair Market Rent, the value of any concessions, including without limitation tenant improvements, commissions, free rent and/or “downtime”.

As used herein, the phrase “shell and core space comparable to that provided under this Lease” shall mean a building shell and core with: cast in place concrete with band beams to control vibration to 2000 micro inches/second and mild reinforcing steel to allow for future penetrations of the slab; 125 psf live load capacity; floor heights of 13’-0” clear; below-grade parking at 1 stall per 1000 square feet of rentable area; two passenger elevators and one freight elevator; main lobby complete with bathrooms; each tenant floor core area with elevator openings finished, restrooms complete, electrical room, telecommunications room and janitorial room; HVAC system utilizing a chilled water variable air volume rooftop equipment with 100% outside air and 1.5 cfm per gross square foot and vertical supply and return shafts to each floor; two vertical connectivity shafts for tenant exhaust ducts; two electrical rooms on each floor with a 480/277 volt distribution panel, a 225 kva 120/208 step down transformer and a 120/208 distribution panel in each room; fire sprinkler system for common areas and up heads; fire alarm system for common areas and connectivity available to each floor; and card key access system to building entrances, elevators and parking garage and connectivity for tenant spaces.

ADDENDUM NO. 1

PAGE - 1

As used herein, the term “CPI Adjustment” shall mean the percentage increase, if any, in the Monthly Consumer Price Index for all Urban Consumers, Seattle Average, for all Items (1982-84 = 100) published by the Bureau of Labor Statistics, United States Department of Labor (“CPI”) last published prior to the time of Fair Market Rent determination. The base period of the adjustment shall be the monthly CPI most recently published prior to the Commencement Date. If the Bureau of Labor Statistics ceases to use the: 1982-84 average as the basis of calculation, or the CPI is discontinued, the parties mutually shall agree on a substitute index of comparable statistics on the cost of living for the county in which the Premises is located, as shall be computed by an agency of the United States or by a responsible financial periodical of recognized authority.

If Landlord and Tenant are unable to agree upon said Fair Market Rent within thirty (30) days after Landlord’s receipt of an Extension Notice (the “Negotiation Period”), then the matter shall be determined by arbitration pursuant to the terms of this Section 1. The parties agree to a standard of good faith and reasonableness in their attempts to affirmatively resolve the issue of Fair Market Rent.

(a) If the parties are unable to agree on the Fair Market Rent prior to the expiration of the Negotiation Period, each party shall give notice (the “Determination Notice”) to the other setting forth its respective determination of the Fair Market Rent. If the difference between the parties’ respective determinations of the Fair Market Rent set forth in the Determination Notices is less than or equal to five percent (5%) of the higher determination then the parties’ determinations shall be averaged and the average shall be the Fair Market Rent. If the difference between the two determinations is greater than five percent (5%), the matter shall be submitted for decision to a panel of three arbitrators. Within 30 days after the expiration of the Negotiation Period, Landlord and Tenant shall each appoint one arbitrator who is an MAI real estate appraiser, with at least ten (10) years’ full-time commercial appraisal experience in the Seattle, Washington area and who is neutral and has not rendered services to either Landlord or Tenant or their respective Affiliates within the preceding five (5) year period. The two arbitrators so appointed shall within fifteen (15) days after the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of King County.

(b) The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed Fair Market Rent set forth in its Determination Notice is the closest to the actual fair market rent for the Premises. The arbitrators shall not have the power to add to, modify, or change any of the provisions of this Lease.

(c) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s proposed Fair Market Rent, and shall notify Landlord and Tenant thereof. The arbitrators shall be directed to use best efforts to reach a decision on Fair Market Rent on or before the date that is four (4) months after the date the Extension Notice is delivered. The decision of a majority of the three arbitrators shall be binding upon Landlord and Tenant.

(d) Each party shall each bear the cost of the arbitrator appointed by it directly and the cost of the third arbitrator shall be paid one-half by Landlord and one-half by Tenant. Each party shall be responsible for its own attorneys’ and experts fees in the arbitration process.

(e) If the arbitrators choose Landlord’s Determination Notice, Tenant shall have the right to withdraw the Extension Notice within ten (10) business days following the determination of the arbitrators, in which event Tenant shall pay the entire cost of arbitration (including, but not limited to, all reasonable appraisal fees Landlord has incurred in connection with the Extension Notice, whether incurred before or during the arbitration, and any other reasonable third party fees incurred by Landlord in connection with the arbitration) and the Lease Term shall terminate without extension. If the arbitrators choose Tenant’s Determination Notice, Tenant shall have no right to withdraw its Extension Notice.

ADDENDUM NO. 1

PAGE - 2

(f) Unless Tenant exercises its right to withdraw the Extension Notice under paragraph (e), Landlord and Tenant shall promptly execute and deliver an amendment to the Lease reflecting the extension and the Base Rent for the Extension Term.

If Landlord and Tenant are unable to agree upon or to complete the arbitration proceeding with respect to determination of the Fair Market Rent for an Extension Term prior to the first day of the applicable Extension Term, Tenant will, during any such Extension Term, pay Base Rent at a rate equivalent to a three and one-quarter percent (2.91%) increase of the Base Rent in effect immediately prior to the Extension Term in question until the parties agree upon the new Base Rent, or until the Base Rent is determined in arbitration pursuant to this Section 1. The amount of the new Base Rent for the applicable Extension Term will be applied retroactively to the beginning of such Extension Term, and any rent adjustment will be made in connection with the next installment of Base Rent then due.

Any option to extend the Lease term may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or to an entity to whom Tenant’s interest under this Lease has been or is being assigned in accordance with Section 17 of this Lease. The Extension Options herein granted to Tenant are not assignable separate and apart from this Lease.

Notwithstanding anything to the contrary set forth above, Tenant shall not have the right to exercise any Extension Option:

(i) During the time commencing from the date Landlord gives to Tenant a written notice that: Tenant is in default under any provisions of this Lease, and continuing until the default alleged in said notice is cured (provided, however, that this provision shall not prevent Tenant from exercising an Extension Option if Tenant is not actually in default at the time the notice is given);

(ii) During the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) continuing until the obligation is paid; or

(iii) If a default in Payment of Rent has occurred under Section 12(a) of the Lease in the twelve (12) months prior to Tenant’s exercise of an Extension Option.

The period of time within which an Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Option because of the foregoing provisions and/or restrictions.

2. Tenant Signage; Building Name. Tenant shall have signage on the Building directory at Landlord’s cost. Landlord shall install, at its cost, signage with Tenant’s name at each suite entrance and at the elevator lobby of any floor on which Tenant occupies space. The Building shall have a sign at the main entrance on Westlake Avenue identifying the Building as “307 Westlake”. SBRI has the exclusive right to name the building and install an exterior sign immediately below the 307 Westlake sign, identifying the name of the Building as approved by Landlord. Tenant shall have the right to install an exterior sign below any sign installed by SBRI, provided that such sign shall be solely for purposes of identifying CHRMC as a tenant and shall not include any CHRMC donor name, or donor symbol or logo. Tenant’s exterior sign shall be subject to Landlord’s approval, which shall not be unreasonably withheld. All of Tenant’s signage shall be subject to the Building signage standards, to the reasonable review and approval of Landlord and the rules and requirements of applicable government authorities.

3. Sales Tax Deferral.

All or portions of construction of the Building Shell and Core and the Tenant Improvements may be eligible for deferral of state and local sales and use taxes pursuant to RCW Chapter 82.63 (and any regulations promulgated in connection therewith) because Tenant will use the Premises for high technology research and development. Tenant shall cooperate with Landlord in the preparation and processing of applications with the Washington State Department of Revenue for a deferral of state and local sales and use taxes with respect to the construction of the Building Shell and Core (the “Tax Deferral”), which Landlord shall timely file in accordance

ADDENDUM NO. 1

PAGE - 3

with all statutory, regulatory and departmental requirements. Tenant shall cooperate with Landlord in the preparation and execution of any certificates or other documents required by the Department of Revenue to maintain the Tax Deferral, and Landlord shall be responsible for the timely and proper filling of such certificates and documents. Landlord and Tenant shall cooperate to prepare and each shall execute any certificates or other documents required by the Department of Revenue to obtain or maintain a tax deferral for the Tenant Improvements, which Tenant shall be responsible for filing. Landlord and Tenant hereby agree that the Base Rent assumes Landlord will receive a Tax Deferral on 42.3% of the costs of the Building shell and core. Landlord and Tenant further agree that the economic benefit of the assumed Tax Deferral cost savings has been passed on to Tenant in the Base Rent set forth in this Lease. Tenant acknowledges that all or a portion of the Tax Deferral may be required to be paid if the use of the Premises fails or ceases to qualify for the Tax Deferral. In the event all or any portion of the Tax Deferral is required to be paid because of a determination that Tenant’s use (or changed use) does not qualify, or due to any act or failure to act by Tenant (but not due to Landlord’s failure to timely file and process conforming applications and other documents with the Department of Revenue), then Tenant shall reimburse Landlord for the total amount of the Tax Deferral that Landlord is required to pay, promptly when due by Landlord, together with any penalties, interest or other charges that are or become due in connection with such taxes and arise out of Tenant’s nonqualifying use or any act or failure to act by Tenant. Such reimbursement amount or amounts shall become due as Additional Rent and Tenant shall pay such amounts promptly when due.

4. Shared Facilities Agreement. Concurrently with and as a condition on the execution of this Lease, Tenant and SBRI are entering into a Shared Facilities Agreement (“SFA”), under which certain laboratory-related services in the Building, located in SBRI’s leased premises, will be accessible to and shared by both SBRI and Tenant. Landlord acknowledges the existence of the SFA, and agrees that SBRI’s entering into the SFA and performing SBRI’s obligations under the SFA are not violations of the SBRI lease. Other than as expressly provided in this Lease, Landlord shall have no obligation with respect to the Shared Facilities. Without limiting Landlord’s obligations under Paragraph 5 and 6 of this Addendum, and except as provided in Section 3, Tenant shall have no right to abate Rent or make any claim against Landlord with respect to the Shared Facilities. Pursuant to Tenant’s Right to Expand in Paragraph 6 of this Addendum, Tenant shall have the right, upon termination of SBRI’s tenancy in the Building, to lease the portion of SBRI’s premises in which Shared Facilities are located.

5. Right of First Offer to Lease Additional Space in the Building. Provided that Tenant is not in default under the terms and conditions of this Lease, Tenant shall have a Right of First Offer to lease additional space as provided in this Paragraph 5.

(a) Grant of First Right of Offer. Landlord hereby grants to Tenant a “Right Of First Offer” to lease all space located on the fourth (4th) and fifth (5th) floors of the Building, (the “Remaining Space”). If Landlord proposes to Lease, grant a right of possession in, or to extend the term of any lease or other occupancy agreement affecting the Remaining Space (except for any extension or renewal rights provided for in the SBRI Lease, or any new lease with SBRI as on the termination of SBRI’s existing lease term), or any portion thereof, Landlord may do so only after offering to lease the Remaining Space (the “Offered Space”) to Tenant on the terms and conditions set forth in this Paragraph 5.

(b) Term of First Right of Offer. The term of this Right of First Offer shall commence on the Commencement Date of the Lease and shall continue until the expiration or earlier termination of the Lease; provided that the Right of First Offer shall expire if Landlord subsequently enters into a Complying Lease (as defined in Section 3(f) below). The Right of First Offer shall be subject and subordinate to all initial leases of the Remaining Space, and shall be subordinate to any new lease to SBRI after expiration of the existing SBRI lease.

(c) Notice of Intent to Lease. Landlord shall give written notice to Tenant of its intent to lease any of the Remaining Space (“Landlord’s Notice”). The Landlord’s Notice shall set forth the following basic business terms (collectively the “Basic Business Terms”): (i) the description of the Offered Space; (ii) the tenant improvement allowance, if any, Landlord is willing to offer; (iii) the minimum rent for the initial term of the lease and the formula, allowances for operating expenses, and Tenant’s obligation to pay taxes, assessments, insurance costs, and the like; and (vii) any other business terms Landlord elects to specify.

ADDENDUM NO. 1

PAGE - 4

(d) Exercise of Right of First Offer. Tenant may elect to exercise its Right Of First Offer with respect to the Offered Space by giving Landlord written notice of such election on or before the thirtieth (30th) day following delivery of Landlord’s Notice. Tenant’s failure to give written notice of an election to exercise its Right Of First Offer within such thirty (30) day period shall be deemed a waiver of its Right Of First Offer with respect to the Offered Space if Landlord enters into a Complying Lease with respect to such Offered Space.

(e) Terms of Lease. Upon Tenant’s exercise of the Right Of First Offer, Landlord shall lease to Tenant and Tenant shall lease from Landlord the Offered Space on the terms and conditions of this Lease, with such modifications as are necessary to make the lease for the Offered Space consistent with the Basic Business Terms stated in Landlord’s Notice. The parties also shall execute a written lease in the same form as this Lease, modified to incorporate the Basic Business Terms set forth in Landlord’s Notice and to eliminate any terms of the Lease that are inconsistent with the Basic Business Terms. The parties shall use good faith efforts to finalize the Offered Space Lease within forty-five (45) days of Tenant’s exercise of its Right of First Offer.

(f) Landlord’s Right to Lease. If Tenant does not indicate in writing its election to lease the Offered Space within the time period described in subparagraph (d), above, Landlord thereafter shall have the right to lease the Offered Space, provided: (i) a valid lease is executed by Landlord with a third party tenant within one hundred eighty (180) days after delivery of Tenant’s election not to exercise its Right of First Offer (or, the expiration of Tenant’s election period if no notice is delivered by Tenant under subparagraph (d)); and (ii) the lease of the Offered Space is at a rental rate of not less than ninety-two and  1⁄2 percent (92.5%) of the rental rate specified in the Basic Business Terms for a lease term and on other terms at least as favorable (to a landlord) as the other Basic Business Terms set forth in Landlord’s Notice; it being agreed that Landlord shall be allowed to reduce the rental rate in consideration of a decreased TI allowance, and to increase the TI allowance in consideration of an increased rental rate (a “Complying Lease”). If Landlord enters into a Complying Lease of all or a portion of the Offered Space, such Offered Space covered by the Complying Lease shall no longer be subject to the Right of First Offer. Any lease of the Offered Space not meeting the criteria of the prior sentence shall be deemed a new determination by Landlord to lease the Offered Space and may not be consummated unless Tenant is again offered the right to lease such Offered Space in accordance with the provisions of this Right of First Offer; provided, however, that the time period for Tenant to respond to a subsequent Landlord’s Notice for Offered Space, which was previously offered to, but not leased by, Tenant, shall be reduced from the thirty (30) calendar day period specified in subparagraph (d), above, to a ten (10) business day period following Tenant’s receipt of the subsequent Landlord’s Notice.

6. Right to Expand. Landlord hereby grants Tenant a right to expand into the, “Shared Services Space”, which is shown on Exhibit L to this Lease. If the SBRI Lease or SBRI’s or its successor’s occupancy under the SBRI Lease terminates as to any or all of the Shared Facilities Space, Landlord shall first offer such space to Tenant on the terms in this Paragraph 6. If Landlord offers any or all of the Shared Services Space, Tenant shall have the option to expand by leasing all but not less than all of the available Shared Services Space. Such option shall be exercisable only by written notice within 30 days after Landlord’s notice. Upon such exercise, Landlord and Tenant shall enter into an amendment of this Lease under which the Premises is expanded to include the Shared Services Space, with Base Rent for the Shared Services Space being equal to 57% of Tenant’s Base Rent per RSF for floors 2 and 3 as is then in effect under this Lease, and Tenant’s Proportionate Share shall be increased to reflect the expansion of the Premises. If the Shared Facilities to be leased includes the Generator, the Lease amendment shall further provide that Tenant shall make the generator available to provide back-up power for the fire and life safety systems serving the Building (including elevator, elevator pressurization, emergency lighting). During the Term of the Lease, Landlord shall reimburse Tenant for 15% of the annual maintenance, repair and replacement expenses incurred by Tenant in connection with such equipment; such reimbursement to be made promptly following Landlord’s receipt of written invoices therefor. Tenant shall be responsible for ensuring that all such equipment complies with all applicable Governmental Requirements.

If Tenant does not exercise its right to expand into the Shared Services Space within 30 days after Landlord’s notice, then Tenant shall have no further right to expand into any of the Shared Services Space.

7. Rooftop Equipment. In addition to the Premises and for no additional charge, Tenant shall be entitled to install and maintain certain equipment on the roof of the Building, including but not limited to supplemental HVAC equipment and communications devices such as antenna or satellite dishes (collectively, the “Rooftop Equipment”), and to connect such Rooftop Equipment to the

ADDENDUM NO. 1

PAGE - 5

Premises. Tenant shall present plans for the installation of each piece of Rooftop Equipment to Landlord for its review and approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for ensuring that all Roof-top Equipment complies with all applicable Governmental Requirements.

ADDENDUM NO. 1

PAGE - 6

PREMISES
307 WESTLAKE
SECOND FLOOR PLAN

Exhibit A
Plan of Premises
1 of 2

EXHIBIT B

TO LEASE

RULES AND REGULATIONS

1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord’s judgment, appear unsightly from outside of the Project.

2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord and the installation of the initial identification on such display at Landlord’s expense.

3. The Common Areas, including the sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises, the building conference room, or shared facilities elsewhere in the Building. Tenant shall lend its cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised; shall be prejudicial to the safety; character, reputation and interests of the Project. Neither Tenant nor any employee, invitee, agent or contractor shall go upon the roof of the project without the prior consent of Landlord or its designated representative, except in connection with the installation, inspection, maintenance or repair of any of Tenant’s rooftop equipment permitted hereunder.

4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

6. Tenant shall not install or operate any heating or air conditioning apparatus which adversely effects the Building HVAC systems.

7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, excepting therefrom any such materials permitted by the Lease or use any method of heating or air conditioning other than that supplied by Landlord or provided for in the Lease or in Tenant’s approved tenant improvement plans.

8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the reasonable consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

9. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot, and toilet rooms which shall have been furnished Tenant.

In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor.

EXHIBIT B

10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the, freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or, in or on freight elevators without Landlord’s prior consent which shall not be unreasonably withheld.

12. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Project at the end of the day, except as provided by Landlord in writing.

13. Intentionally Omitted.

14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises’ or the Project’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use or for supplemental heating and air conditioning equipment installed by Tenant.

15. Tenant assumes full responsibility for protecting the Premises, (but not the Common Areas) from theft, robbery and pilferage, which may arise from a cause other than Landlord’s negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

16. [omitted]

17. [omitted]

18. No bicycle or other vehicle shall be allowed in the Premises or the Common Areas of the Building (other than the garage). No animals or pets, other than those required for Tenant’s laboratory work, “seeing eye” dogs accompanying blind persons and companion animals assisting disabled persons, shall be permitted in the Premises or any of the Common Areas.

19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project. Accordingly:

(a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

(b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all reasonable security procedures.

(c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and the Lease shall have no liability for such security procedures or the lack thereof, except as provided in the Lease.

20. Tenant shall not disturb the quiet enjoyment of any other tenant.

21. Intentionally Omitted.

22. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises, without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

EXHIBIT B

23. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose except as permitted under the Lease.

24. Tenant shall not install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord which shall not be unreasonably withheld, conditioned or delayed. The use thereof, if permitted, shall be subject to reasonable control by Landlord to the end that others shall not be disturbed.

25. Except in the retail portion of the Premises, Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

26. [omitted]

27. Intentionally Omitted.

28. Whenever Landlord’s consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent, or approval may be granted or withheld in Landlord’s reasonable discretion, and Landlord’s satisfaction shall be determined in its reasonable judgment.

29. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

In the event of any conflict between the terms of the Lease and these rules and regulations, the terms of the Lease shall control.

EXHIBIT B

EXHIBIT C

TO LEASE

LANDLORD’S WORK

As used in this Lease, the term “Landlord’s Work” shall mean the design, permitting and construction of the Building Shell and Core (as such term is defined in Paragraph 1.1 of Exhibit D).

Landlord, at its sole cost and expense, shall design, permit and construct the Project on the Land in accordance with all applicable Governmental Requirement’s and in accordance with the plans and specifications described on Attachment A attached hereto, which have been approved by Landlord and Tenant (the “Shell and Core Plans”). Any deviations from or changes to the Shell and Core Plans must be submitted to and approved by Tenant. Within a reasonable time after the Commencement Date, Landlord shall furnish a copy of “as-built” Shell and Core Plans in the form as prepared for Landlord’s own use. Tenant shall pay Landlord’s actual cost of duplicating the as-built Shell and Core Plan.

See Section 1.3 of Exhibit D regarding changes to the Shell and Core-Plans.

EXHIBIT C

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH

SECTION NO. / DRAWING NO.	DRAWINGS:	DESCRIPTION / REVISION	DATE
TITLE SHEETS, CIVIL, SHORING & LANDSCAPING
T1	GENERAL PROJECT INFORMATION	100% CD Set	10/18/02
T1.1	Abbreviations and Graphic Standards	100% CD Set	10/18/02
T1.2	Code & Zoning Information	100% CD Set	10/18/02

C1.1	Storm Drainage and Erosion Control Plan	100% CD Set	10/18/02

C2.1	Foundation Drain Plan	100% CD Set	10/18/02
C2.2	Foundation Drain Details	100% CD Set	10/18/02

C3.1	Vicinity Map and General Notes	100% CD Set	10/18/02
C3.2	Utility and Grading Plan, Westlake Avenue N	100% CD Set	10/18/02
C3.3	Utility and Grading Plan, Alley and Thomas St	100% CD Set	10/18/02
C3.4	Utility and Grading Plan, Alley and Harrison St	100% CD Set	10/18/02
C3.5	Rechannelization Plan Harrison ST	100% CD Set	10/18/02
C3.6	Paving Details and Site Sewer Details	100% CD Set	10/18/02
C3.7	Westlake Ave. N and Thomas St Profiles	100% CD Set	10/18/02
C3.8	Alley Profile	100% CD Set	10/18/02
C3.9	Alley Profile	100% CD Set	10/18/02

C4.1	Underground Utility Vicinity Map, General Notes	100% CD Set	10/18/02
C4.2	Underground Utility Plan – Alley & Thomas Street	100% CD Set	10/18/02
C4.3	Underground Utility Plan – Alley & Harrison Street	100% CD Set	10/18/02
C4.4	Utility Details & Sections	100% CD Set	10/18/02
C4.5	Utility Details & Sections	100% CD Set	10/18/02
C4.6	Utility Details & Sections	100% CD Set	10/18/02

SH1.0	Temporary Shoring Wall Cover Sheet & Notes	100% CD Set	10/23/02

SH2.0	Temporary Shoring Wall Site Plan	100% CD Set	10/23/02

SH3.0	Temporary Shoring Wall East Elevation	100% CD Set	10/23/02
SH3.1	Temporary Shoring Wall South Elevation	100% CD Set	10/23/02
SH3.2	Temporary Shoring Wall West Elevation	100% CD Set	10/23/02

SH4.0	Temporary Shoring Wall Cross Sections	100% CD Set	10/23/02
SH4.1	Temporary Shoring Wall Cross Sections	100% CD Set	10/23/02

SH5.0	Temporary Shoring Wall Details	100% CD Set	10/23/02
SH5.1	Temporary Shoring Wall Details	100% CD Set	10/23/02
SH5.2	Temporary Shoring Wall Details	100% CD Set	10/23/02

SH6.0	Temporary Shoring Wall Construction Steps	100% CD Set	10/23/02
SH7.0	Temporary Shoring Wall Specifications	100% CD Set	10/23/02
SH7.1	Temporary Shoring Wall Specifications	100% CD Set	10/23/02

SH8.0	Shoring Plan	100% CD Set	10/18/02
SH8.1	Shoring Elevations, Sections, & Details	100% CD Set	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH

SECTION No. / DRAWING NO.	DRAWINGS:	DESCRIPTION / REVISION	DATE
L1.01	Landscape Plan	100% CD Set	10/14/02
L2.01	Irrigation Plan	100% CD Set	10/14/02
L3.01	Paving Plan	100% CD Set	10/14/02

ARCHITECTURAL
Al	SITE PLAN, DEMOLITION PLAN, TEMPORARY WORK	100% CD Set	10/18/02
Al.1	Site Demolition Plan	100% CD Set	10/18/02
Al.2	Site Plan	100% CD Set	10/18/02

A2	PLANS, KEY DRAWINGS, DETAILED PLANS	100% CD Set	10/18/02
A2.1	Parking Level 2 Floor Plan	100% CD Set	10/18/02
A2.2	Intermediate Parking Ramp	100% CD Set	10/18/02
A2.3	Parking Level 1 Floor Plan	100% CD Set	10/18/02
A2.4	Ground Floor Plan	100% CD Set	10/18/02
A2.5	Mezzanine Floor Plan	100% CD Set	10/18/02
A2.6	Second Floor Plan	100% CD Set	10/18/02
A2.7	Third Floor Plan	100% CD Set	10/18/02
A2.8	Fourth Floor Plan	100% CD Set	10/18/02
A2.9	Fifth Floor Plan	100% CD Set	10/18/02
A2.10	Roof Plan	100% CD Set	10/18/02
A2.11	Enlarged Floor Plans – Parking Levels	100% CD Set	10/18/02
A2.12	Enlarged Floor Plans – Ground Floor	100% CD Set	10/18/02
A2.13	Enlarged Floor Plans – Second Floor	100% CD Set	10/18/02
A2.14	Enlarged Floor Plans – Third Floor	100% CD Set	10/18/02
A2.15	Enlarged Floor Plans – Fourth Floor	100% CD Set	10/18/02
A2.16	Enlarged Floor Plans – Fifth Floor	100% CD Set	10/18/02
A2.17	Enlarged Roof Plan	100% CD Set	10/18/02
A2.18	Enlarged Floor Plan – Parking 1	100% CD Set	10/18/02

A3	SCHEDULES
A3.1	Wall Types	100% CD Set	10/18/02
A3.2	Room Finish Schedule	100% CD Set	10/18/02
A3.3	Door Schedule	100% CD Set	10/18/02
A3.4	Door Details	100% CD Set	10/18/02

A4	EXTERIOR ELEVATIONS AND SECTIONS
A4.1	Exterior Elevations	100% CD Set	10/18/02
A4.2	Exterior Elevations	100% CD Set	10/18/02
A4.3	Building Sections	100% CD Set	10/18/02
A4.4	Building Sections	100% CD Set	10/18/02
A4.5	Wall Sections at Office	100% CD Set	10/18/02
A4.6	Wall Sections at Laboratory	100% CD Set	10/18/02
A4.7	Wall Sections at Alley	100% CD Set	10/18/02
A4.8	Wall Sections at Entrance	100% CD Set	10/18/02
A4.9	Wall Sections at North Wall	100% CD Set	10/18/02
A4.10	Wall Sections at South Wall	100% CD Set	10/18/02
A4.11	Wall Sections at Alley	100% CD Set	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH

SECTION NO. / DRAWING NO.	DRAWINGS:	DESCRIPTION / REVISION	DATE
A4.12	Partial Exterior Elevations	100% CD Set	10/18/02

A5	INTERIOR ELEVATIONS
A5.1	Interior Elevations	100% CD Set	10/18/02
A5.2	Interior Elevations	100% CD Set	10/18/02
A5.3	Stair and Ramp Details	100% CD Set	10/18/02
A5.4	Interior Elevations	100% CD Set	10/18/02
A5.5	Interior Elevations	100% CD Set	10/18/02
A5.6	Sections	100% CD Set	10/18/02

A6	REFLECTED CEILING PLANS
A6.1	Ground Floor Reflected Ceiling Plan	100% CD Set	10/18/02
A6.2	Mezzanine Reflected Ceiling Plan	100% CD Set	10/18/02
A6.3	Second Floor Reflected Ceiling Plan	100% CD Set	10/18/02
A6.4	Third Floor Reflected Ceiling Plan	100% CD Set	10/18/02
A6.5	Fourth Floor Reflected Ceiling Plan	100% CD Set	10/18/02
A6.6	Fifth Floor Reflected Ceiling Plan	100% CD Set	10/18/02

A7	VERTICAL CIRCULATION/TRANSPORTATION AND CORES
A7.1	Stair Sections	100% CD Set	10/18/02
A7.2	Stair Details	100% CD Set	10/18/02
A7.3	Enlarged Elevator Plans and Sections	100% CD Set	10/18/02
A7.4	Lobby Stair Plans & Sections	100% CD Set	10/18/02

A8	EXTERIOR ENVELOPE DETAILS
A8.1	Exterior Entry Elevation, Section Plan and Details	100% CD Set	10/18/02
A8.2	Exterior Entry Glazed Wall Details	100% CD Set	10/18/02
A8.3	Exterior Wall Plan Details	100% CD Set	10/18/02
A8.4	Exterior Wall Plan Details	100% CD Set	10/18/02
A8.5	Exterior Plan Details	100% CD Set	10/18/02
A8.6	Exterior Plan Details	100% CD Set	10/18/02
A8.7	Exterior Details	100% CD Set	10/18/02
A8.8	Exterior Details	100% CD Set	10/18/02
A8.9	Roof Details	100% CD Set	10/18/02
A8.10	Roof Details	100% CD Set	10/18/02
A8.11	Window Schedule	100% CD Set	10/18/02
A8.12	Window Schedule	100% CD Set	10/18/02
A8.13	Window Schedule	100% CD Set	10/18/02
A8.14	Canopy Plans and Details	100% CD Set	10/18/02
A8.15	Canopy Plans and Details	100% CD Set	10/18/02
A8.16	Sunscreen Plans	100% CD Set	10/18/02

A9	INTERIOR DETAILS
A9.1	Interior Details	100% CD Set	10/18/02
A9.2	Interior Details	100% CD Set	10/18/02
A9.3	Interior Details	100% CD Set	10/18/02
A9.4	Interior Details (Bridge)	100% CD Set	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH

SECTION NO. / DRAWING NO.	DRAWINGS:	DESCRIPTION / REVISION	DATE
STRUCTURAL
S0.1	General Notes & Abbreviations	100% CD Set	10/18/02

S1.1	Foundation Schedules and Details	100% CD Set	10/18/02
S1.2	Foundation Wall Elevations	100% CD Set	10/18/02
S1.3	Foundation Wall Sections	100% CD Set	10/18/02
S1.4	Foundation Details
S1.5	Foundation Details	100% CD Set	10/18/02

S2.0	Foundation Plan	100% CD Set	10/18/02
S2.1	Parking Level 2 Framing Plan	100% CD Set	10/18/02
S2.2	Parking Level 1 Framing Plan	100% CD Set	10/18/02
S2.2A	Parking Level 1 Post-Tension	100% CD Set	10/18/02
S2.3	Ground Floor Framing Plan	100% CD Set	10/18/02
S2.3A	Ground Floor Point-Tensioning Plan	100% CD Set	10/18/02
S2.4	2nd Floor Framing Plan	100% CD Set	10/18/02
S2.5	3rd Floor Framing Plan	100% CD Set	10/18/02
S2.6	4th Floor Framing Plan	100% CD Set	10/18/02
S2.7	5th Floor Framing Plan	100% CD Set	10/18/02
S2.8	Roof Framing Plan	100% CD Set	10/18/02
S2.9	Mezzanine Framing Plan/Penthouse Roof Framing Plan	100% CD Set	10/18/02

S3.1	Shear Wall Elevations	100% CD Set	10/18/02
S3.2	Shear Wall Elevations	100% CD Set	10/18/02
S3.3	Shear Wall Details	100% CD Set	10/18/02
S3.4	Shear Wall Details	100% CD Set	10/18/02
S3.5	Shear Wall Schedule and Details	100% CD Set	10/18/02

S4.1	Column Schedule & Details	100% CD Set	10/18/02
S4.2	Beam & Girder Schedules and Details	100% CD Set	10/18/02
S4.3	Slab Schedules and Details	100% CD Set	10/18/02
S4.4	Typical CMU and Concrete Wall Details	100% CD Set	10/18/02
S4.5	Concrete Details	100% CD Set	10/18/02
S4.6	Concrete Details	100% CD Set	10/18/02
S4.7	Concrete Details	100% CD Set	10/18/02
S4.8	Concrete Details	100% CD Set	10/18/02

S5.1	P/T Slab Details	100% CD Set	10/18/02
S5.2	P/T Details, Schedules and General Notes	100% CD Set	10/18/02
S5.3	P/T Beam Schedule and Details	100% CD Set	10/18/02
S5.4	P/T Partial Plans	100% CD Set	10/18/02

S6.1	Steel Framing Details	100% CD Set	10/18/02
S6.2	Steel Framing Details	100% CD Set	10/18/02
S6.3	Steel Braced Frame Elevations and Details	100% CD Set	10/18/02
S6.4	Steel Framing Details	100% CD Set	10/18/02
S6.5	Steel Framing Details	100% CD Set	10/18/02
S6.6	Steel Framing Details	100% CD Set	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH

SECTION NO. / DRAWING NO.	DRAWINGS:	DESCRIPTION / REVISION	DATE
S6.7	Steel Framing Details	100% CD Set	10/18/02
S6.8	Steel Details	100% CD Set	10/18/02

MECHANICAL
M0.1	General Information Drawing List, Abbreviations	100% CD Set	10/18/02
M0.2	Building Design Criteria	100% CD Set	10/18/02
100% CD Set
M2.1	Parking Level 2 Floor Plan – HVAC	100% CD Set	10/18/02
M2.3	Parking Level 1 Floor Plan – HVAC	100% CD Set	10/18/02
M2.4	Ground Floor Plan – HVAC	100% CD Set	10/18/02
M2.5	Mezzanine Level Floor Plan – HVAC	100% CD Set	10/18/02
M2.6	Level 2 Floor Plan – HVAC	100% CD Set	10/18/02
M2.7	Level 3 Floor Plan – HVAC	100% CD Set	10/18/02
M2.8	Level 4 Floor Plan – HVAC	100% CD Set	10/18/02
M2.9	Level 5 Floor Plan – HVAC	100% CD Set	10/18/02
M2.10	Roof Plan – HVAC	100% CD Set	10/18/02

M5.1	Ceiling Allocation	100% CD Set	10/18/02
M5.2	Details – HVAC	100% CD Set	10/18/02
M5.3	Details – HVAC	100% CD Set	10/18/02

M6.1	Hydronic Piping Schematic Diagram	100% CD Set	10/18/02
M6.4	Shaft Riser Schematic Diagram	100% CD Set	10/18/02

M7.1	Equipment Schedules	100% CD Set	10/18/02
M7.2	Equipment Schedules	100% CD Set	10/18/02

M8.0	Engineer’s Sequence of Control	100% CD Set	10/18/02

P2.0	Foundation Level Floor Plumbing	100% CD Set	10/18/02
P2.1	Parking Level 2 Floor Plan Plumbing	100% CD Set	10/18/02
P2.3	Parking Level 1 Floor Plan Plumbing	100% CD Set	10/18/02
P2.4	Level 1 Floor Plan – Plumbing	100% CD Set	10/18/02
P2.5	Mezzanine Level Floor Plan – Plumbing	100% CD Set	10/18/02
P2.6	Level 2 Floor Plan Plumbing	100% CD Set	10/18/02
P2.7	Level 3 Floor Plan Plumbing	100% CD Set	10/18/02
P2.8	Level 4 Floor Plan Plumbing	100% CD Set	10/18/02
P2.9	Level 5 Floor Plan Plumbing	100% CD Set	10/18/02
P2.10	Roof Plan Plumbing	100% CD Set	10/18/02

P3.0	Enlarged Floor Plan – Plumbing	100% CD Set	10/18/02

P5.0	Details Plumbing	100% CD Set	10/18/02
P5.1	Details Plumbing	100% CD Set	10/18/02

P6.3	Domestic and Lab Waterpiping Schematic Diagram	100% CD Set	10/18/02

P7.0	Schedules Plumbing	100% CD Set	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH

SECTION NO. / DRAWING NO.	DRAWINGS:	DESCRIPTION / REVISION	DATE
ELECTRICAL
E0.1	Symbols and Abbreviations	100% CD Set	10/18/02

E1.2	Site Plan – Electrical	100% CD Set	10/18/02

E2.1	Electrical Site Plan	100% CD Set	10/18/02

E3.1	Parking Level 2 Floor Plan – Power/Systems	100% CD Set	10/18/02
E3.2	Intermediate Parking Ramp Plan – Power/Systems	100% CD Set	10/18/02
E3.3	Parking Level 1 Floor Plan – Power/Systems	100% CD Set	10/18/02
E3.4	Ground Floor Plan – Power/Systems	100% CD Set	10/18/02
E3.5	Mezzanine Floor Plan – Power/Systems	100% CD Set	10/18/02
E3.6	Second Floor Plan – Power/Systems	100% CD Set	10/18/02
E3.7	Third Floor Plan – Power/Systems	100% CD Set	10/18/02
E3.8	Fourth Floor Plan – Power/Systems	100% CD Set	10/18/02
E3.9	Fifth Floor Plan – Power/Systems	100% CD Set	10/18/02
E3.10	Roof Plan – Power/Systems	100% CD Set	10/18/02

E5.1	Parking Level 2 Floor Plan – Lighting	100% CD Set	10/18/02
E5.2	Intermediate Parking Ramp Plan – Lighting	100% CD Set	10/18/02
E5.3	Parking Level 1 Floor Plan – Lighting	100% CD Set	10/18/02
E5.4	Ground Floor Plan – Lighting	100% CD Set	10/18/02
E5.5	Mezzanine Floor Plan – Lighting	100% CD Set	10/18/02
E5.6	Second Floor Plan – Lighting	100% CD Set	10/18/02
E5.7	Third Floor Plan – Lighting	100% CD Set	10/18/02
E5.8	Fourth Floor Plan – Lighting	100% CD Set	10/18/02
E5.9	Fifth Floor Plan – Lighting	100% CD Set	10/18/02
E5.10	Roof Plan – Lighting	100% CD Set	10/18/02
E5.11	Lighting Controls	100% CD Set	10/18/02
E5.12	Lighting Controls	100% CD Set	10/18/02

E7.1	Electrical One Line Riser Diagram	100% CD Set	10/18/02
E7.2	Electrical Conduit & Wire Table	100% CD Set	10/18/02
E7.3	Voice/Data Riser	100% CD Set	10/18/02

E8.1	Parking Level 2 Enlarged Electrical Floor Plan	100% CD Set	10/18/02
E8.2	Level 2 Thru 5 Enlarged Electrical Floor Plan	100% CD Set	10/18/02

E9.1	Site Details	100% CD Set	10/18/02
E9.2	Details	100% CD Set	10/18/02
E9.3	Details	100% CD Set	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH / SBRI

SECTION NO. / DRAWING NO.	SPECIFICATIONS:	DESCRIPTION / REVISION	DATE
00300	LEEDTM INFORMATION AVAILABLE TO BIDDERS

DIVISION 1 – GENERAL REQUIREMENTS
01011	LEEDTM Requirements	100% CD	10/18/02
	Table 1 – LEEDTM Credit Items	100% CD	10/18/02
	Table 2 – Contractor Req. LEEDTM accpt Alt. Data (Submittals)	100% CD	10/18/02
01100	Summary	100% CD	10/18/02
01231	LEEDTM Accepted Alternates	100% CD	10/18/02
	Figure 1: 500 Mile Radius for Local Materials – accept. Alt 13	100% CD	10/18/02
	Table 1. Recycled Content Building Materials (accept. Alt 12)	100% CD	10/18/02
	Table 2. Low-Emitting Building Materials (accept. Alt 18)	100% CD	10/18/02
	Table 3. VOC Limits for Low-Emitting Bldg. Mat (accept Alt. 17)	100% CD	10/18/02
01250	Contract Modification Procedures	100% CD	10/18/02
01290	Payment Procedures	100% CD	10/18/02
01310	Project Management and Coordination	100% CD	10/18/02
01320	Construction Progress Documentation	100% CD	10/18/02
01330	Submittal Procedures	100% CD	10/18/02
01400	Quality Requirements	100% CD	10/18/02
01410	Regulatory Requirements	100% CD	10/18/02
01420	References	100% CD	10/18/02
01500	Temporary Facilities and Controls	100% CD	10/18/02
01505	Sustainable Job Site Operations – Waste Reduction	100% CD	10/18/02
01506	Sustainable Job Site Ops. – Site Protection Plan	100% CD	10/18/02
01507	Construction Indoor Air Quality (IAQ) Mgt. Plan	100% CD	10/18/02
01600	Product Requirements	100% CD	10/18/02
	CSI Form 13.1A – Substitution Request – After the bidding phase	100% CD	10/18/02
01700	Execution Requirements	100% CD	10/18/02
01731	Cutting and Patching	100% CD	10/18/02
01770	Closeout Procedures	100% CD	10/18/02

DIVISION 2 – SITE CONSTRUCTION
02150	Shoring	100% CD	10/18/02
02300	Earthwork	100% CD	10/18/02
02320	Trenching, Backfilling and Compacting	100% CD	10/18/02
02370	Erosion and Sedimentation Control	100% CD	10/18/02
02461	Site Improvements	100% CD	10/18/02
02510	Water Distribution	100% CD	10/18/02
02515	Unit Pavers – Pedestrian Areas	100% CD	10/18/02
02530	Sanitary Sewerage	100% CD	10/18/02
02623	Foundation Drainage Systems	100% CD	10/18/02
02630	Storm Drainage	100% CD	10/18/02
02745	Asphalt Concrete Paving	100% CD	10/18/02
02751	Cement Concrete Paving	100% CD	10/18/02
02765	Pavement Markings	100% CD	10/18/02
02810	Irrigation	100% CD	10/18/02
02848	Wheel Stops	100% CD	10/18/02
02874	Bicycle Parking Racks	100% CD	10/18/02
02900	Planting	100% CD	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH / SBRI

SECTION NO. / DRAWING NO.	SPECIFICATIONS:`	DESCRIPTION / REVISION	DATE
02980	Repair of Existing Payements	100% CD	10/18/02

DIVISION 3 – CONCRETE
03275	Prestress Steel Tendons and Accessories	100% CD	10/18/02
03300	Cast-in-place Concrete	100% CD	10/18/02
03371	Shotcrete	100% CD	10/18/02

DIVISION 4 – MASONRY
04720	Cast Stone	100% CD	10/18/02
04810	Unit Masonry Assemblies	100% CD	10/18/02

DIVISION 5 – METALS
05120	Structural Steel	100% CD	10/18/02
05130	Architecturally Exposed Structural Steel (AESS)	100% CD	10/18/02
05310	Steel Deck	100% CD	10/18/02
05400	Cold-Formed Metal Framing	100% CD	10/18/02
05500	Metal Fabrications	100% CD	10/18/02
05511	Metal Stairs	100% CD	10/18/02
05580	Formed-Metal Fabrications	100% CD	10/18/02
05810	Expansion Joint Cover Assemblies	100% CD	10/18/02

DIVISION 6 – WOOD AND PLASTICS
06100	Rough Carpentry	100% CD	10/18/02
06402	Interior Architectural Woodwork	100% CD	10/18/02

DIVISION 7 – THERMAL AND MOISTURE PROTECTION
07115	Bituminous Damproofing	100% CD	10/18/02
07131	Self-Adhering Sheet Waterproofing	100% CD	10/18/02
07141	Cold Fluid-Applied Waterproofing	100% CD	10/18/02
07180	Traffic Coatings	100% CD	10/18/02
07190	Water Repellents	100% CD	10/18/02
07195	Concrete Floor Sealers	100% CD	10/18/02
07210	Building Insulation	100% CD	10/18/02
07270	Air Barriers	100% CD	10/18/02
07412	Metal Wall Panels	100% CD	10/18/02
07430	Composite Panels	100% CD	10/18/02
07551	Modified Bituminous Membrane Roofing	100% CD	10/18/02
07610	Sheet Metal Roofing	100% CD	10/18/02
07620	Sheet Metal Flashing and Trim	100% CD	10/18/02
07640	Metal Roofing Underlayment	100% CD	10/18/02
07720	Roof Accessories	100% CD	10/18/02
07840	Through-Penetration Fire Stop Systems	100% CD	10/18/02
07920	Joint Sealants	100% CD	10/18/02

DIVISION 8 – DOORS AND WINDOWS
08110	Steel Doors and Frames	100% CD	10/18/02
08125	Interior Aluminum Door Frames	100% CD	10/18/02
08210	Flush Wood Doors	100% CD	10/18/02
08311	Access Doors and Frames	100% CD	10/18/02
08335	Overhead Coiling Grilies	100% CD	10/18/02
08400	Aluminum Entrance and Storefronts	100% CD	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH / SBRI

SECTION NO. / DRAWING NO.	SPECIFICATIOS:	DESCRIPTION / REVISION	DATE
08520	Aluminum Windows	100% CD	10/18/02
08636	Sloped Metal Framed Skylights	100% CD	10/18/02
08710	Door Hardware	100% CD	10/18/02
08800	Glazing	100% CD	10/18/02
08970	Glazed Wall System	100% CD	10/18/02

DIVISION 9 – FINISHES
09260	Gypsum Board Assemblies	100% CD	10/18/02
09300	Ceramic Tile	100% CD	10/18/02
09380	Cut Natural Stone Tile	100% CD	10/18/02
09512	Acoustical Panel Ceilings	100% CD	10/18/02
09652	Sheet Vinyl Floor Coverings	100% CD	10/18/02
09653	Resilient Base and Accessories	100% CD	10/18/02
09680	Carpet	100% CD	10/18/02
09751	Interior Stone Facing	100% CD	10/18/02
09820	Acoustical Insulation and Barriers	100% CD	10/18/02
09840	Acoustical Wall Treatment	100% CD	10/18/02
09912	Painting	100% CD	10/18/02
09960	High-Performance Architectural Coatings	100% CD	10/18/02

DIVISION 10 – SPECIALTIES
10165	Plastic Laminate Toilet Compartments	100% CD	10/18/02
10210	Metal Wall Louvers	100% CD	10/18/02
10522	Fire Extinguishers and Cabinets	100% CD	10/18/02
10553	Mail Boxes	100% CD	10/18/02
10640	Chain Link Partitions	100% CD	10/18/02
10810	Toilet Accessories	100% CD	10/18/02

DIVISION 11 – EQUIPMENT
11011	Fall Protection Systems	100% CD	10/18/02
11150	Parking Control Equipment	100% CD	10/18/02

DIVISION 12 – FURNISHINGS
12495	Window Shades	100% CD	10/18/02
12500	Furniture	100% CD	10/18/02

DIVISION 13 – SPECIAL CONSTRUCTION
NOT APPLICABLE

DIVISION 14 – CONVEYING SYSTEMS
14210	Electric Traction Elevators	100% CD	10/18/02

DIVISION 15 – MECHANICAL
15010	General Requirements	100% CD	10/18/02
15015	SCL Rebate Environmental Requirements	100% CD	10/18/02
15016	SCL Rebate Performance Spec	100% CD	10/18/02
15020	Mechanical Submittals	100% CD	10/18/02
15030	Variable Frequency Drives	100% CD	10/18/02
15031	SCL Rebate VFD Performance Spec	100% CD	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH / SBRI

SECTION NO. / DRAWING NO.	SPECIFICATIONS:	DESCRIPTION / REVISION	DATE
15050	Basic Materials and Methods	100% CD	10/18/02
15071	Noise and Vibration	100% CD	10/18/02
15080	Mechanical Insulation	100% CD	10/18/02
15130	HVAC Pumps	100% CD	10/18/02
15140	Plumbing	100% CD	10/18/02
15181	Hydronic Systems	100% CD	10/18/02
15185	Hydronic System Chemical Treatment	100% CD	10/18/02
15193	Aboveground Fuel Storage Tank	100% CD	10/18/02
15194	Emergency Generator Exhaust Pipes and Vets	100% CD	10/18/02
15215	Vacuum Pump	100% CD	10/18/02
15301	Fire Protection	100% CD	10/18/02
15302	Preaction Sprinkler Systems	100% CD	10/18/02
15410	Plumbing Fixtures and Trim	100% CD	10/18/02
15445	Sump Pump	100% CD	10/18/02
15505	Gas Boiler	100% CD	10/18/02
15611	SCL Rebate Water Chiller Performance Spec	100% CD	10/18/02
15614	Air-Cooled Rotary Screw Water Chillers	100% CD	10/18/02
15615	Air-Cooled Scroll Water Chillers	100% CD	10/18/02
15663	Direct Evaporative Cooling/Humidifying Equipment	100% CD	10/18/02
15723	Air Handling Units with Coils	100% CD	10/18/02
15737	Dx System	100% CD	10/18/02
15800	Air Distribution	100% CD	10/18/02
15825	Air Moving Equipment	100% CD	10/18/02
15842	Shut-off V.A.V. Terminals	100% CD	10/18/02
15843	Parallel Fan Terminal Units	100% CD	10/18/02
15905	Building Systems Control	100% CD	10/18/02
15910	Control Wiring	100% CD	10/18/02
15915	Control Values, Dampers, and Actuators	100% CD	10/18/02
15920	Control Panels, Controllers, and Sensors	100% CD	10/18/02
15925	Control Systems Workstations and Peripherals	100% CD	10/18/02
15930	Controls Description of Operation	100% CD	10/18/02
15935	Control Systems Points List	100% CD	10/18/02
15950	Testing & Balancing of Air & Water Systems	100% CD	10/18/02
15955	Start-up, Balancing and Commissioning	100% CD	10/18/02
15980	Final Completion and Project Closeout	100% CD	10/18/02

DIVISION 16 – ELECTRICAL
16010	General Electrical Provisions	100% CD	10/18/02
16030	Electrical Testing	100% CD	10/18/02
16120	Conductors and Cables (Copper Only)	100% CD	10/18/02
16122	Armored and Metal Clad Cable	100% CD	10/18/02
16130	Raceways and Boxes	100% CD	10/18/02
16132	Flush Floor Outlets	100% CD	10/18/02
16139	Cable Trays	100% CD	10/18/02
16140	Wiring Devices	100% CD	10/18/02
16210	Electric Service	100% CD	10/18/02
16230	Electric Power Generation Equipment	100% CD	10/18/02
16415	Automatic Transfer Switches	100% CD	10/18/02
16417	Manual Transfer Switch	100% CD	10/18/02
16425	Switchboards	100% CD	10/18/02
15452	Grounding	100% CD	10/18/02

Project No.: PR02715

November 8, 2002

307 WESTLAKE AVENUE NORTH / SBRI

SECTION NO. / DRAWING NO.	SPECIFICATIONS	DESCRIPTION / REVISION	DATE
16460	Dry Type Transformers	100% CD	10/18/02
16470	Panelboards	100% CD	10/18/02
16472	Meter Centers	100% CD	10/18/02
16475	Fuses	100% CD	10/18/02
16476	Disconnect Switches and Enclosed Circuit Breakers	100% CD	10/18/02
16481	Motor Controllers	100% CD	10/18/02
16482	Motor Control Centers	100% CD	10/18/02
16500	Lighting	100% CD	10/18/02
16501	Light Fixture Schedule	100% CD	10/18/02
16611	Uninterruptible Power System	100% CD	10/18/02
16721	Fire Alarm System	100% CD	10/18/02
16724	Smoke Damper Control	100% CD	10/18/02
16740	Telephone, Computer Raceways Systems	100% CD	10/18/02
16778	Access Control System	100% CD	10/18/02
16930	Lighting Control Equipment	100% CD	10/18/02
16999	Project Closeout	100% CD	10/18/02

EXHIBIT D

TO LEASE

TENANT’S WORK

1. DELIVERY OF PREMISES BY LANDLORD

1.1 Building Shell and Core. As used herein, “Building Shell and Core” shall mean those items described in the Shell and Core Plans. Landlord or Landlord’s general contractor (“Landlord’s GC”) shall construct the Building Shell and Core at Landlord’s sole cost and expense, in a good and workmanlike manner and in compliance with all laws in effect at the time of construction. The Building Shell and Core shall be constructed in accordance with the Shell and Core Plans and any modifications thereto approved pursuant to this Exhibit D. Landlord shall be solely responsible for the costs of design, permitting, installation and construction of the Building Shell and Core. Landlord shall be responsible for obtaining temporary and final certificates of occupancy for the Building Shell and Core, including common areas.

1.2 Development of Complete Plans. To the extent the Shell and Core Plans are not a complete set of construction drawings, Landlord shall develop a final set of construction drawings and specifications (the “Final Shell and Core Plans”) in consultation with Tenant. The Final Shell and Core Plans shall be consistent with and a logical extension of the Shell and Core Plans in terms of design, quality, appearance and functionality. The Final Shell and Core Plans shall be approved by Landlord and Tenant and such approval shall be evidenced by initialing the final set of drawings. Landlord shall be responsible for ensuring that the Final Shell and Core Plans are complete in time to complete construction by the date, set forth in the Lease. Landlord shall notify Tenant of and Tenant shall be entitled to participate in all meetings with the architect and engineers preparing the Final Shell and Core Plans. If the Shell and Core Plans are revised after Tenant has begun the Final Contract Drawings (as defined in Paragraph 3.1 below) and as a result of such changes in the Shell and Core Plans Tenant is obligated to revise its Drawings then Landlord shall reimburse Tenant for all costs of such revisions. If Landlord does not reimburse Tenant prior to the Commencement Date then Tenant may offset the costs incurred against Rent under the Lease.

1.3 Changes to Shell and Core Plans. Landlord shall not make any changes or modifications to the Final Shell and Core Plans that are material or that would impact the Premises, Tenant’s obligations under the Lease or design of the Tenant Improvements except with the prior written approval of Tenant; provided, however, that Landlord may make changes to the extent required by any applicable governmental authority or as necessary to address any circumstance or condition arising during construction which was not reasonably foreseeable at the time the Final Shell and Core Plans were completed and approved by the parties and in such event, Landlord shall make good faith efforts to involve Tenant in the decision-making process and shall involve Tenant in any event in the decision-making process concerning any change that would have a material effect on the Tenant Improvement Plans or on Tenant’s access to, use or enjoyment of the Premises or Common Areas. Landlord shall promptly notify Tenant of any such changes and shall provide updated Final Shell and Core Plans clearly identifying the changes and, if applicable, shall provide a copy of the change order between Landlord and its contractor. All costs related to such changes shall be borne solely by Landlord. Any dispute with respect to Tenant’s approval under this provision shall be subject to mediation and arbitration in accordance with Paragraph 7 below.

1.4 Substantial Completion. Landlord shall be deemed to have substantially completed the Building Shell and Core (“Substantial Completion”) when (i) Landlord’s architect shall have determined that the Building Shell and Core is substantially complete in accordance, with the Final Shell and Core Plans as evidenced by AIA Document G704 (Certificate, of Substantial Completion) or a comparable a written statement from Landlord’s architect, a copy of which shall be provided to Tenant; (ii) Tenant shall have complete and unimpeded access from the street to the elevator lobby on the floor or floors on which the Premises are located; (iii) services (including HVAC, life safety, plumbing and mechanical systems) and utilities required to be provided by Landlord to Tenant shall be available in the quantities and at the service level required under the Lease; (iv) Tenant shall have the use of the number of parking spaces required under the Lease; and (v) the City of Seattle shall have issued a temporary certificate of occupancy

EXHIBIT D-1

for the Building Shell and Core. Substantial Completion shall be deemed to have occurred notwithstanding the requirement to complete a “punchlist” of corrective work or to complete balancing or other minor adjustments to the Building systems that do not affect Tenant’s ability to operate comfortably in the Premises.

1.5. Building Punchlist. The commencement of the Tenant Improvements prior to the completion in full of the Building Shell and Core shall not relieve Landlord of its obligation thereafter to complete the same in accordance with the Lease. Without waiving any rights of Tenant under the Lease, within thirty (30) days after Landlord delivers possession of the Premises to Tenant for commencement of Tenant’s Work (and again after Substantial Completion of the Building Shell and Core, if later) or as soon thereafter as practicable, Landlord, Tenant; and Landlord’s and Tenant’s architects shall conduct a walk-through inspection of the Building and, in the case of Substantial Completion of the Building Shell and Core, prepare a “punchlist” which shall consist of the items that the parties agree have not been, but should have been, finished or furnished by Landlord prior to such date. Landlord shall proceed to complete and furnish all punchlist items, at Landlord’s sole cost and expense.

1.6 Correction of Defects. Landlord shall use its best efforts to cause its contractor to promptly correct all defects in the Building Shell and Core and all failures of such work to conform to the Shell and Core Plans and specifications which have been agreed upon by Landlord and Tenant. Landlord shall bear all costs of correcting such defects and nonconformities. Landlord and Tenant shall each give the other prompt written notice after discovering the existence of any such defects or nonconformities in the Building Shell and Core.

1.7 Warranties. Landlord shall obtain from all contractors and subcontractors, providing material and labor in the construction of the Building Shell and Core all commercially reasonable warranties (including manufacturers’ warranties) for their respective materials or labor which are available from such contractors or subcontractors for such industry-standard period that is then available, which, shall in no event be less than one (1) year following Substantial Completion of the Building Shell and Core or such longer period as may be specified in the Shell and Core Plans. All such warranties shall be in writing and shall run to the benefit of Landlord and upon notice of any defects covered by such warranties Landlord shall enforce such warranties at its cost for the benefit of Tenant.

1.8 Issuance of the Final Certificate of Occupancy. Landlord shall proceed to complete the conditions to and shall obtain the final certificate of occupancy for the Building Shell and Core as soon as reasonably possible.

1.9 Schedule. Landlord and Tenant have approved Landlord’s construction schedule for construction of the Building Shell and Core and the TI’s. Landlord shall carry out construction of the Building Shell and Core using the approved schedule as its guide. Tenant shall design and construct its TI’s using the approved schedule as its guide. Section 3 of the Lease sets forth the schedule requirements. Landlord and Tenant shall use diligent efforts to keep each other informed about progress of their respective responsibilities against the approved schedule, and events or occurrences that either party expects to have an effect on the Schedule. Each party shall inform the other of any changes Landlord has made in its own schedule as soon as such changes are made. Each party shall thereafter carry out construction in accordance with the revised schedule.

2. TENANT’S WORK - GENERAL CRITERIA

2.1 Tenant Improvements. Subject to the provisions of the Lease, including this Exhibit, Tenant shall construct its Tenant Improvements in the Premises, at its sole cost and expense, in a good and workmanlike manner in compliance with all laws in effect at the time of construction. Tenant’s Work shall be constructed in accordance with Tenant’s Final Contract Drawings and any modifications thereto approved pursuant to this Exhibit D. Tenant shall be solely responsible for the costs of design, permitting, installation, and construction of Tenant’s Work, but Landlord shall provide the Construction Allowance as provided below. Tenant shall be responsible for obtaining certificates of occupancy upon completion of Tenant’s Work, and Landlord shall cooperate with Tenant in such effort. Tenant shall cause all of Tenant’s Work to be completed lien free. In the event any lien is placed upon the Building as a result of Tenant’s Work, Tenant shall remove such lien within five (5) days of notice from Landlord of the lien’s existence, or contest such lien in the manner provided in this Lease. As used herein, “Tenant Improvements” shall mean all work to be performed in the Premises or in the Building to prepare the Premises for Tenant’s’ occupancy, exclusive of the Building Shell and

EXHIBIT D-2

Core. As used herein, the term “Tenant’s Work” shall mean the design, permitting, construction and installation of the Tenant Improvements. Landlord, at no additional charge, shall provide Tenant with reasonable access to all areas outside the Premises required for Tenant to complete Tenant’s Work.

2.2 Compliance With Laws. Tenant or Tenant’s GC shall perform Tenant’s Work in accordance with all laws including, without limitation, the building codes of the jurisdiction in which the Building is located and all requirements of the Americans with Disabilities Act.

2.3 Plans. Tenant shall prepare the plans and specifications for Tenant’s Work in accordance with this Exhibit.

2.4 Approval Standard. Tenant’s Drawings shall be subject to the advance written approval by Landlord which shall not be unreasonably withheld, conditioned or delayed.

2.5 Permits. Tenant shall, Prior to commencement of Tenant’s Work, obtain all required building and other permits that are required for such commencement and thereafter obtain all permits for the Tenant Improvements no later than when required, at Tenant’s expense, and post said permits at the Premises as required.

2.6 Penetrations, etc. Tenant shall make no marks or penetrations into the roof, upper floor decks, exterior walls, or floors, unless included in the approved Tenant Drawings or otherwise approved by Landlord in writing in advance, which shall not be unreasonably withheld, conditioned or delayed.

2.7 Other Tenant Premises. If any Tenant’s Work being performed by Tenant to connect to Landlord’s utilities requires access through the premises of any other tenant or otherwise will affect any other tenant and Landlord has approved such Tenant’s Work, Tenant shall be responsible for coordinating such Tenant’s Work with such other tenant, and, to the extent the other tenant’s premises have tenant improvements installed, restoring the other tenant’s premises and compensating the other tenant for any costs reasonably incurred as a result of Tenant’s Work. Landlord shall cooperate with such coordination.

2.8 Work To Be Performed by Landlord. If, any of Tenant’s Work necessitates any special work in the Building Shell and Core outside the Premises, such as, but not limited to, structural modification, increasing the size of electric conduit or telephone service, Landlord, at Landlord’s election, may perform such work and Tenant shall reimburse Landlord the cost thereof, or require Tenant perform the work at Tenant’s cost. If Landlord elects to do the work, Landlord shall provide a reasonably detailed estimate of the cost of such work in advance for Tenant’s approval. If Landlord does any work on behalf of Tenant, Tenant shall pay Landlord’s cost for such work upon completion and acceptance thereof. Notwithstanding anything to the contrary contained in the Lease or this Exhibit D, Tenant is responsible for Tenant’s telephone service. Tenant shall select Tenant’s telephone system in its sole discretion and shall coordinate its installation with Landlord. Landlord shall provide a trunk facility in the Building telephone room and four (4) conduits of four (4) inches each from the trunk room to the telephone communications room on each floor of the Premises (two of which shall be available for Tenant’s exclusive use) and shall permit Tenant access to such equipment at no charge to Tenant.

2.9 Signs. Tenant shall retain Landlord’s identification signs or, at Tenant’s cost, provide new signs, using Landlord’s standards, for Landlord’s utilities, valves, and other such devices in the Premises.

2.10 Testing. Landlord may at its reasonable election, require any aspect of Tenant’s Work to be tested, and Tenant shall cooperate with any such testing procedure.

2.11 Approvals. Except as otherwise provided herein, no approval from Landlord with respect to any aspect of Tenant’s Work shall be valid unless in writing. Except as otherwise provided herein, Landlord shall be deemed to have approved all proposals submitted in writing unless Landlord provides written objections to such proposal (a) prior to commencement of construction, within a reasonable period of time which shall be not less than five (5) nor more than ten (10) days after receipt thereof, or (b) after commencement of construction, within five (5) days after receipt thereof.

EXHIBIT D-3

2.12 Management Services. Tenant, or Tenant’s project manager, or, at Tenant’s election, the Landlord, shall at Tenant’s expense manage the tenant improvement design and construction process in accordance with the process set forth herein. If Tenant elects to have Landlord or Landlord’s employees or agents provide such management services, Landlord shall be paid a management fee in the amount of five percent (5%) of labor, materials and all other hard and soft costs of the Tenant’s Work.

3. PROCEDURES AND SCHEDULES FOR THE COMPLETION OF PLANS AND SPECIFICATIONS

3.1 Drawings. All prints, drawing information, and other materials to be furnished by Tenant as required hereinafter, shall be delivered to Landlord. Tenant’s preliminary drawings and specifications are herein referred to as the “Design Development Drawings.” Tenant’s final drawings and specifications are herein referred to as the “Final Contract Drawings.” The Design Development Drawings and Final Contract Drawings are sometimes referred to herein as the “Drawings.”

3.2 Submission to Landlord. Tenant shall, at its sole expense, utilize the services of an architect and engineer to prepare all Drawings. Said architect and engineer shall be registered in the state in which the Building is located. Landlord shall ensure that the architect and engineer responsible for the Shell and Core Plans are authorized to consult with Tenant and its architect and engineer at Tenant’s expense, to ensure the Drawings are compatible with the Shell and Core Plans. All Drawings shall be submitted to Landlord for approval in the form of one (1) set of reproducible sepia prints and three (3) sets of blueline prints. Tenant shall, with the Drawings, furnish sample boards indicating materials, color selections and finishes to be used. Tenant shall also submit to Landlord such further information on Tenant’s planned electrical and mechanical usage at the Premises as reasonably requested by Landlord.

3.3 Inspection/Cooperation. Landlord shall have the right to observe the construction of the Tenant Improvements and Tenant shall have the right to observe the construction of the Building Shell and Core, subject to reasonably necessary safety restrictions. Each party shall have the right to attend all construction meetings relating to the Tenant Improvements and the Building Shell and Core and shall notify the other party of all meetings promptly when scheduled. Both parties acknowledge that the Tenant Improvements will be constructed at the same time as Landlord is finishing construction of the Building Shell and Core. Each party shall cause its architects, engineers and contractors to cooperate fully and promptly with each other as and when deemed necessary by such party in its good faith determination in the course of construction so that neither party unduly delays the other.

3.4 Design Development Drawings. Tenant shall use diligent reasonable efforts to submit Design Development Drawings to Landlord on or before January 31, 2003. The Design Development Drawings shall include interior floor plans, interior elevations, reflected ceiling plan(s) and front elevations, signage design, size and location, furniture layout, and any other work Tenant intends to perform. With the Design Development Drawings Tenant shall submit a color rendering of Tenant’s proposed signage, and a sample board of the materials to be used in the interior of the Premises. Landlord shall use reasonable efforts to send notification to Tenant that it approves or disapproves the Design Development Drawings within ten (10) business days after receipt thereof. If Landlord disapproves, Landlord shall specify the reasons for the disapproval. If Landlord disapproves, Tenant shall within ten (10) business days after receipt of Landlord’s disapproval, send Landlord revised Design Development Drawings addressing Landlord’s comments. This procedure shall be repeated until Landlord has approved the Design Development Drawings. Landlord may give approval “as noted” in which event the changes noted by Landlord shall be deemed incorporated into the Design Development Drawings; provided, if Tenant notifies Landlord within five (5) days thereafter that it does not accept said changes, then the Design Development Drawings shall be deemed disapproved on account of the changes Landlord has requested.

3.5 Final Contract Drawings. On or before 30 days after Landlord’s approval of the Design Development Drawings, Tenant shall use diligent reasonable efforts to submit the Final Contract Drawings. The Final Contract Drawings shall include detailed final Drawings for architectural, electrical, mechanical, heating, air conditioning, structural, and plumbing and all other work to be performed by Tenant (excluding sprinkler systems) and shall be prepared consistent with the approved Design’ Development Drawings. Landlord shall not withhold its approval of the Final Contract Drawings to the extent they are a logical and consistent extension of the approved plans in terms of design, quality, appearance or functionality. Landlord shall send notification to Tenant that it approves or disapproves of the Final Contract Drawings within ten (10) days after receipt thereof. If Landlord disapproves,

EXHIBIT D-4

Landlord shall specify the reasons for the disapproval. If Landlord disapproves, Tenant shall send Landlord revised Final Contract Drawings addressing Landlord’s comments. This procedure shall be repeated until Landlord has approved the Final Contract Drawings. Landlord may give approval “as noted” in which event the changes noted by Landlord shall be deemed incorporated into the Final Contract Drawings; provided, if Tenant notifies Landlord within five (5) business days thereafter that it does not accept said changes, the Final Contract Drawings shall be deemed disapproved, on account of the absence of the changes Landlord had requested. Landlord’s approval shall be evidenced by Landlord’s stamping the Final Contract Drawings.

3.6 Changes to Final Contract Drawings. Tenant shall not make any changes or modifications to the Final Contract Drawings that are material or that would impact the Building Shell and Core, except with the prior written approval ,of Landlord which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant or Tenant’s GC may make changes to the extent required by any applicable governmental authority or as necessary to address any circumstance or condition arising during construction which was not reasonably foreseeable at the time the Final Contract Drawings were completed and approved by Landlord. If Tenant desires to materially change or revise the Tenant Improvements specified by the Final Contract Drawings in any manner that would impact the Building Shell and Core (except as permitted above), then Tenant shall submit such change in writing for Landlord’s approval and Landlord, shall use reasonable efforts to approve or disapprove of the requested changes within five (5) days after receipt thereof or within a shorter period of time if feasible during the course of construction. Landlord shall be entitled to its out of pocket costs incurred in connection with reviewing and approving the revised plans relating to the change order. If Landlord disapproves any proposed change, Landlord shall specify the reasons for the disapproval. Tenant’s request for approval shall be accompanied by plans, specifications and details as may be required to fully identify and quantify such changes. If Landlord approves such changes, then Tenant shall provide Landlord with revised Final Contract Drawings incorporating the changes. Any dispute with respect to Landlord’s approval under this provision shall be subject to mediation and arbitration in accordance with Paragraph 7 below.

3.7 [intentionally omitted]

3.8 Approval Limitation. The approval by Landlord or Landlord’s agent of any Drawings or of Tenant’s Work shall not constitute an implication, representation or certification by Landlord or Landlord’s agent that either said Drawings or Tenant’s Work is accurate, sufficient, efficient or in compliance with insurance and indemnity requirements, or any laws, including but not limited to, code and the Americans with Disabilities Act, the responsibility for which belongs solely to Tenant; provided, however, that Landlord shall be responsible to the extent the non-compliance is the result of Tenants reliance on the Shell and Core Plans prepared by Landlord.

3.9 [omitted]

3.10 Sprinkler Testing. Upon completion of Tenant’s Work and before Tenant opens for business at the Premises, Tenant shall submit to Landlord written proof from Landlord’s insurance underwriter that the fully installed sprinkler system was approved by said underwriter, and Tenant shall submit to Landlord and Landlord’s insurance underwriter copies of all material and test and inspection certificates. Tenant is not responsible for any portions of the sprinkler system installed by Landlord as part of the Building Shell and Core.

4. CONSTRUCTION

4.1 Conditions to Commencement. Tenant may not commence any Tenant’s Work in the Building until each of the following conditions have been satisfied:

(a) Landlord has approved the Final Contract Drawings, a copy of which has been executed by Tenant and delivered to Landlord;

(b) All required insurance certificates as specified in this Exhibit D or in the Lease have been furnished Landlord;

EXHIBIT D-5

(c) All building permits necessary for the commencement of Tenant Improvements have been obtained;

(d) [omitted]

(e) Tenant shall have selected a general contractor for Tenant’s Work that has been approved in writing by Landlord, which approval will not be unreasonably withheld (“Tenant’s GC”).

(f) Tenant shall have entered into a construction contract (“Contract”) with Tenant’s GC, and such Contract has been approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed; and

(g) Tenant shall have furnished Landlord the following items:

(1) A copy of the executed contract between Tenant and Tenant’s general contractor covering all of Tenant’s obligations under this Exhibit D.

(2) The names, addresses, representatives and telephone numbers of Tenant’s GC and all subcontractors hired by Tenant or Tenant’s GC, to the extent then known (“Tenant’s Contractors”).

(3) [omitted]

(4) [omitted].

(5) A specific job-site safety program, as required by the State of Washington.

4.2 Pre-Construction Meeting. A representative of Tenant shall meet with Landlord prior to start of construction to discuss construction-related items. Tenant’s representative shall contact the Landlord in advance to schedule said meeting at a mutually satisfactory time.

4.3. Qualified Contractors. Landlord approves Tenant’s retention of any contractors, materialmen and subcontractors hired by Landlord or its contractor for work on the Building Shell and Core. If Tenant desires to hire any other entities then all such entities shall be bondable, licensed contractors, having good labor relations, capable of working in harmony with Landlord’s general contractor and other contractors’ in the Building. Tenant shall coordinate Tenant’s Work with other construction work at the Building, if any. Except as provided above, Landlord specifically reserves the right to approve Tenant’s Contractors, such approval not to be unreasonably withheld, conditioned or delayed.

4.4 Inspection. Tenant’s Work shall be subject to the inspection of Landlord’s representative from time to time during the period in which the Tenant’s Work is being performed.

4.5 Plans on Site. Tenant’s GC shall maintain at the Premises during construction a complete set of approved Final Contract Drawings bearing Landlord’s approval stamp.

4.6 Notice of Nonresponsibility. Prior to the commencement of construction, Landlord shall have the right to post, in a conspicuous location, on Tenant’s Premises, as well as record with the: City of Seattle, a Notice of Nonresponsibility.

4.7 Temporary Facilities.

(a) If not already available in the Premises, Tenant shall provide temporary heat, air-conditioning and ventilation for the Premises during construction if Tenant desires the same.

(b) Tenant shall make the necessary temporary electrical connections to an electrical disconnect (with sufficient capacity for 120/208 volt, 225 amp electrical service) installed on one of the two floors in the Premises by Landlord’s GC, at Landlord’s cost, prior to beginning its Tenant’s Work at the Premises so that it shall have electricity during its construction period. Tenant shall pay for the actual cost of said electricity as billed by the electrical company or by Landlord’s GC (as Landlord’s GC reasonably determines), as is applicable.

EXHIBIT D-6

(c) Landlord shall install potable  3⁄4” water service to each floor, valved and capped. Tenant shall pay for the actual cost of its water usage.

(d) Tenant shall place all trash in trash containers at a pick-up area or areas designated by Landlord. Tenant shall be responsible for breaking down boxes. Tenant shall furnish its own trash containers at its cost unless Landlord elects to furnish the containers. Tenant shall provide trash removal service at Tenant’s own cost from the pick-up areas unless Landlord elects to provide the trash remover service. Tenant shall not permit trash to accumulate within the Premises or in the corridor or common areas adjacent to the Premises. Should Landlord elect to remove Tenant’s trash from the designated pick-up areas for any reason the actual charge to Tenant for Landlord’s provided services shall be reimbursed to Landlord. Tenant shall be solely responsible for removal from Premises and legal disposal of any containers considered as hazardous waste by the local sanitation authority and Tenant shall take all precautions to assure that such containers are not placed in Landlord’s disposal containers.

(e) Landlord may utilize a recycle bin refuse program and, if made available to Tenant, Tenant shall take necessary precautions to prevent cross contamination of recycle containers.

(f) Tenant shall take all necessary precautions to contain construction “wash-up” liquids (such as grout wash, paint wash, etc.) and prevent entry of such liquids into Landlord’s sanitary or storm waste system. All construction wash-up shall be conducted at a location designated by Landlord.

(g) Tenant’s build-out will be concurrent with the construction of the Building Shell and Core. Tenant shall schedule usage of the operated material hoist or service elevator for conveyance of Tenant’s materials. Hours of usage shall be determined by Landlord’s GC who shall ensure that Tenant is provided sufficient access to enable construction to proceed on schedule. Landlord shall direct Landlord’s GC to provide service or material elevator hoisting during normal working hours (which shall be not less than 10 hours per day or such lesser period of time as is allowed under any governmental restrictions imposed on work hours) during weekdays only. Tenant shall coordinate all hoisting through Landlord’s designated representative for such purpose. The actual cost of such usage shall be payable to Landlord. Tenant shall make prior written request to Landlord’s designated representative for any overtime scheduling for freight hoisting. Provided Landlord determines, at its sole discretion, that same is available, Tenant shall pay for all operator overtime incurred during such special hoisting period(s) in addition to the charge as set forth above.

4.8 [omitted].

4.9 Reimbursement. The cost of any work permitted or required to be performed by landlord on behalf of Tenant under this Exhibit shall become due and payable in full within thirty (30) days after Tenant has been invoiced for same by Landlord and said charges shall be deemed Rent under the Lease.

4.10 Final Inspection. Upon completion of Tenant’s Work, Tenant shall notify the Landlord. Upon said notification, Landlord, Tenant and their respective designated representatives shall inspect the Premises and, if the Premises are constructed in accordance with the approved Drawings, Landlord or its representative shall issue a Letter of Acceptance for the Premises. If Landlord believes the Premises have not been constructed in accordance with the approved Drawings, Landlord shall so notify Tenant and Tenant’s GC identifying specific areas of noncompliance. Tenant shall furnish Landlord a copy of a temporary certificate of occupancy for the Premises, before it opens for business.

4.11 Cooperation. All work performed by Tenant and Landlord during their respective construction periods, or otherwise during the Term, shall be performed so as to cause the least possible interference with other tenants and with the construction of the Building or the Premises, as the case may be, and Landlord shall have the right to impose reasonable requirements with respect to timing and performance of the Tenant’s Work in order to minimize such interference. After other tenants have commenced normal building operations within the Building, Tenant’s Work causing noise, odor or vibration outside the Premises, at levels that interfere with other tenants, shall be performed outside of normal business hours. Tenant shall take all precautionary steps to protect its facilities and the

EXHIBIT D-7

facilities of others affected by the Tenant’s Work (including Landlord flooring in the vicinity of the Premises) and shall police same properly. Construction equipment and materials are to be located in confined areas and truck traffic is to be routed to and from the site as directed by Landlord so as not to burden the construction or operation of the Building. Tenant and Landlord shall cause their respective GCs to cooperate concerning the delivery and removal of Tenant’s equipment and materials. Upon ten (10) days notice Landlord shall have the right to order Tenant or any Tenant’s Contractors who willfully and repeatedly violates the above requirements to cease work and to remove its equipment and employees from the Building. Tenant and/or Tenant’s Contractors shall take precautions to protect adjacent tenants and tenants on common air distribution systems from airborne dust, dirt and contaminants, VOC’s (volatile organic compounds such as paint thinner or varnish vapor) including, if necessary, isolating or otherwise protecting Landlord’s central air distribution and return air systems (including return air plenum) from entry of these potential contaminants. Landlord shall ensure that all other tenants or occupants of the Building are subject to comparable requirements to those in this Paragraph 411 and shall enforce such requirements for Tenant’s benefit. Landlord shall notify Tenant at least 24 hours in advance if any construction in the Building will result in an interruption of services or utilities.

4.12 Minimize Interference. It is understood and agreed that Tenant’s Contractors shall perform said work in a manner and at times that do not unreasonably impede or delay Landlord’s Construction Manager/General Contractor in the completion of the Building as provided in the Lease, and that Tenant and Tenant’s GC shall not in the performance of Tenant’s Work do anything that tends to jeopardize the labor relations of others in the Building. All work performed by Landlord during Tenant’s construction period, or otherwise during the Term, shall be performed consistent with the Project Schedule and TI Schedule, and Landlord’s GC shall be directed to take commercially reasonable steps to minimize possible interference with Tenant and Tenant’s Work. Once Tenant has commenced normal business operations within the Premises, any work by Landlord or any other Building tenant causing noise, odor or vibration shall be performed only outside of normal business hours. Any damage to any work caused by Tenant’s Contractors shall be at the cost and expense of Tenant.

4.13 Insurance. Tenant shall cause Tenant’s Contractors to maintain during the construction period insurance as provided in Section 8(d) of the Lease. Tenant shall provide, or cause its contractors to provide, certificates confirming such insurance prior to any Tenant Work being performed at the Premises. Such certificates shall state that the overage may not be changed or cancelled without at least thirty (30) days’ prior written notice to Landlord.

5. CONSTRUCTION ALLOWANCE AND PAYMENT.

Subject to the provisions of this Paragraph 5, Landlord shall pay to Tenant a construction allowance (the “Allowance”) in an amount equal to $20 per RSF. The Allowance may be applied to costs of the Tenant’s Work incurred during construction of Tenant’s Improvements, limited to costs of construction, sales tax, materials and contractor’s fees (“Qualified Costs”). In the event Tenant pays for the cost of installation of sprinklers within the Premises, and such work is part of Landlord’s Work, the TI Allowance shall be increased by the amount Tenant pays for such Work.

5.1. Payment of Allowance. Payment of the Allowance shall be by progress payments not more frequently than once per month after commencement of construction by Tenant and within thirty (30) days after satisfaction of the following conditions precedent:

(a) receipt by Landlord of invoices or other reasonable evidence that it has paid or incurred Qualified Costs; and

(b) Tenant shall not be in default under the Lease beyond any applicable cure period;

Landlord and Tenant acknowledge that the draw procedures and timing of draws on the Allowance need to be coordinated with the procedures and timing for draws under the Landlord’s construction loan and Tenant’s contract with Tenant’s GC and the parties shall work together to develop appropriate procedures; provided, however, that Allowance progress payments shall be paid to Tenant within a period of time not to exceed thirty (30) days after the satisfaction of the conditions set forth in (a) through (b) above. Ten percent (10%) of the Allowance shall be retained by Landlord and will be released to Tenant only when the following additional conditions have been satisfied:

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(c) Tenant has performed all Tenant Work in accordance with the approved plans and specifications and in accordance with all other applicable provisions of the Lease, exclusive of the completion of all punchlist items as evidenced by a certificate from Tenant’s architect;

(d) Tenant has obtained a certificate of occupancy with respect to the Premises;

(e) Tenant has furnished Landlord original, valid, unconditional and final mechanic’s lien releases from the Tenant’s GC for or in connection with Tenant’s Work at the Premises;

(f) receipt by Landlord from Tenant of two (2) copies of approved sprinkler shop drawings, and (if substantial changes were made during the course of construction and if Landlord so requests) an as-built drawing of the work;

(g) Tenant shall not be in default under the Lease beyond any applicable cure period;

(h) receipt by Landlord from Tenant of all certificates of insurance required under the Lease;

All documents required pursuant hereto shall be delivered to the Landlord at Landlord’s address for notices as set forth in the Lease.

5.2 No later than ninety (90) days after the Commencement Date, Tenant shall provide Landlord with as-built drawings of the Tenant Improvements.

5.3 Certification. In addition to Tenant’s estoppel certificate, Tenant shall, upon request by any lender of Landlord, promptly execute and deliver to such lender, or such other party as lender shall specify, a certificate stating, to Tenant’s current knowledge (but without any duty to perform an audit or accounting), whichever of the following is then true: that the Allowance has been paid in full by Landlord to Tenant; that the Allowance or a portion thereof is due and payable by Landlord to Tenant specifying such due and payable amount; that one or more of the conditions precedent set forth in Paragraph 5.1 hereof has not been met, specifying such unmet condition or conditions; that the Allowance has been offset by a certain amount payable by Tenant to Landlord pursuant to Paragraphs 5.1 or 5.2 hereof, specifying the amount of the offset.

6. COORDINATION OF CONSTRUCTION

6.1 Landlord and Tenant Actions. Landlord and Tenant shall each proceed with all necessary due diligence and in good faith, exerting their best efforts to complete such matters as require action or approval on the part of Landlord and Tenant in accordance with the Project Schedule and TI Schedule and during the course of construction anticipated under this Exhibit. Landlord and Tenant agree to promptly and diligently respond to all questions and concerns raised by their architects, engineers and other consultants.

6.2 Landlord and Tenant Meetings. Throughout the period of design, development and construction of the Building Shell and Core and Tenant Improvements, Landlord shall hold meetings with the Project development team consisting of Tenant, Tenant’s project manager, the architect for the Building Shell and Core, Landlord’s GC, Tenant’s architect, Tenant’s GC, Landlord and the parties’ engineers and other consultants, as necessary, occurring at least twice monthly during design and development, and occurring at least once weekly during construction, to discuss the scheduling and progress of the Building Shell and Core and Tenant Improvements. After Substantial Completion of Building Shell and Core and Tenant Improvements, Landlord shall hold such meetings with Tenant and Tenant’s project manager as are mutually determined to be necessary with respect to completion of the punchlist items, and the matters and conditions for issuance by the City of the final certificate of occupancy.

EXHIBIT D-9

6.3 Representatives. Landlord and Tenant shall each appoint a representative to handle design and construction matters pursuant to this Exhibit D. Such representative shall be vested with authority to make decisions with respect to those matters specifically addressed in this Exhibit D but shall not be authorized to amend or modify the Lease or the terms of this Exhibit D. To the extent feasible all decisions regarding design and construction shall be in writing signed by Landlord and Tenant but a set of meeting minutes prepared by a party other than Landlord or Tenant and distributed to all parties shall be binding unless Landlord or Tenant disputes the content of the minutes within ten (10) days after receipt thereof.

7. MEDIATION AND ARBITRATION.

7.1 Mediation. In the event a dispute arises between Landlord and Tenant on any issue relating to either party’s approval of changes to the Shell and Core Plans or the Final Contract Drawings, otherwise relating to or arising out of matters addressed in this Exhibit, or arising out of determination of delivery or commencement dates in Section 3 of the Lease, if the parties are unable to resolve the dispute within five (5) days, the dispute shall, at the request of either party, be submitted to mediation (a “Mediated Dispute”). The mediator shall be a mutually agreeable mediator who has experience in the arbitration and mediation of construction disputes. The mediation shall be completed no later than seven (7) days after the request for mediation. If, after eight (8) hours of good faith mediation, the parties are unable to resolve the Mediated Dispute, the dispute shall be settled by binding arbitration in accordance with the following provision.

7.2 Arbitration of Certain Disputes. The arbitration of Mediated Disputes not settled by mediation between the parties shall be decided by arbitration in accordance with the then applicable rules of the AAA, unless the parties mutually agree to other arbitration procedures. Notice of the demand for arbitration shall be filed in writing with the other party to this Lease and with the AAA. The demand shall be made within five (5) days after the mediation is concluded. This agreement to arbitrate shall be specifically enforceable under prevailing state or federal arbitration law. A single arbitrator experienced in commercial building construction, shall arbitrate the dispute, provided that if the parties cannot agree on an arbitrator within ten (10) days following a party’s initial demand for arbitration each party shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator who shall then arbitrate the dispute.

Except as may be otherwise agreed by the parties to this Lease, the arbitration shall be conducted in accordance with the AAA Commercial Arbitration Rules with Expedited Procedures, in effect on the date hereof, as modified by this section. There shall be no dispositive motion practice. As may be shown to be necessary to ensure a fair hearing the arbitrator(s) may authorize limited discovery and may enter pre-hearing orders regarding (without limitation) scheduling, document exchange, witness disclosure and issues to be heard. The arbitrator(s) shall not be bound by the rules of evidence or of civil procedure, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator(s) may determine to be appropriate. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair on material issues.

The arbitrator(s) shall take such steps as may be necessary to hold a private hearing within ten (10) days following the date the arbitrator has have been selected and to conclude the hearing within two (2) days; and the arbitrator’s written decision shall be made not later than seven (7) calendar days after the hearing. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator(s) may for good cause allow reasonable extension or delays, which shall not affect the validity of the award. The written decisions shall contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award, the arbitrator(s) shall apply applicable substantive law. Absent fraud, collusion or willful misconduct by the arbitrator(s), the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award injunctive relief or any other remedy available from a judge, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact or which may promote judicial economy, and may award attorneys’ fees and costs to the prevailing party but shall not have the power to award punitive or exemplary damages. Venue of any arbitration conducted pursuant to this paragraph shall be in Seattle, Washington.

EXHIBIT D-10

SCHEDULE D-1

FIXED EQUIPMENT AND MOVEABLE EQUIPMENT

Tenant’s Fixed Equipment shall be those portions of Tenant’s Work which are attached to the premises in a permanent fashion, such that removal would require substantial work and repair to the Premises. Tenant’s Moveable Equipment shall be equipment that is moveable or detachable from the Premises without substantial work or repair. Landlord and Tenant shall use diligent efforts to agree upon the delineation between Fixed Equipment and Moveable Equipment upon Landlord’s receipt and review of Tenant’s Design Development drawings and Final Contract Drawings.

EXHIBIT D-11

EXHIBIT E

TO LEASE

CONFIRMATION OF COMMENCEMENT DATE

Landlord:	307 WESTLAKE LLC, a Washington limited liability company

Tenant:	CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER, a Washington nonprofit corporation

This Confirmation of Commencement Date (“Confirmation”) is made by Landlord and Tenant pursuant to that certain Lease dated as of             , 2002 (the “Lease”) for certain premises located in the 2nd and 3rd floors in the building commonly known as “307 Westlake” (the “Premises”). This Confirmation is made pursuant to Section 3(a) of the Lease.

1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is             , 2004, and the Termination Date of the Lease is             , 2017, subject to extension.

2. Acceptance of Premises. Tenant has inspected the Premises and subject to the completion of the items on the “punchlist” for the Premises dated                      and executed by Landlord and Tenant, Tenant affirms that the Premises is acceptable in all respects in its current “as is” condition except for                     , and any other matters that are not reasonably discoverable upon ordinary inspection.

3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

TENANT:	CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER, a Washington nonprofit corporation

By:

Name:

Title:

EXHIBIT E - 1

LANDLORD:	307 WESTLAKE LLC, a Washington limited liability company

	BY:	Harbor Properties, Inc., a Washington corporation, its Manager

By:

Name:

Title:

EXHIBIT E - 2

CONFIRMATION OF COMMENCEMENT DATE

Landlord:	307 WESTLAKE LLC, a Washington limited liability company

Tenant:	CHILDREN’S HOSPITAL REGIONAL MEDICAL CENTER, a

This Confirmation of Commencement Date (“Confirmation”) is made by Landlord and Tenant pursuant to that certain Lease dated as of November 8, 2002 (the “Lease”) for certain premises located in the 2nd and 3rd floors in the building commonly known as “307 Westlake” (the “Premises”). This Confirmation is made pursuant to Section 3(a) of the Lease.

1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is March 22, 2004, and the Termination Date of the Lease is March 21, 2017, subject to extension.

2. Acceptance of Premises. Tenant affirms that the Premises is acceptable in all respects in its current “as is” condition, and any other matters that are not reasonably discoverable upon ordinary inspection.

3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

TENANT:	CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER,
a

	By:	/s/ JB Hendricks
	Name:	JB Hendricks
	Title:	VP Research

LANDLORD:	307 WESTLAKE LLC, a Washington limited liability company

BY: Harbor Properties, Inc., a Washington corporation, its Manager

	By:	/s/ Denny P. Onslow
	Name:	Denny P. Onslow
	Title:	President

STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that Denny Onslow is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the President of Harbor Properties, Inc., Manager of 307 Westlake LLC, a Washington limited liability company, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this 4th day of May, 2004.

/s/ Kimberly M.A. Hixson
(Signature of Notary)
Kimberly M.A. Hixson
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at Seattle
My appointment expires 7/6/04

STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that James Hendricks is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Vice President, Research of Seattle Biomedical Research Institute, a Washington nonprofit corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this 5-7-04 day of May, 2002.

/s/ Jena Lee Snook
(Signature of Notary)
Jena Lee Snook
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at Seattle
My appointment expires 6-8-04

EXHIBIT F

TO LEASE

Legal Description

Lots 3, 4, 5 and 6, Block 91, D.T. Denny’s Fifth Addition to North Seattle, according to the plat thereof recorded in Volume 1 of Plats, Page 202, King County;

Except the East 12 feet thereof condemned under King County Superior Cause No. 474549 for street purposes;

Situate in King County, State of Washington.

EXHIBIT F

EXHIBIT G

TO LEASE

Confirmation of Rentable Square Footage

This Confirmation of Rentable Square Footage (“Confirmation”) is made by [Landlord’s Architect] pursuant to that certain Lease dated             , 2002 (the “Lease”) for certain premises located on the 2nd and 3rd floors in the building commonly known as “307 Westlake” (the “Premises”). This Confirmation is made pursuant to Item C of the Schedule to the Lease.

1. RSF of the Premises. Architect hereby confirms that the RSF of the various portions of the Premises are as follows:

2. RSF of the Building. The Architect hereby confirms that the total RSF of the Building is                      RSF.

3. Tenant’s Proportionate Share. The Architect hereby confirms that Tenant’s Proportionate Share is         % (based upon the RSF of the Premises and RSF of the Building as set forth in paragraphs 1 and 2 above.

4. Standard for Measurements. The Architect hereby certifies that the measurements set forth above were made in accordance with the standards set forth in the Lease.

5. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

[Landlord’s Architect]

By:

Name:

Its:

EXHIBIT G

APPENDIX H

TO LEASE

Confirmation of Rentable Square Footage

This Confirmation of Rentable Square Footage (“Confirmation”) is made by CollinsWoerman [Landlord’s Architect] pursuant to that certain Lease dated November 8, 2002 (the “Lease”) for certain premises located on the                     2nd and 3rd floors in the building commonly known as “307 Westlake” (the “Premises”). This Confirmation is made pursuant to Item C of the Schedule to the Lease.

1. RSF of the Premises. Architect hereby confirms that the RSF of the various portions of the Premises are as follows: 48,274.00 RSF

2. RSF of the Building. The Architect hereby confirms that the total RSF of the Building is 113,193 RSF.

3. Tenant’s Proportionate Share. The Architect hereby confirms that Tenant’s Proportionate Share is 43% (based upon the RSF of the Premises and RSF of the Building as set forth in paragraphs 1 and 2 above.

4. Standard for Measurements. The Architect hereby certifies that the measurements set forth above were made in accordance with the standards set forth in the Lease.

5. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

CollinsWoerman

By:	/s/ Beverly S. Tiedic

Name:	Beverly S. Tiedic

Its:

307 WESTLAKE AVENUE NORTH, SEATTLE WA 98109							4/14/2004

1	2	3	4	5	6	7	8	9	20
						USABLE AREAS
FLOOR	GROSS BUILDING AREA	GROSS MEASURED AREA	MAJOR VERTICAL PENETRATION	FLOOR RENTABLE AREA	SPACE ID	OFFICE AREA	STORE AREA	BUILDING COMMON AREA	TOTAL RENTABLE AREA	SBRI	Children’s	ILLEGIBLE	BusyBody	Retail 4
P2					SBRI	304.00			321.80	321.80
		304.00	0.00	304.00		304.00	0.00	0.00	321.80
1					SBRI	4,599.00			5,213.46	5,213.46
1					SBRI	2,650.00			3,004.06	3,004.06
1					SBRI	1,476.00			1,673.21	1,673.21
1					SBRI		1,516.00		1,718.55	1,718.55
1					Retail 1-3		2,571.00		2,914.51			2,914.51
1					Retail 4		1,528.00		1,732.15					1,732.15
1					Busy Body		2,377.00		2,694.59				2,694.59
1
1								2,369.00
1								2,223.00
	25,249.00	24,962.00	2,142.00	22,820.00		8,725.00	7,992.00	4,592.00	18,950.52
1A					ILLEGIBLE			1,343.00	0.00
		1,343.00	0.00	1,343.00		0.00	0.00	1,343.00	0.00
2						22,022.00			25,083.34
	25,209.00	24,896.00	1,200.00	23,696.00		22,022.00	0.00	0.00	25,083.34		25,083.34
3						20,090.00		0.00	23,190.66
	23,430.00	23,182.00	1,274.00	21,908.00		20,090.00	0.00	0.00	23,190.66		23,190.66
4					SBRI	19,768.00			23,204.42
	23,480.00	23,221.00	1,300.00	21,921.00		19,768.00	0.00	0.00	23,204.42	23,204.42
5					SBRI	19,045.00			23,442.26
	22,738.00	22,501.00	1,300.00	21,201.00		19,045.00	0.00	0.00	22,442.26	22,442.26
Grand
Totals	120,088	120,409	7,215	113,193		89,954	7,892	5,935	113,193	57,577.76	48,274.00	2,914.51	2,694.59	1,732.15
										50.87%	42.65%	2.57%	2.38%	1.53%

EXHIBIT H

TO LEASE

CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER

Certificate of Delivery of Possession

FROM:	[Landlord’s General Contractor] (“Landlord’s GC”)

TO:	307 WESTLAKE LLC, a Washington limited liability company (“Landlord”)

(“Tenant”)

REGARDING:	Floor , 307 Westlake Avenue Project

DATE:	, 200

This Certificate of Delivery (“Certificate”) is delivered by Landlord’s GC to Landlord and Tenant pursuant to Section 3(a) of that certain Lease dated as of             , 2002, between Landlord and Tenant (the “Lease”) covering premises located on the 2nd and 3rd floors in the building commonly known as “307 Westlake” (the “Premises”). Landlord’s GC hereby certifies that the Delivery Date of the Premises occurred as of             , 200    , and that possession has been delivered to Tenant as of such date for purposes of commencing Tenant’s Work (as defined in the Lease).

LANDLORD’S GC:

By:

Its:

EXHIBIT H

EXHIBIT I

[intentionally omitted]

EXHIBIT I

THOMAS
RETAIL AREA
WESTLAKE

307 WESTLAKE
GROUND FLOOR PLAN
NTS

FLOOR COMMON AREA
BUILDING COMMON AREA

Exhibit J
Common Area
1 of 4

EXHIBIT K

TI and Project Schedule

307 Westlake – Floor 2 and Floor 3

11/07/02

TI Ready Shell for Floor 2 is those items shown completed on 8/22/02. TI Ready Shell for Floor 3 is those items shown as complete on 9/12/03.

Date	Task	Description

08/22/03	2nd Floor Available for TI Construction	Definition of TI Ready Shell.

All Shoring removed from floor.

Floors leveled and repaired as required and broom clean.

Any fall hazard on the floors or along access route to the floors protected with legal guard railings and toe boards.

Stud framing at core walls completed.

At least one internal stairwell will be available to access all floors at all times.

Area made available for exterior stair tower with clear access at base of stair (stair to be provided by Tenant Contractor at its discretion).

Area on P2 between grids 5 & 8 and A & B available for storage & shacks or other mutually agreeable area.

Access to floor by exterior mobile lift for material as coordinated with Landlords General Contractor and access to material hoist when available.

Space available with loading access for Tenant Contractor’s 15 yard dump box..

Electrical disconnect capable of providing power for a temporary 120/208V – 225 amp electrical distribution panel.

Temporary water as installed for shell and core work.

09/05/03	2nd floor perimeter framing	Perimeter framing completed.

09/05/03	2nd Floor MEP	Shell & Core HVAC main shaft dampers complete and electrical panel cans mounted.

09/12/03	3rd Floor Available for TI Construction	The same tenant ready conditions exist as noted for 2nd Floor.

09/22/03	Vertical shafts protected & roof drains installed	Tenting over vertical shafts and roof drains installed; floors 2 and 3 protected from storm water.

09/26/02	3rd Floor MEP	Shell & Core HVAC main shaft dampers complete and electrical panel cans mounted.

09/26/03	3rd floor perimeter framing	Perimeter framing completed.

11/05/03	Construction access on roof	Roof top access available for Tenant construction.

11/17/03	Permanent Building Power	Permanent power energized and shell and core electrical room electrical work completed.

Date	Task	Description
12/23/03	Material/Man hoist removed	Material/Man hoist removed and freight elevator operational.

2/16/03	Start up Equipment & Point to Point testing of Controls System

The following items need to be complete for Equipment Start-up by this date or within one week after first floor Start-up requirements are complete, whichever is later.

Electrical panels wired on all floors.

Smoke fire dampers powered on all floors.

Air terminals powered on all floors.

T-stats mounted & wired to air terminals on all floors.

Power to DDC panel and devices on all floors.

Code language loaded into Controls software.

Pressure alarms wired on all floors.

12/31/03	Test, Adjust, Balance

The following items need to be complete for Test, Adjust and Balance by this date or within one week after first floor Test, Adjust and Balance requirements are complete, whichever is later.

Controls Point to Point check signed off.

MEP systems trimmed out on all floors.

MEP systems fire caulked on all floors.

Ceiling grid installed on all floors.

Hard lids installed on all floors.

Shafts closed and scaled on all floors.

Heating hot water coils piped to air terminals on all floors.

Stairwell doors swung & hardware adjusted on all floors.

Fire Alarm wired and pre-checked.

02/13/04	TCO Inspections	All tenant systems and finishes affecting city inspections need to be complete for TCO inspections to begin.

03/01/04	Tenant move-in of large equipment	Tenant will be allowed to set large plug-in equipment such as freezers and incubators a week prior to TCO.

03/08/04	Shell & Core TCO

EXHIBIT L

COLLINS
WOERMAN
Conference room
Vivarium
Glasswash/autoclave
De-ioned water
Shipping/receiving
Freezer storage
ISSUED FOR
SHEET TITLE/NUMB

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT (“Amendment”), dated as of December 18, 2002, is by and between 307 WESTLAKE LLC, a Washington limited liability company, as Landlord, and CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER, a Washington nonprofit corporation, as Tenant, and amends the Lease between them dated as of November 8, 2002, providing for the lease of certain Premises in Landlord’s project at 307 Westlake Avenue North, Seattle WA (“Lease”).

Landlord and Tenant amend the Lease as follows:

1. Section 3(j) of the Lease is amended to add the following at the end thereof:

In addition, if the Lease terminates pursuant to Section 5(l) of the Subordination, Non-Disturbance and Attornment Agreement dated as of December 18, 2002, among Landlord, Tenant and Bank of America, N.A., Tenant shall have any and all remedies available to it at law or in equity against Landlord, including without limitation the right to elect to receive from Landlord liquidated damages in the amount of $2 million, payable within 30 days of Tenant’s written notice of such election; provided that Tenant’s commencement and material progress of its Tenant Improvements shall be a condition of Tenant’s right to elect the liquidated damages remedy.

2. Except as amended hereby, the Lease remains in full force and effect.

3. This Amendment may be executed in multiple counterparts and may be delivered by fax transmission.

EXECUTED as of the date first written above,

307 WESTLAKE LLC

By Harbor Properties, Inc.
a Washington corporation, Manager

	By	/s/ Robert M. Krokower
	Name	Robert M. Krokower
	Title	VP

CHILDREN’S HOSPITAL AND
REGIONAL MEDICAL CENTER

By
Name
Title

1

STATE OF WASHINGTON	}
	}	SS.
County of King	}

On this 19th day of December, 2002, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Robert Krokower to me known to be the VP of Harbor Properties, Inc., the                      that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Robert Krokower, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Name (typed or printed): Joseph E. Delaney

NOTARY PUBLIC in and for the State of Washington

Residing at Bainbridge Island

My appointment expires: 12-9-06

2

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT (“Amendment”), dated as of December 18, 2002, is by and between 307 WESTLAKE LLC, a Washington limited liability company, as Landlord, and CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER, a Washington nonprofit corporation, as Tenant, and amends the Lease between them dated as of November 8, 2002, providing for the lease of certain Premises in Landlord’s project at 307 Westlake Avenue North, Seattle WA (“Lease”).

Landlord and Tenant amend the Lease as follows:

1. Section 3(j) of the Lease is amended to add the following at the end thereof:

In addition, if the Lease terminates pursuant to Section 5(h) of the Subordination, Non-Disturbance and Attornment Agreement dated as of December 18, 2002, among Landlord, Tenant and Bank of America, N.A., Tenant shall have any and all remedies available to it at law or in equity against Landlord, including without limitation the right to elect to receive from Landlord liquidated damages in the amount of $2 million, payable within 30 days of Tenant’s written notice of such election.

2. Except as amended hereby, the Lease remains in full force and effect.

3. This Amendment may be executed in multiple counterparts and may be delivered by fax transmission.

EXECUTED as of the date first written above,

307 WESTLAKE LLC

By Harbor Properties, Inc.
a Washington corporation, Manager

By
Name
Title

CHILDREN’S HOSPITAL AND
REGIONAL MEDICAL CENTER

By	/s/ Kelly Wallace
Name	Kelly Wallace
Title	VP & CFO

1

STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that                      is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the                      of 307 Westlake LLC, a limited liability company, to be the free and voluntary act of such          company for the uses and purposes mentioned in the instrument.

Dated this          day of             , 2003.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at
My appointment expires

STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that Kelly Wallace is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the VP & CFO of Children’s Hospital and Regional Medical Center, a Washington nonprofit corporation, to be the free and voluntary act of such                      for the uses and purposes mentioned in the instrument.

Dated this 23rd day of July, 2003.

/s/ Susan E. Zentner
(Signature of Notary)

Susan E. Zentner
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at Arlington
My appointment expires 07-01-07

2

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT (“Second Amendment”), dated as of June 23, 2003, is by and between 307 WESTLAKE LLC, a Washington limited liability company, as Landlord, and CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER, a Washington nonprofit corporation, as Tenant, and amends the Lease between them dated as of November 8, 2002, as amended by the First Amendment of Lease dated as of December 18, 2003, providing for the lease of certain Premises in Landlord’s project at 307 Westlake Avenue North, Seattle WA (“Lease”).

Pursuant to the agreement of Landlord, Tenant and SBRI, Landlord has reconfigured the First Floor of the Building in order to increase the amount of Shared Facilities Space (as defined in the Shared Facilities Agreement). The additional Shared Facilities Space will be leased by SBRI pursuant to a lease amendment with SBRI. This Second Amendment confirms Landlord’s and Tenant’s agreed allocation of responsibility for the cost of reconfiguring the SBRI First Floor premises and confirms CHRMC’s approval of the reconfigured Shared Facilities areas.

Landlord and Tenant amend the Lease as follows:

1. Attached hereto as Exhibit A is a new Exhibit L – Shared Facilities Space, which shall be deemed substituted in to the Lease to replace the existing Exhibit L.

2. Exhibit C is amended to reflect that Landlord’s Work shall include the reconfiguring of the SBRI First Floor Premises (not including SBRI’s tenant improvements therein) and that the Shell and Core Plans shall be deemed to be modified to provide for the SBRI First Floor Premises as reconfigured.

3. Exhibit D, Paragraph 5, is changed by inserting the following between the existing first and second sentences:

The Allowance shall be reduced by the amount of $66,918 in consideration for Landlord’s reconfiguration of the Shared Facilities Space. Landlord shall pay all costs of Landlord’s Work attributable to the reconfiguration of the SBRI First Floor Premises,

4. Except as amended hereby, the Lease remains in full force and effect.

5. This Amendment may be executed in multiple counterparts and may be delivered by fax transmission.

EXECUTED as of the date first written above,

307 WESTLAKE LLC

By Harbor Properties, Inc.
a Washington corporation, Manager

By	/s/ Denny P. Onslow
Name	Denny P. Onslow
Title	Exec. VP

1

CHILDREN’S HOSPITAL AND
REGIONAL MEDICAL CENTER

By	/s/ Kelly Wallace
Name	Kelly Wallace
Title	VP & CFO

2

STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that Denny P. Onslow is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Manager of 307 Westlake LLC, a limited liability company, to be the free and voluntary act of such company for the uses and purposes mentioned in the instrument.

Dated this 23 day of July, 2003.

/s/ Martha E. Barkman
(Signature of Notary)
Martha E. Barkman
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at Seattle
My appointment expires 6-01-05

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STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that Kelly Wallace is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the VP & CFO of Children’s Hospital and Regional Medical Center, a Washington nonprofit corporation, to be the free and voluntary act of such                      for the uses and purposes mentioned in the instrument.

Dated this 23rd day of July, 2003.

/s/ Susan E. Zentner
(Signature of Notary)

Susan E. Zentner
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at Arlington
My appointment expires 07-01-07

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THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT (“Third Amendment”), dated as of March 1, 2007, is by and between 307 WESTLAKE LLC, a Washington limited liability company, as Landlord, and CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER, a Washington nonprofit corporation, as Tenant, and amends the Lease between them dated as of November 8, 2002, as amended by the First Amendment of Lease dated as of December 18, 2003, and the Second Amendment of Lease dated June 23, 2003, providing for the lease of certain Premises in Landlord’s project at 307 Westlake Avenue North, Seattle WA (“Lease”).

RECITALS

A. Contemporaneously with this Third Amendment, Tenant, as “Assignor” is entering into that certain Agreement for Assignment and Assumption of Lease and Termination of Shared Facilities Agreement (the “Assignment”) with Seattle Biomedical Research Institute as “Assignee”. Assignee is also a Tenant in the Building pursuant to that certain Lease between Assignee and Landlord dated June 14, 2002, as amended by that First Amendment to Lease dated November 8, 2002, and that Second Amendment to Lease dated June 17, 2003, and that Third Amendment to Lease effective November 1, 2005 (the “SBRI Lease”).

NOW, THEREFORE, Landlord and Tenant amend the Lease as follows:

1. Extension Options. Paragraph 1 to Addendum No. 1 to the Lease is hereby amended and replaced with the following replacement Paragraph 1.

1. Options to Extend. Landlord does hereby grant to Assignee under that certain Agreement for Assignment and Assumption of Lease and Termination of Shared Facilities Agreement dated effective March 1, 2007 (the “Assignment”) the right, privilege, and option to extend this Lease (each an “Extension Option”) for three (3) periods of five (5) years each (each an “Extension Term”) from the date of expiration of the initial Term hereof or the prior Extension Term, as applicable, upon the same terms and conditions as herein contained, except as to “Base Rent”, which shall be determined in accordance with the following paragraphs, and except that a Security Deposit shall be required, which shall be determined in accordance with the following paragraphs. In the event Assignee desires to exercise its option to extend this Lease, then at least eighteen (18) months prior to the expiration of the initial Term or the applicable Extension Term, Assignee shall give Landlord a written notice binding upon Assignee and Landlord (the “Extension Notice”), exercising an Extension Option. If Assignee exercises an Extension Option in the manner set forth herein Landlord and Assignee shall promptly execute and deliver an amendment to the Lease. In the event that Assignee fails to give an Extension Notice, as set forth herein, then Assignee’s right to extend this Lease shall terminate and be of no further force and effect.

The Extension Options hereunder may be exercised only by Assignee under the Assignment. Assignor may not exercise the Extension Options. If the first Extension Option is exercised by Assignee, Assignor shall be released from all liabilities arising under this Lease after the commencement of the first Extension Term. No Extension Option may be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the Assignee or a party to which the Lease is transferred that would qualify as a Permitted Transfer in Section 17(b) of the SBRI Lease. Further, the Extension Options herein granted to Assignee are not assignable separate and apart from this Lease.

Base Rent during each Extension Term shall be set at a figure which is equal to 95% of the Fair Market Rent for the Premises at the time of commencement of each Extension Term, as determined by mutual agreement between Landlord and Assignee, or by arbitration in accordance with the provisions of this Lease. As used herein, the term “Fair Market Rent” shall mean the per-square-foot rental rate for a triple-net lease between a willing landlord and a willing tenant, for comparable space, leased for a comparable term, with comparable quality construction (assuming shell and core space comparable to that provided under this Lease with a tenant improvement allowance equal to the Allowance as provided in Exhibit D subject to the CPI Adjustment (provided, however, that Landlord shall have no obligation to provide Assignee with any Allowance for any

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Extension Term), but excluding the value of all other existing tenant improvements or tenant alterations in the Premises paid for by Assignor or Assignee), in comparable projects in the City of Seattle, taking into consideration: rental rates, location, extent of service provided or to be provided, the time the particular rate under consideration became or is to become effective, method of expense pass through, creditworthiness of the tenant, security deposits, and any other relevant terms or conditions. In no event shall there be deducted from such Fair Market Rent, the value of any concessions, including without limitation tenant improvements, commissions, free rent and/or “downtime”.

As used herein, the phrase “shell and core space comparable to that provided under this Lease” shall mean a building shell and core with: cast in place concrete with band beams to control vibration to 2000 micro inches/second and mild reinforcing steel to allow for future penetrations of the slab; 125 psf live load capacity; floor heights of 13’ 0” clear; below grade parking at 1 stall per 1000 square feet of rentable area; two passenger elevators and one freight elevator; main lobby complete with bathrooms; each tenant floor core area with elevator openings finished, restrooms complete, electrical room, tele communications room and janitorial room; HVAC system utilizing a chilled water variable air volume rooftop equipment with 100% outside air and 1.5 cfm per gross square foot and vertical supply and return shafts to each floor; two vertical connectivity shafts for tenant exhaust ducts; two electrical rooms on each floor with a 480/277 volt distribution panel, a 225 kva 120/208 step down transformer and a 120/208 distribution panel in each room; fire sprinkler system for common areas and up heads; fire alarm system for common areas and connectivity available to each floor; and card key access system to building entrances, elevators and parking garage and connectivity for tenant spaces.

As used herein, the term “CPI Adjustment” shall mean the percentage increase, if any, in the monthly Consumer Price Index for all Urban Consumers, Seattle Average, for all Items (1982-84 = 100) published by the Bureau of Labor Statistics, United States Department of Labor (“CPI”) last published prior to the time of Fair Market Rent determination. The base period of the adjustment shall be the monthly CPI most recently published prior to the Commencement Date. If the Bureau of Labor Statistics ceases to use the 1982-84 average as the basis of calculation, or the CPI is discontinued, the parties mutually shall agree on a substitute index of comparable statistics on the cost of living for the county in which the Premises is located, as shall be computed by an agency of the United States or by a responsible financial periodical of recognized authority.

Subject to adjustment as hereinafter provided, Assignee shall be required, no less than six (6) months prior to the commencement of the first Extension Term, to deposit with Landlord a Security Deposit equal to the number of months of Base Rent Assignee has as a Security Deposit under the SBRI Lease at the time of its exercise of the first Extension Option, multiplied by the monthly Base Rent on the Premises under the first Extension Term of this Lease. If, however, either party believes the security deposit for the Premises as calculated in the preceding sentence is not commercially reasonable (given prevailing market conditions, the financial condition of Assignee, and other relevant factors), then such party may suggest a different security deposit amount. If the parties cannot agree on the security deposit within ninety (90) days of Assignee’s exercise of the first Extension Option, the dispute shall be submitted to arbitration following the procedures of Section 25(z) of the Assignee Lease. Assignee’s exercise of the Extension Option shall not be conditioned upon agreement to a revised security deposit amount. The parties agree that, upon Assignee’s exercise of the first Extension Option, the parties will have entered into a binding commitment to the first Extension Term, and any disputes regarding the security deposit amount for the Premises shall be resolved pursuant to the terms of the Assignee Lease. The parties also shall prepare and execute a written Lease amendment requiring the Security deposit on the same terms as the Assignee Lease.

If Landlord and Assignee are unable to agree upon the Fair Market Rent within ninety (90) days after Landlord’s receipt of an Extension Notice (the “Negotiation Period”), then the matter shall be determined by arbitration pursuant to the terms of this Paragraph 1. The parties agree to a standard of good faith and reasonableness in their attempts to affirmatively resolve the issue of Fair Market Rent.

(a) if the parties are unable to agree on the Fair Market Rent prior to the expiration of the Negotiation Period, each party shall give notice (the “Determination Notice”) to the other setting forth its respective determination of the Fair Market Rent. If the difference between the parties’ respective determinations of the Fair Market Rent set forth in the Determination

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Notices is less than or equal to five percent (5%) of the higher determination then the parties’ determinations shall be averaged and the average shall be the Fair Market Rent. If the difference between the two determinations is greater than five percent (5%), the matter shall be submitted for decision to a panel of three arbitrators. Within 30 days after the expiration of the Negotiation Period, Landlord and Assignee shall each appoint one arbitrator who is an MAI real estate appraiser, with at least ten (10) years’ full-time commercial appraisal experience in the Seattle, Washington area and who is neutral and has not rendered services to either Landlord or Assignee or their respective Affiliates within the preceding five (5) year period. The two arbitrators so appointed shall within fifteen (15) days after the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above for qualification of the initial two arbitrators. Failing such agreement, either Landlord or Assignee shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of King County.

(b) The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Assignee’s proposed Fair Market Rent set forth in its Determination Notice is the closest to the actual fair market rent for the Premises. The arbitrators shall not have the power to add to, modify, or change any of the provisions of this Lease.

(c) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Assignee’s proposed Fair Market Rent, and shall notify Landlord and Assignee thereof. The arbitrators shall be directed to use best efforts to reach a decision on Fair Market Rent on or before the date that is ten (10) months after the date the Extension Notice is delivered. The decision of a majority of the three arbitrators shall be binding upon Landlord and Assignee.

(d) Each party shall each bear the cost of the arbitrator appointed by it directly and the cost of the third arbitrator shall be paid one-half by Landlord and one-half by Assignee. Each party shall be responsible for its own attorneys’ and experts fees in the arbitration process.

(e) Once Rent is determined (by agreement or otherwise), Landlord and Assignee shall promptly execute and deliver an amendment to the Lease reflecting the extension and the Base Rent for the Extension Term.

If Landlord and Assignee are unable to agree upon or to complete the arbitration proceeding with respect to determination of the Fair Market Rent for an Extension Term prior to the first day of the applicable Extension Term, Assignee will, during any such Extension Term, pay Base Rent at a rate equivalent to a three and one-quarter percent (3.25%) increase of the Base Rent in effect immediately prior to the Extension Term in question until the parties agree upon the new Base Rent, or until the Base Rent is determined in arbitration pursuant to this Paragraph 1. The amount of the new Base Rent for the applicable Extension Term will be applied retroactively to the beginning of such Extension Term, and any rent adjustment will be made in connection with the next installment of Base Rent then due.

Notwithstanding anything to the contrary set forth above, Assignee shall not have the right to exercise any Extension Option:

(i) During the time commencing from the date Landlord gives to Assignee a written notice that Assignee is in default under any provisions of this Lease, and continuing until the default alleged in said notice is cured (provided, however, that this provision shall not prevent Assignee from exercising an Extension Option if Assignee is not actually in default at the time the notice is given);

(ii) During the period of time commencing on the day after a monetary obligation to Landlord is due from Assignee and unpaid (without any necessity for notice thereof to Assignee) continuing until the obligation is paid; or

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(iii) If a default in Payment of Rent has occurred under Section 12(a) of the Lease in the twelve (12) months prior to Assignee’s exercise of an Extension Option.

The period of time within which an Extension Option may be exercised shall not be extended or enlarged by reason of Assignee’s inability to exercise the Extension Option because of the foregoing provisions and/or restrictions.

2. Deletion of Right of First Offer and Right to Expand. Paragraph 5 and Paragraph 6 of Addendum No. 1 to the Lease are hereby deleted in their entirety.

3. Cross Default. From and after the commencement of any Extension Term of this Lease, any default by Assignee under the SBRI Lease shall be a default under this Lease, and any default by Assignee under this Lease shall be a default under the SBRI Lease. Such defaults shall entitle Landlord to exercise any and all remedies under either the SBRI Lease or this Lease.

4. Assignment and Sublease. Until such time as Children’s Hospital and Regional Medical Center exercises its Power of Termination pursuant to Section 7 of the Assignment, Paragraph 17(a) through (f) of the Lease are hereby deleted and replaced with Paragraph 17(a) through (g) of the SBRI Lease (Paragraph 17(g) of the Lease shall remain in effect and shall apply to Assignee as tenant under the Lease, provided only that it shall hereafter be designated as Paragraph 17(h) of the Lease). If Children’s Hospital and Regional Medical Center exercises its Power of Termination, the original Section 17 shall thereafter apply.

5. Correction of Termination Date. Landlord and Tenant hereby desire to correct and confirm the Lease Termination Date. Landlord and Tenant signed a Confirmation of Commencement Date indicating the Termination Date was to be March 21, 2017. Landlord and Tenant agree that the true Termination Date should be June 29, 2017.

6. Except as amended hereby, the Lease remains in full force and effect.

7. This Amendment may be executed in multiple counterparts and may be delivered by fax transmission.

EFFECTIVE as of the date first written above,

307 WESTLAKE LLC

By:	City Investors VI L.L.C.,
a Washington limited liability company, its Manager

	By:	City Investors LLC,
a Washington limited liability company, its Managing Member

		By:	/s/ Adam Healey
		Name:	Adam Healey
		Title:	Vice President

CHILDREN’S HOSPITAL AND REGIONAL MEDICAL CENTER

By:	/s/ Kelly Wallace
Name:
Title:	SVP & CFO

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STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that Adam Healey is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Vice President of City Investors LLC, a Washington limited liability company, which is the Managing Member of City Investors VI L.L.C., a Washington limited liability company, which is the Manager of 307 Westlake LLC, a limited liability company, to be the free and voluntary act of such company for the uses and purposes mentioned in the instrument.

Dated this 20th day of March, 2007.

/s/ Estelle E. Lawless
(Signature of Notary)
ESTELLE E. LAWLESS
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington, residing
at Renton
My appointment expires 1/14/2010

STATE OF WASHINGTON	ss.
COUNTY OF KING

I certify that I know or have satisfactory evidence that Kelly Wallace is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the CFO of Children’s Hospital and Regional Medical Center, a Washington nonprofit corporation, to be the free and voluntary act of such company for the uses and purposes mentioned in the instrument.

Dated this 8 day of March, 2007

/s/ Jill R. O’Toole
(Signature of Notary)
JILL R. O’TOOLE
(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington, residing
at Kent, WA
My appointment expires 11-6-07

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EXHIBIT B

THE SUBLEASE PREMISES

(Attached)

Sublandlord’s work to be completed by December 3, 2014:

1.	Install partial height walls, doors and partitions in the east and west labs as indicated on the attached Sublease Premises drawing.

2.	Install keycard access security to the three doors exiting to the freight elevator/north stairwell hallway.